THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A PLAN OF REORGANIZATION PRIOR TO THE FILING OF A VOLUNTARY REORGANIZATION CASE UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE "BANKRUPTCY CODE"). BECAUSE NO CHAPTER 11 CASE HAS BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT (AS DEFINED) AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF ITS CHAPTER 11 CASE, VISKASE COMPANIES, INC. EXPECTS TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (A) APPROVING THIS DISCLOSURE STATEMENT AS HAVING CONTAINED ADEQUATE INFORMATION AND THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE AND (B) CONFIRMING A PLAN OF REORGANIZATION.

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

------------------------------------------------------

In re:

VISKASE COMPANIES, INC.,

Debtor

------------------------------------------------------

                                                         Chapter 11

            DISCLOSURE STATEMENT PURSUANT TO SECTION 1126(B) OF THE
               BANKRUPTCY CODE RELATING TO A PREPACKAGED PLAN OF REORGANIZATION PROPOSED BY VISKASE COMPANIES, INC. AND ITS CO-PROPONENT NON-DEBTOR SUBSIDIARIES UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 19, 2002, UNLESS EXTENDED BY VISKASE COMPANIES, INC. ("VISKASE") IN ITS SOLE DISCRETION. IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (THE "BALLOTING AGENT") BY SUCH DATE.

VISKASE HAS NOT COMMENCED A CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME. THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN. ANY QUESTIONS SHOULD BE DIRECTED TO THE BALLOTING AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER.

                                   DISCLAIMER

     NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

     HOLDERS OF CLAIMS IN IMPAIRED CREDITOR CLASSES (CLASS 4 -- OLD NOTE CLAIMS) TO WHOM THIS DISCLOSURE STATEMENT IS BEING DELIVERED ARE ADVISED AND ENCOURAGED TO READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THIS DISCLOSURE STATEMENT. ALL CREDITORS WHO RECEIVE THIS DISCLOSURE STATEMENT SHOULD READ CAREFULLY AND CONSIDER FULLY THE "CERTAIN FACTORS TO BE CONSIDERED" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION
XI. -- "CERTAIN FACTORS TO BE CONSIDERED."

     WHEN CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN VISKASE, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF VISKASE SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

     NEITHER THE PLAN NOR THE SECURITIES TO BE ISSUED THEREUNDER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR FOREIGN SECURITIES AUTHORITY, NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. IN EFFECTUATING THE PLAN, INCLUDING THE SOLICITATION OF ACCEPTANCES FROM HOLDERS OF OLD NOTES PURSUANT TO THIS DISCLOSURE STATEMENT, VISKASE WILL RELY ON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SIMILAR STATE LAW PROVISIONS AND, TO THE EXTENT APPLICABLE, REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND OTHER EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING, WITHOUT LIMITATION, SECTION 1145 OF THE BANKRUPTCY CODE).

     EACH HOLDER OF OLD NOTES OF VISKASE, EACH OF WHOM IS BEING ASKED TO VOTE ON THE PLAN, SHOULD CONSULT WITH SUCH HOLDER'S LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE PREPACKAGED RESTRUCTURING CONTEMPLATED THEREBY.

     CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES, CONTINGENCIES AND RISKS, MANY OF WHICH ARE

BEYOND VISKASE'S CONTROL. ESTIMATES, ASSUMPTIONS AND PROJECTIONS WITH RESPECT TO FUTURE BUSINESS CONDITIONS ARE LIKELY TO CHANGE. ACTUAL RESULTS WILL VARY FROM THE ESTIMATES, ASSUMPTIONS AND PROJECTIONS AND THESE VARIATIONS MAY BE MATERIAL. FINANCIAL PROJECTIONS ARE NECESSARILY SPECULATIVE IN NATURE. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT.

     EXCEPT WITH RESPECT TO THE PROJECTIONS REFERENCED IN "FINANCIAL PROJECTIONS AND ASSUMPTIONS USED" (THE "PROJECTIONS"), AND EXCEPT AS OTHERWISE SPECIFICALLY AND EXPRESSLY STATED HEREIN, THIS DISCLOSURE STATEMENT DOES NOT REFLECT ANY EVENTS THAT MAY OCCUR SUBSEQUENT TO THE DATE HEREOF. SUCH EVENTS MAY HAVE A MATERIAL IMPACT ON THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. VISKASE DOES NOT INTEND TO UPDATE THE PROJECTIONS. THE PROJECTIONS ARE QUALIFIED BY AND SUBJECT TO THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS INCLUDED IN ANY OF THE SOLICITATION MATERIALS. IN ADDITION, NONE OF THE AUDITORS OR OTHER ADVISORS FOR VISKASE HAS COMPILED OR EXAMINED THE PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, ASSUME NO RESPONSIBILITY FOR AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED UNDER THE HEADINGS "CERTAIN FACTORS TO BE CONSIDERED," "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION," AND "OPERATIONS OF VISKASE AND ITS SUBSIDIARIES" PRIOR TO CHAPTER 11 CASE. FURTHER, VISKASE DOES NOT ANTICIPATE THAT ANY AMENDMENTS OR SUPPLEMENTS TO THIS DISCLOSURE STATEMENT WILL BE DISTRIBUTED. ACCORDINGLY, THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION HEREIN IS CORRECT OR COMPLETE AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     ANY ESTIMATES OF CLAIMS AND INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

     THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING INVOLVING VISKASE OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO ANY INTERESTED PARTY.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY DISTRIBUTION OF PROPERTY PURSUANT TO THE PLAN WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF VISKASE SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
    I.  INTRODUCTION..........................................................    1
        A.   Definitions......................................................    1
        B.   General..........................................................    1
        C.   The Restructuring................................................    1
               1. Exchange Restructuring......................................    2
               2. Prepackaged Restructuring...................................    2
        D.   Solicitation and Acceptance of the Plan..........................    3
               1. Who is Entitled to Vote.....................................    3
               2. Vote Required for Acceptance by a Class.....................    3
               3. Ballots.....................................................    3
               4. Inquiries...................................................    3
        E.   Prepackaged Plan or Reorganization...............................    4
               1. Overview of Plan............................................    4
               2. Summary of Classification of Claims.........................    4
   II.  OPERATIONS OF VISKASE AND ITS SUBSIDIARIES PRIOR TO CHAPTER 11 CASE...
                                                                                  6
        A.   General..........................................................    6
        B.   Description of Business..........................................    6
  III.  COMMON STOCK OWNERSHIP................................................    9
   IV.  BACKGROUND OF THE RESTRUCTURING.......................................   10
    V.  PURPOSES AND EFFECTS OF THE PLAN......................................   12
   VI.  THE REORGANIZATION CASE...............................................   14
        A.   Timetable for Reorganization Case................................   14
        B.   Advisors to Viskase..............................................   14
        C.   Committees.......................................................   14
        D.   Actions to Be Taken upon Commencement of Reorganization Case.....   15
               1. Applications to Retain Professionals........................   15
               2. Motion to Mail Notices and to Provide Only Publication
             Notice of Meeting of Creditors to Unimpaired Creditors...........   15
               3. Motion to Continue Using Existing Cash Management System....   15
  VII.  VALUE OF VISKASE AND ITS SUBSIDIARIES.................................   15
 VIII.  MANAGEMENT OF VISKASE -- OFFICERS AND DIRECTORS.......................   18
   IX.  LITIGATION PROCEEDINGS................................................   21
    X.  SUMMARY OF PLAN OF REORGANIZATION.....................................   22
        A.   Overview of Chapter 11...........................................   22
        B.   General Information Concerning Treatment of Claims...............   22
        C.   Classification and Treatment of Claims and Interests.............   22
               1. Treatment of Unclassified Claims............................   24
               2. Treatment of Classified Claims..............................   25
        D.   Means for Execution of the Plan..................................   26
               1. Certificate of Incorporation Amendment......................   26
               2. Issuance of New Notes.......................................   26

                                                                                PAGE
                                                                                ----
               3. Cancellation of Securities, Old Notes Indentures and
             Instruments......................................................   26
               4. Rights of Old Indenture Trustee Under Old Notes Indenture...   26
               5. Rights of New Indenture Trustee Under New Notes Indenture...   26
               6. Issuance of New Common Stock and Warrants...................   26
        E.   Conditions Precedent to Consummation of the Plan.................   27
        F.   Effects of Plan Confirmation.....................................   27
               1. Discharge of Claims; Related Injunction.....................   27
               2. Revesting...................................................   27
               3. Retention of Bankruptcy Court Jurisdiction..................   27
               4. Releases....................................................   28
               5. Paying Agent................................................   28
        G.   Surrender of Old Notes...........................................   28
        H.   Management of Reorganized Viskase................................   28
        I.   Executory Contracts and Unexpired Leases.........................   28
        J.   Unclaimed Distributions..........................................   29
        K.   Modification of the Plan.........................................   29
        L.   Revocation of the Plan...........................................   29
        M.   Restricted Stock Plan............................................   29
        N.   Management Agreements............................................   30
        O.   The Warrants.....................................................   30
   XI.  CERTAIN FACTORS TO BE CONSIDERED......................................   30
        A.   Disruption of Operations Relating to Bankruptcy Filing...........   30
        B.   Certain Risks of Non-Confirmation................................   30
        C.   Certain Bankruptcy Considerations................................   31
               1. Failure to File Plan........................................   31
               2. Effect of Transfer of Venue.................................   32
        D.   Inherent Uncertainty of Reorganized Viskase's Financial
             Projections......................................................   32
  XII.  APPLICATION OF SECURITIES ACT.........................................   32
        A.   The Solicitation.................................................   32
        B.   Issuance of New Notes Pursuant to the Plan.......................   33
 XIII.  PREPACKAGED RESTRUCTURING ACCOUNTING TREATMENT........................   33
  XIV.  DESCRIPTION OF OLD NOTES AND OTHER INDEBTEDNESS OF VISKASE............   34
   XV.  FINANCIAL PROJECTIONS AND ASSUMPTIONS USED............................   35
  XVI.  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..........................   37
 XVII.  CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS........................   37
XVIII.  FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST......
                                                                                 40
        A.   Feasibility of the Plan..........................................   40
        B.   Best Interests Test..............................................   41
        C.   Chapter 7 Liquidation Analysis...................................   42
               1. Liquidation Value of Viskase................................   43
               2. Conclusion..................................................   44

                                                                                PAGE
                                                                                ----
  XIX.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.............   45
        A.   Continuation of the Chapter 11 Case..............................   45
        B.   Liquidation Under Chapter 7 or Chapter 11........................   45
   XX.  VOTING AND CONFIRMATION OF THE PLAN...................................   46
        A.   Voting Procedures and Requirements...............................   47
        B.   Who May Vote.....................................................   47
        C.   Voting Procedures for Holders of Old Notes.......................   48
        D.   Beneficial Owners of Old Notes...................................   48
        E.   Brokerage Firms, Banks and Other Nominees........................   49
        F.   Securities Clearing Agent........................................   49
        G.   Incomplete Ballots...............................................   49
        H.   Voting Deadline and Extensions...................................   50
        I.   Withdrawal of Votes on the Plan..................................   50
        J.   Balloting Agent..................................................   50
  XXI.  CONCLUSION............................................................   51

                               TABLE OF EXHIBITS

EXHIBIT A - THE PLAN

                                I.  INTRODUCTION

A.  DEFINITIONS

     Unless otherwise noted, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the prepackaged plan of reorganization (as such plan may be altered, amended, modified or supplemented as described herein, the "Plan"), a copy of which Plan is attached hereto as Exhibit A.

B.  GENERAL

     Viskase Companies, Inc., a Delaware Corporation ("Viskase"), has not commenced a case (a "Reorganization Case") under chapter 11 of title 11 of the United States Code, 11 U.S.C. sec.sec. 101-1330 (as amended, the "Bankruptcy Code") at this time, but is soliciting acceptances of the Plan (the "Solicitation") from holders of its 10 1/4% Senior Notes due 2001 (the "Old Notes") prior to the commencement of a Reorganization Case. This Disclosure Statement is being furnished by Viskase pursuant to Section 1126(b) of the Bankruptcy Code and Rule 3018 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") in connection with the Solicitation. Viskase intends to solicit acceptances of the Plan from holders of Equity Interests after the commencement of a Reorganization Case, if one is commenced.

     Viskase anticipates that by conducting the Solicitation in advance of commencing its Reorganization Case, the pendency of the Reorganization Case, if one is commenced, will be significantly shortened and its administration will be simplified and less costly. Viskase believes that acceptance of the Plan is in the best interests of its creditors and equity holders. HOLDERS OF OLD NOTES SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN, TOGETHER WITH THE OTHER SOLICITATION MATERIALS (DEFINED BELOW), IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

     ALTHOUGH CERTAIN OF VISKASE'S SUBSIDIARIES WILL BE CO-PROPONENTS OF THE PLAN, IT IS NOT CURRENTLY ANTICIPATED THAT ANY OF VISKASE'S SUBSIDIARIES WILL COMMENCE CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. VISKASE'S SUBSIDIARIES INTEND TO CONTINUE OPERATING THEIR RESPECTIVE BUSINESSES AND PAYING THEIR CREDITORS IN THE ORDINARY COURSE IN THE EVENT THAT VISKASE COMMENCES ITS REORGANIZATION CASE. AS SUCH, THE PLAN WILL NOT AFFECT THE CONTINUING AND TIMELY PAYMENT IN FULL OF THE SUBSIDIARIES' OBLIGATIONS TO THEIR CREDITORS. IN ADDITION, THE PLAN PROVIDES THAT, OTHER THAN (I) HOLDERS OF THE OLD NOTES, AND
(II) HOLDERS OF EQUITY INTERESTS, ALL CREDITORS OF VISKASE INCLUDING, WITHOUT LIMITATION, TRADE CREDITORS, WILL BE PAID IN FULL IN ACCORDANCE WITH THE TERMS OF THEIR CLAIMS, AND SUCH CREDITORS WILL THEREFORE NOT BE IMPAIRED BY, AND WILL BE DEEMED TO ACCEPT, THE PLAN, AND THE VOTE OF SUCH UNIMPAIRED CREDITORS ON THE PLAN WILL NOT BE SOUGHT. AS PART OF THE RESTRUCTURING, IMMEDIATELY PRIOR TO OR ON THE EFFECTIVE DATE OF THE PLAN, VISKASE CORPORATION WILL BE MERGED WITH AND INTO VISKASE, WITH VISKASE BEING THE SURVIVING CORPORATION IN THE MERGER.

C.  THE RESTRUCTURING

     On December 1, 2001, the Old Notes matured and were fully payable. Viskase did not have the cash available to pay the principal amount of the Old Notes not owned by Viskase or the interest payable on the Old Notes on December 1, 2001, and such payments have not been made. Viskase is seeking to implement a financial restructuring (the "Restructuring") of its obligations in an effort to address these issues. Pursuant to a Restructuring Agreement, dated July 15, 2002, by and among Viskase and certain holders of Old Notes signatory thereto, Viskase is simultaneously proposing two alternative means of accomplishing the
Restructuring: (i) without commencement of a bankruptcy case through the exchange offer (the "Exchange Offer") described below (the "Exchange Restructuring") or (ii) in a prepackaged bankruptcy pursuant to the Plan (the "Prepackaged Restructuring").

     The Exchange Restructuring and the Prepackaged Restructuring are intended to have substantially the same economic impact on holders of Old Notes and Equity Interests. The terms of the New Notes (as defined below) to be issued in either the Exchange Restructuring or the Prepackaged Restructuring will be identical. Furthermore, the dilution to which holders of Equity Interests will be subject will be similar in the Exchange Restructuring and the Prepackaged Restructuring. In the Exchange Restructuring, such dilution will result from the issuance of Preferred Stock (as defined below) to holders of Old Notes. In the Prepackaged Restructuring, such dilution will result from the cancellation of Equity Interests, the issuance of over 90% of the New Common Stock to holders of the Old Notes, and the issuance of Warrants to the holders of Equity Interests.

     The terms and conditions of the Exchange Offer are set forth in an Offer to Exchange dated as of the date hereof (the "Offer to Exchange"). The Offer to Exchange, this Disclosure Statement (and all exhibits hereto), the Plan, and the forms of Ballot and Master Ballot enclosed herewith are collectively referred to herein as the "Solicitation Materials."

  1.  EXCHANGE RESTRUCTURING

     The Exchange Restructuring is designed to accomplish the Restructuring without the commencement of a prepackaged bankruptcy case. Concurrently with the Solicitation, Viskase is commencing the Exchange Offer in which it is offering to exchange its Old Notes for new 8% Senior Subordinated Secured Notes due 2008 (the "New Notes") and shares of Series A Convertible Preferred Stock (the "Preferred Stock"). The Restructuring Agreement provides that, if all of the conditions to the Exchange Offer have not been satisfied and the Exchange Offer has terminated or expired in accordance with its terms, and if Viskase has obtained the requisite votes from holders of Old Notes necessary to confirm the Plan, Viskase will commence the Reorganization Case and file and seek confirmation of the Plan.

     The Exchange Restructuring can only be consummated (subject to the right of Viskase and the holders of the Old Notes signatory to the Restructuring Agreement to amend and/or waive conditions to the Exchange Offer), if holders of 100% the Old Notes validly tender (and do not properly withdraw) their Old Notes by the expiration of the Exchange Offer. If the Exchange Offer is consummated, holders of the Old Notes will exchange their Old Notes for (a) $367.96271 in principal amount of New Notes and (b) 126.82448 shares of Preferred Stock for each $1,000 principal amount of Old Notes. In the Exchange Restructuring, currently outstanding Equity Interests would remain outstanding but be subject to immediate and substantial dilution as a result of the issuance of the Preferred Stock. For additional information concerning the terms of the Exchange Restructuring, SEE "THE EXCHANGE OFFER -- TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES" in the Offer to Exchange.

  2.  PREPACKAGED RESTRUCTURING

     If the Exchange Offer expires or has terminated in accordance with its terms, and if the Plan has been accepted by at least a majority in number of holders of the Old Notes and two-thirds in aggregate principal amount of Old Notes that actually vote on the Plan, Viskase will commence the Reorganization Case, solicit acceptances of the Plan from holders of Equity Interests, and ask the Bankruptcy Court to confirm the Plan. If confirmed, the Plan would be binding upon all holders of the Old Notes and Equity Interests regardless of whether they voted for the Plan, and upon all other creditors of Viskase. SEE
SECTION XX. -- "VOTING AND CONFIRMATION OF THE PLAN." Although Viskase believes that if accepted by the requisite holders of the Old Notes and Equity Interests the Plan would meet all of the confirmation standards of the Bankruptcy Code, there is no assurance that the Bankruptcy Court would confirm the Plan. SEE
SECTION XI.B. -- "CERTAIN FACTORS TO BE CONSIDERED -- Certain Risks of Non-Confirmation."

     If the Exchange Offer expires or terminates in accordance with its terms and the requisite holders of Class 4 claims have not accepted the Plan, or if Viskase otherwise determines that it is or will be unable to complete the Prepackaged Restructuring, Viskase will consider all strategic alternatives available to it at such time, which may include the commencement of a chapter 11 case without a pre-approved plan of reorganization or the implementation of an alternative restructuring arrangement outside of bankruptcy.

D.  SOLICITATION AND ACCEPTANCE OF THE PLAN

  1.  WHO IS ENTITLED TO VOTE

     Under chapter 11 of the Bankruptcy Code, only holders of Claims or Equity Interests that are "impaired" are entitled to vote to accept or reject the Plan. To be confirmed, the Plan must be accepted by the holders of certain Classes of Claims (i.e. Claims of holders of Old Notes in Class 4) and Equity Interests (i.e. holders of Equity Interests in Class 5), and the Plan must be confirmed by the Bankruptcy Court. For a discussion of these matters, SEE SECTION
XXI.A. -- "VOTING AND CONFIRMATION OF THE PLAN -- Voting Procedures and Requirements." Therefore, acceptances of the Plan are being solicited only from holders of Claims that are impaired under the Plan (i.e., Claims in Class 4 (Old Note Claims) at this time, and Claims in Class 5 (Equity Holder Claims) after commencement of the Reorganization Case). ALL OTHER CLASSES OF CLAIMS ARE UNIMPAIRED AND HOLDERS OF CLAIMS IN SUCH CLASSES ARE THEREFORE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE.

  2.  VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

     In order for the Plan to be confirmed by the Bankruptcy Court, it must meet the applicable requirements of the Bankruptcy Code. Section 1129(a) of the Bankruptcy Code requires, among other things, that, if a class of claims is impaired under a chapter 11 plan, at least one impaired class of creditors has voted to accept the plan. If a class of claims is impaired under the plan, the plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting in at least one class of claims impaired under the plan, with such class acceptance determined without including any acceptances of the plan by insiders of the debtor. SEE SECTION XX.A. -- "VOTING AND CONFIRMATION OF THE PLAN -- Voting Procedures and Requirements."

  3.  BALLOTS

     A Ballot and a Master Ballot are enclosed for voting on the Plan. THE VOTING DEADLINE FOR ACCEPTING OR REJECTING THE PLAN IS 5:00 P.M., NEW YORK CITY TIME, SEPTEMBER 19, 2002 (THE "VOTING DEADLINE"). YOUR BALLOT IS ENCLOSED HEREWITH. IN ORDER FOR YOUR BALLOT TO BE COUNTED, IT IS IMPERATIVE THAT IT BE RECEIVED BY THE VOTING DEADLINE. PLEASE SIGN YOUR BALLOT IMMEDIATELY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

     UNLESS OTHERWISE DIRECTED BY THE BANKRUPTCY COURT, ONLY VOTES CAST BY OR AT THE DIRECTION OF BENEFICIAL INTEREST HOLDERS OF OLD NOTES IN ACCORDANCE WITH THE VOTING INSTRUCTIONS WILL BE COUNTED FOR PURPOSES OF VOTING ON THE PLAN.

     The Solicitation will expire at the Voting Deadline, unless the Voting Deadline is extended or waived by Viskase. After carefully reviewing this Disclosure Statement, the Plan and the other applicable Solicitation Materials, each holder of Old Notes should vote to accept or reject the Plan in accordance with the voting instructions set forth in the Ballot and Master Ballot (as applicable), and return the appropriate Ballot(s) in accordance with the instructions set forth therein so they are received prior to the Voting Deadline. If you did not receive a Ballot and a Master Ballot in your package of Solicitation Materials and believe that you should have, please contact Wells Fargo Bank Minnesota, National Association, the Balloting Agent, at (612) 667-1102, attention: Patty Adams (email: patricia.l.adams@wellsfargo.com). For further information, SEE SECTION XX. -- "VOTING AND CONFIRMATION OF THE PLAN."

  4.  INQUIRIES

     If you have questions about the procedures for voting your Claim, or the packet of materials that you received, please contact the Balloting Agent.

     If you have questions about the amount of your Claim, please contact Viskase Companies, Inc., 625 Willowbrook Centre Parkway, Willowbrook, IL 60527,
Attention: Marianne Allen, or by telephone at (630) 789-4900.

     If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, or any of the other Solicitation Materials, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the Balloting Agent.

E.  PREPACKAGED PLAN OR REORGANIZATION

  1.  OVERVIEW OF PLAN

     The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, SEE SECTION
X. -- "SUMMARY OF PLAN OF REORGANIZATION." These descriptions are qualified in their entirety by the provisions of the Plan.

     Under the Plan:

     - all Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, General Unsecured Claims, and Secured Claims of Viskase will remain unimpaired;

     - the holders of Allowed Claims in Class 4 (Old Note Claims) will receive, in full satisfaction of their Class 4 Claims, for each $1,000 in principal amount of Old Notes held (i) $367.96271 principal amount of New Notes; and (ii) 3,170.612 shares of New Common Stock(1);

     - the existing Equity Interests will be cancelled and the holders of Equity Interests will receive, in full and final satisfaction of their Equity Interests, a pro rata share of the Warrants; and

     - certain members of Viskase management and other employees will be issued an aggregate of approximately 16,000,000 shares of restricted New Common Stock pursuant to the Restricted Stock Plan to be adopted by Viskase as of the Effective Date of the Plan.(2)

  2.  SUMMARY OF CLASSIFICATION OF CLAIMS

     The Plan categorizes the Claims against, and Equity Interests in, Viskase into five Classes that will exist on the date Viskase files its voluntary petition for reorganization relief under chapter 11 of the Bankruptcy Code. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified. The Plan provides that (i) Allowed Administrative Expenses incurred by Viskase during the Reorganization Case will be paid in full in cash on the later of (a) the Effective Date, or (b) as soon as practicable after the date on which each such Claim becomes an Allowed Administrative Claim; and (ii) Allowed Priority Tax Claims will be paid through deferred cash payments over a period not exceeding six years from the date of assessment of the Priority Tax Claim on which such Allowed Claim is based.

---------------

1 Share amounts and per share prices throughout this Disclosure Statement do not take into account a contemplated 100 to 1 reverse split of the Old Common Stock that may be effected in connection with the Restructuring prior to confirmation of the Plan in order to reduce the number of shares outstanding to allow for a reasonable number of shares of New Common Stock outstanding after the Plan Effective Date.

2 An additional 17,000,000 shares of New Common Stock are to be reserved for possible future issuance under the Restricted Stock Plan.

     The table below provides a summary of the classification and treatment of Classes of Claims and Equity Interests under the Plan:

        TYPE                                                                    ESTIMATED
        OF                                                                      PERCENTAGE
        CLAIM                                                                   RECOVERY
        OR                                                                      OF
        EQUITY                                                                  ALLOWED
CLASS   INTEREST TREATMENT         ESTIMATED AGGREGATE AMOUNT OF ALLOWED CLAIMS CLAIMS(3)
------  ---  ---  ------------------------------------------------------------   --
Class   Priority Unimpaired -- deemed
  1     Non-Tax to have accepted the
        Claims Plan $                                                          0
             and
             not
             entitled
             to vote;
             paid in
             full in
             cash on
             the
             Effective
             Date, or
             such
             other
             treatment
             as
             agreed
             upon
             by a
             holder
             of an
             Allowed
             Class 1
             Priority
             Non-Tax
             Claim
             and
             Viskase.                                                           100%
Class   Secured Unimpaired -- deemed
  2     Claims to have accepted the $                                                          0
             Plan;
             at
             Viskase's
             option,
             each such
             holder
             will
             receive
             on
             account
             of its
             Allowed
             Secured
             Claim
             (a)
             treatment
             as
             provided
             under
             section
             1124(2)
             of
             the
             Bankruptcy
             Code, with
             the Cash
             payments
             required
             by
             section
             1124(2)
             of the
             Bankruptcy
             Code
             being
             made
             on
             the
             Effective
             Date; or
             (b)
             such
             holder's
             Collateral.
             If the
             holder of
             an
             Allowed
             Secured
             Claim
             receives
             treatment
             as
             provided
             in (a)
             above,
             such
             holder
             will
             retain
             the
             Liens
             securing
             the
             Allowed
             Secured
             Claim
             until
             paid
             in
             full.
             Any
             deficiency
             amount
             relating
             to an
             Allowed
             Secured
             Claim
             will be
             treated                                                            100%
Class   General Unimpaired -- deemed
  3     Unsecured to have accepted the
        Claims Plan; $                                                    111,570
             paid
             in
             full
             in
             cash
             on
             the
             Effective
             Date,
             or
             such
             other
             treatment
             as agreed
             upon by a
             holder
             of an
             Allowed
             Class 3
             General
             Unsecured
             Claim
             and
             Viskase.                                                           100%
Class   Old  Impaired -- entitled
  4     Note to vote; on the
        Claims Effective $                                                171,416,825(4)
             Date,
             each
             Holder
             of an
             Allowed
             Class 4
             Old
             Notes
             Claim
             will
             receive,
             for each
             $1,000
             in
             principal
             amount of
             Old Notes
             held,
             (a)
             $367.96271
             principal
             amount of
             New Notes
             and
             (b)
             3,170.612
             shares of
             New
             Common
             Stock.                                                             36%
Class   Equity Impaired -- entitled
  5...  Interests to vote; on the $                                                138,031,725
             Effective
             Date,
             each
             Holder
             of an
             Allowed
             Class 5
             Equity
             Interest
             will
             receive
             a pro
             rata
             share of
             the
             Warrants.                                                          less
                                                                                than
                                                                                 1%

     For a more detailed description of the foregoing Classes of Claims and Equity Interests and the distributions thereto, SEE SECTION X.C.2. -- "SUMMARY OF THE PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Interests; Treatment of Classified Claims."

---------------

(4) Includes $8,356,825 in interest accrued through December 1, 2001.

                II.  OPERATIONS OF VISKASE AND ITS SUBSIDIARIES
                            PRIOR TO CHAPTER 11 CASE

A.  GENERAL

     Viskase (formerly Envirodyne Industries, Inc.) is a Delaware corporation organized in 1970. In 1989, Viskase was taken private in a leveraged buyout. In 1993, in large part due to the debt Viskase undertook as part of the leveraged buyout, Viskase filed for reorganization relief under chapter 11 of the Bankruptcy Code. On December 31, 1993, Viskase emerged from chapter 11 as a public company. As part of its plan of reorganization, Viskase issued the Old Notes to certain of its noteholders.

     Viskase is a holding company whose principal asset is the stock it owns in its subsidiary corporations. Its principal subsidiary, Viskase Corporation, is a major producer of cellulosic and plastic casings used in preparing and packaging processed meat products.

     In recent years, Viskase has sold certain of its operations in order to reduce indebtedness and sharpen its operational focus. As a result of these efforts, Viskase sold Sandusky Plastics, Inc., a wholly owned subsidiary, in June 1998 and Clear Shield National, Inc., a wholly owned subsidiary, in July 1998. In August 2000, Viskase sold its plastic barrier and non-barrier shrink film business ("Films Business"). These divestitures have left the cellulosic and plastics casings business as Viskase's primary operating activity.

B.  DESCRIPTION OF BUSINESS

     Viskase Corporation invented the basic process for producing casings from regenerated cellulose for commercial production in 1925. Casings made of regenerated cellulose were developed by Viskase Corporation to replace casings made of animal intestines. Viskase Corporation has been a leading worldwide producer of cellulosic casings since that time.

     Cellulosic casings are used in the production of processed meat and poultry products, such as hot dogs, salami and bologna. To manufacture these products, meat is stuffed into a casing, which is then cooked and smoked. The casings, which are non-edible, serve to hold the shape of the product during these processes. For certain products, such as hot dogs, the casings are removed and discarded prior to retail sale.

     Cellulosic casings generally afford greater uniformity, lower cost and greater reliability of supply and also provide producers with the ability to cook and smoke products in the casing. Cellulosic casings are required for the high speed production of many processed meats. The production of regenerated cellulose casings generally involves four principal steps: (i) production of a viscose slurry from wood pulp, (ii) regeneration of cellulosic fibers, (iii) extrusion of a continuous tube during the regeneration process and (iv) "shirring" of the final product. Shirring is a finishing process that involves pleating and compressing the casing in tubular form for subsequent use in high-speed stuffing machines. The production of regenerated cellulose casings involves a complex and continuous series of chemical and manufacturing processes, and Viskase Corporation believes that its facilities and expertise in the manufacture of extruded cellulose are important factors in maintaining its product quality and operating efficiencies.

     Viskase Corporation's product line includes NOJAX(R) cellulosic casings for small-diameter processed meat products, such as hot dogs, Precision(R) and Zephyr(R) for large diameter processed meats and ham products, fibrous or large-diameter casings which are paper-reinforced cellulosic casings, used in the production of large-diameter sausages, salami, hams and other processed meat products, and Visflex(TM) plastic casings used for a wide variety of processed meat, poultry and cheese applications.

  DOMESTIC OPERATIONS

     Viskase Corporation has three manufacturing or finishing facilities located within the continental United States: in Loudon, Tennessee; Osceola, Arkansas and Kentland, Indiana.

  INTERNATIONAL OPERATIONS

     Viskase Corporation has four manufacturing or finishing facilities located outside of the continental United States in Beauvais, France; Thaon, France; Guarulhos, Brazil and Caronno, Italy.

     The aggregate of domestic exports and net sales of foreign operations represents approximately 56% of Viskase Corporation's total net sales during 2001.

  SALES AND DISTRIBUTION

     Viskase Corporation has a broad base of customers, with no single customer accounting for more than 6% of sales. Viskase Corporation sells its products in virtually every country in the world. In the United States, Viskase Corporation has a staff of technical sales teams responsible for sales to processed meat and poultry producers. Approximately 70 distributors market Viskase Corporation products to customers in Europe, Africa, the Middle East, Asia and Latin America. Its products are marketed through its own subsidiaries in France, Germany, Italy, Poland, Brazil and Canada. As of December 31, 2001 and 2000, Viskase Corporation had backlog orders of $20 million and $26 million, respectively.

     Viskase Corporation maintains ten service and distribution centers worldwide. The service centers perform limited product finishing and provide sales, customer service, warehousing and distribution. Distribution centers provide only warehousing and distribution.

     In North America, Viskase Corporation operates distribution centers in Atlanta, Georgia; Buffalo, New York; Fresno, California; Remington, Indiana and Lindsay, Ontario, Canada. In South America, Viskase Corporation operates a service center in Guarulhos, Brazil. In Europe, Viskase Corporation operates a service center in Caronno, Italy, and distribution centers in Pulheim, Germany and Warsaw, Poland.

  COMPETITION

     Viskase Corporation is one of the world's leading producers of cellulosic casings. Viskase Corporation seeks to maintain a competitive advantage by manufacturing products having outstanding quality and superior performance characteristics over competitive products, responding quickly to customer product requirements, providing technical support services to its customers for production and formulation opportunities and producing niche products to fill individual customer requirements. During the previous five years, Viskase Corporation has experienced reduced market share, reduced selling prices and reduced profits due to intense price competition.

     Viskase Corporation's principal competitors in cellulosic casings are Teepak, LLC, located in the United States, with plants in the United States and Belgium, Viscofan, S.A., located in Spain, Germany, Brazil, Czech Republic and the United States, Kalle Nalo GmbH, located in Germany, Case Tech, a wholly owned subsidiary of Bayer AG, located in Germany, Oy Visko AB, located in Finland, KoSa, located in Mexico, and two Japanese manufacturers, Meatlonn and Toho. Viskase Corporation's primary competitors are larger and better capitalized than Viskase Corporation.

  RESEARCH AND DEVELOPMENT

     Viskase Corporation's continuing emphasis on research and development is central to its ability to maintain industry leadership. In particular, Viskase Corporation focuses on the development of new products that increase customers' operating efficiencies, assist customers in address food safety issues, such as listeria, reduce their operating costs and expand their markets. Viskase Corporation's projects include development of new processes and products to improve its manufacturing efficiencies. Viskase Corporation's research scientists, engineers and technicians are engaged in continuing product and equipment development and also provide direct technical and educational support to its customers.

     Viskase Corporation believes it has achieved and maintained its position as a leading producer of cellulosic casings for packaging meats through significant expenditures on research and development. Viskase and its Subsidiaries expect to continue these research and development and food safety efforts. The commercialization of certain of these product and process applications and related capital expenditures to achieve commercialization may require substantial financial commitments in future periods. Research and development costs from continuing operations are expensed as incurred and totaled $4.8 million, $5.5 million, and $4.2 million for 2001, 2000, and 1999, respectively.

  SEASONALITY

     Historically, domestic sales and profits of Viskase Corporation have been seasonal in nature, increasing in the spring and summer months. Sales outside of the United States follow a relatively stable pattern throughout the year.

  RAW MATERIALS

     Raw materials used by Viskase Corporation include cellulose (from wood pulp), specialty fibrous paper and various other chemicals. Viskase Corporation generally purchases its raw materials from a single source or small number of suppliers with whom it maintains good relations. Certain primary and alternative sources of supply are located outside the United States. Viskase Corporation believes, but there can be no assurance, that adequate alternative sources of supply currently exist for all of Viskase Corporation's raw materials or that raw material substitutes are available, which Viskase Corporation could modify its processes to utilize.

  EMPLOYEES

     Viskase and its Subsidiaries maintain good relationships with its 1,400 employees worldwide. One of Viskase Corporation's domestic plants, located in Loudon, Tennessee, is unionized, and all of its European and Brazilian plants have unions. Employees at Viskase's European plants negotiate at both local and national levels. Based on past experience and current conditions, Viskase does not expect a protracted work stoppage to occur stemming from union activities; however, national events outside of the Company's control may give rise to such risk. Unions represent a total of approximately 525 of Viskase's 1,400 employees.

  TRADEMARKS AND PATENTS

     Viskase Corporation holds patents on many of its major technologies, including those used in its manufacturing processes and the technology embodied in products sold to its customers. Because it believes its ongoing market leadership depends heavily upon its technology, Viskase Corporation vigorously protects and defends its patents against infringement by competitors on an international basis. As part of its research and development program, Viskase Corporation has developed and expects to continue to develop new proprietary technology and has licensed proprietary technology from third parties. Management believes these activities will enable Viskase Corporation to maintain its competitive position. Viskase Corporation also owns numerous trademarks and registered tradenames that are used actively in marketing its products. Viskase Corporation periodically licenses its process and product patents to competitors on a royalty basis.

  ENVIRONMENTAL REGULATIONS

     In manufacturing its products, the Viskase Corporation employs certain hazardous chemicals and generates toxic and hazardous wastes. The use of these chemicals and the disposal of such waste are subject to stringent regulation by several governmental entities, including the United States Environmental Protection Agency ("USEPA") and similar state, local and foreign environmental control entities. Viskase Corporation is subject to various environmental, health and safety laws, rules and regulations including those of the United States Occupational Safety and Health Administration and the USEPA. These laws, rules and regulations are subject to amendment and to future changes in public policy or interpretation, which may affect the operations of Viskase. Viskase and its Subsidiaries use their reasonable best efforts to comply with promulgated laws, rules and regulations and participates in the rulemaking process.

     Certain of the Viskase's Subsidiaries' facilities are or may become potentially responsible parties with respect to off-site waste disposal facilities.

     New environmental and health and safety laws can impose significant compliance costs, including forthcoming rules. Under the Clean Air Act Amendments of 1990, various industries, including casings manufacturers, will be required to meet air emissions standards for certain chemicals based on use of the "maximum achievable control technology" ("MACT"). MACT Standards for new and existing cellulose casing manufacturing sources were promulgated by the USEPA on June 11, 2002. Compliance with the new rules will be required within three years of promulgation. MACT rules will apply to all casing manufacturers in the United States.

     Under the Resource Conservation and Recovery Act, regulations have been proposed that, in the future, may impose design and/or operating requirements on the use of surface impoundments of wastewater. Two of Viskase Corporation's plants use surface impoundments. Viskase and its Subsidiaries do not foresee these regulations being imposed for several years.

                          III.  COMMON STOCK OWNERSHIP

     The following table sets forth the ownership of Old Common Stock (including shares subject to stock options) as of July 31, 2002 of (i) each person or group of persons known to Viskase to beneficially own more than 5% of the outstanding shares of the Old Common Stock, (ii) each director and executive officer of Viskase listed in "MANAGEMENT OF VISKASE -- OFFICERS AND DIRECTORS" and (iii) all executive officers and directors of Viskase as a group. All information is taken from or based upon ownership filings made with the SEC or upon information provided by Viskase.

NAME OF                                                         NUMBER OF SHARES        PERCENT OF
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)      CLASS(1)
----------------                                              ---------------------     -----------
Pacificor, Inc..............................................        5,000,000              32.64%
Steven L. Gevirtz...........................................        3,495,652(2)           22.62%
Katana Fund LLC, Katana Capital Advisors, LLC
F. Edward Gustafson.........................................        1,979,610(3)(4)(5)     12.78%
Donald P. Kelly.............................................        1,770,287(3)           11.56%
Volk Enterprises, Inc.......................................        1,300,000               8.50%
Robert N. Dangremond........................................           64,340(6)               *
Gordon S. Donovan...........................................          108,260(5)(7)            *
Kimberly K. Duttlinger......................................           40,306(8)               *
Gregory R. Page.............................................           34,150(6)               *
All directors and executive officers of the Company as a
  group (5 persons).........................................        2,226,666(9)           14.26%

---------------

 *  Less than 1%.

(1) Beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. Accordingly, the "Number of Shares Beneficially Owned" and the "Percent of Class" shown for each person listed in the table are based on the assumption that stock options which are exercisable currently or within 60 days of July 31, 2002, held by such person, have been exercised. Unless otherwise indicated, the persons listed in the table have sole voting and investment power over those securities listed for such person.

(2) Katana Capital Advisors, LLC manages the Katana Fund LLC and therefore is deemed to indirectly own the shares owned by the Katana Fund LLC.

(3) The ownership indicated includes 70,287 shares owned by D.P. Kelly & Associates, L.P. ("DPK"), of which Mr. Kelly and Mr. Gustafson are principals and officers. The general partner of DPK is C&G Management Company, Inc. ("C&G Management"), which is owned by Mr. Kelly and Mr. Gustafson. The ownership indicated also includes 1,300,000 shares owned by Volk Enterprises, Inc. ("Volk"). Volk is controlled by Volk Holdings L.P., whose general partner is Wexford Partners I L.P. ("Wexford Partners"). The general partner of Wexford Partners is Wexford Corporation, which is owned by

    Mr. Kelly and Mr. Gustafson. Mr. Kelly and Mr. Gustafson share voting and investment power over the shares owned by DPK and Volk. However, Mr. Kelly and Mr. Gustafson each disclaim beneficial ownership of shares owned by DPK and Volk except to the extent of their respective pecuniary interest in such entities.

(4) The ownership indicated includes 170,000 shares subject to stock options owned by Mr. Gustafson. The ownership indicated also includes 70,619 shares owned by Mr. Gustafson's spouse. Mr. Gustafson does not have or share voting or investment power over the shares owned by his spouse and disclaims beneficial ownership of such shares.

(5) The ownership indicated also includes 218,000 and 2,998 shares acquired by Messrs. Gustafson and Donovan, respectively, pursuant to the Viskase Companies, Inc. Parallel Non-Qualified Savings Plan.

(6) The ownership indicated includes 7,000 shares subject to stock options owned by each of Messrs. Dangremond and Page.

(7) The ownership indicated includes 79,000 shares subject to stock options owned by Mr. Donovan, 8,000 shares held by Mr. Donovan as trustee for the benefit of his spouse, with whom Mr. Donovan shares voting and investment power over such shares and 1,000 shares owned by Mr. Donovan's spouse. Mr. Donovan does not have or share voting power over the 1,000 shares owned by his spouse. Mr. Donovan disclaims beneficial ownership of the shares held by him as trustee and the shares owned by his spouse.

(8) The ownership indicated includes 40,000 shares subject to stock options owned by Ms. Duttlinger.

(9) See Footnotes (3), (4), (5), (6), (7) and (8).

                      IV.  BACKGROUND OF THE RESTRUCTURING

     During the last quarter of 2000 and the first quarter of 2001, in a continuing effort to improve the financial condition of the company, Viskase and its outside legal counsel held discussions with General Electric Capital Corporation ("GECC") concerning a possible restructuring of Viskase's sale and leaseback transaction lease agreement (the "GECC Lease") with GECC.

     During the first quarter of 2001, Viskase retained Credit Suisse First Boston Corporation ("CSFB") to advise it in connection with the refinancing of the Old Notes in light of their upcoming maturity. At that time, Viskase was considering a buyout or renegotiation of the GECC Lease, obtaining additional revolving credit and refinancing or an exchange offer with respect to the Old Notes.

     On May 31, 2001, the board of directors held a meeting to discuss, among other things, the status of negotiations with GECC and a possible exchange offer with respect to the Old Notes. It was reported to the board of directors that discussions with GECC were proceeding slowly, but would continue. Senior officers and a representative from CSFB also presented the principal terms of a possible exchange offer. The exchange offer would also include a solicitation of acceptances for approval of a prepackaged plan of reorganization if Viskase did not receive sufficient tenders of Old Notes in the exchange offer. After discussions with CSFB and its outside legal advisors, the board of directors approved the continuation of negotiations with GECC and the further development of the terms of a possible exchange offer and prepackaged plan of reorganization. The board of directors approved not making the June 1, 2001 interest payment on the Old Notes, determining to pay it in connection with the proposed exchange offer. The board of directors further decided that, if Viskase was unable to reach an agreement with GECC and commence an exchange offer by June 30, 2001, then Viskase would make the June 1, 2001 interest payment no later than June 30, 2001.

     Since Viskase did not reach agreement with GECC or commence an exchange offer by June 30, 2001, Viskase paid the interest due on June 1, 2001 on the Old Notes plus past due interest.

     The board of directors had further discussion regarding the GECC Lease, the proposed exchange offer and the restructuring at meetings of the board of directors on August 30, 2001, at which CSFB presented alternatives regarding the restructuring. Based on advice from its financial and legal advisors, the board of directors determined that it would be in its best interest to establish an ad hoc committee of holders of Old Notes to facilitate a restructuring of the Old Notes prior to the December 1, 2001 maturity date. Its outside legal counsel advised the board of directors that representatives of High River Limited Partnership ("High River"), which held a significant percentage of Old Notes, indicated that they would be interested in participating in the process of restructuring its debt and equity. At the August 30, 2001 meeting, Mr. Gustafson informed the board of directors that Viskase had not yet received a response from GECC on the proposed restructuring of the GECC Lease.

     During September 2001, Viskase entered into confidentiality agreements with the noteholders who wished to serve on the committee. On October 8 and November 15, 2001, Viskase met with the committee and presented its proposal for restructuring the Old Notes.

     During October 2001, Viskase and GECC had further discussions concerning restructuring the GECC Lease.

     At a meeting of the board of directors on November 1, 2001, the board of directors discussed whether to make the lease payment under the GECC Lease due November 1, 2001. In addition, CSFB made a presentation to the board of directors reviewing possible restructuring scenarios under which Viskase (i) did nothing, (ii) exchanged convertible notes for the Old Notes, (iii) restructured the GECC Lease or (iv) repurchased the Old Notes. CSFB's review of the various restructuring alternatives was followed by a detailed discussion of the merits of each of the alternatives, the proposals which had been advanced by GECC and the committee, its ability to restructure and the effect on its business if Viskase was to file for protection under Chapter 11. At the conclusion of the meeting, the board of directors determined that Viskase would not make the lease payment under the GECC Lease due November 1, 2001.

     As a result of its not making the November 1, 2001 lease payment, on November 16, 2001, GECC drew down on its letter of credit.

     In the morning of November 15, 2001, members of management, with outside counsel, met with GECC to discuss proposals for restructuring the GECC Lease. The parties were again unable to reach an agreement.

     In the afternoon of November 15, 2001, members of management and outside counsel met with the committee. At the meeting, Viskase and the committee discussed alternative structures for a restructuring. The committee proposed a restructuring of the Old Notes which would result in the bondholders receiving substantially all of Viskase's equity and new notes which would allow interest to be paid in kind for the first three years.

     At a meeting of the board of directors on November 17, 2001, management reported on the meetings with GECC and the committee. The board of directors determined that the GECC proposal was not in Viskase's best interest. In addition, management reported that the letter of credit drawn upon by GECC would need to be replenished or Viskase would risk GECC declaring an event of default under the GECC Lease.

     At a meeting of the board of directors on November 29, 2001, the board of directors reviewed the status of negotiations with the committee and considered the various proposals made by the committee and alternative structures suggested by management and Viskase's advisors. The board of directors also considered whether Viskase should file for bankruptcy instead of pursuing a negotiated transaction. The board of directors determined that the best course of action would be to continue negotiating a restructuring with the committee. The board of directors' decision was based on its belief and outside counsel's advice that any bankruptcy would be contentious and therefore, very expensive, and would create further instability for Viskase for up to one year.

     On December 1, 2001, the final interest payment and the principal on the Old Notes became due. Interest was not paid and the notes were not redeemed. Also on December 1, 2001, the board of directors held a meeting to again discuss possible alternatives for the restructuring, including filing for bankruptcy. The board of directors instructed management to request a term sheet from the committee on its proposal for restructuring.

     On December 7, 2001, the committee delivered a written non-binding term sheet to the board of directors outlining the proposed terms of an exchange offer.

     On December 8, 2001, the board of directors held a meeting to discuss the committee's written proposal. At the meeting, the board of directors received oral presentations from financial and legal counsel regarding the proposal. After considering other alternatives, the board of directors concluded that negotiating a restructuring transaction with the committee was in its best interest and directed management to proceed with further negotiation of a term sheet and definitive documentation.

     During December 2001, Viskase and the committee instructed its respective legal counsel to begin drafting definitive documentation to effect an exchange offer generally on the basis of the term sheet.

     On December 19, 2001, Viskase delivered to the committee a draft of a restructuring agreement and related documents.

     On December 21, 2001, Viskase and GECC entered into an agreement pursuant to which GECC agreed to waive certain defaults or events of default and forbear from enforcing certain rights under the GECC Lease. In connection with this agreement, the letter of credit for the benefit of GECC was replenished.

     On December 27, 2001, the committee provided it with its comments to the restructuring agreement and related documents. On January 10, 2002, Viskase and members of the committee and their respective outside counsel held a meeting via teleconference to discuss outstanding issues regarding the restructuring documents. In addition, Mr. Gustafson and representatives of the certain holders of Old Notes engaged in several telephone conversations to discuss various business issues relating to the proposed restructuring. Over the next several weeks, negotiations continued on the terms of the restructuring.

     The board of directors held a meeting on January 31, 2002 to review the status of the negotiations with the committee regarding the exchange offer. Legal counsel reported that initial documentation had been prepared and that the committee's counsel was reviewing the drafts.

     Between January 31 and May 13, 2002, Viskase and the committee continued to negotiate the terms of the restructuring documentation. Over that period of time Viskase prepared and exchanged with the committee drafts of the various restructuring documents.

     On May 13, 2002, the board of directors held a meeting to consider the terms of the proposed restructuring. CSFB made a presentation to the board of directors of its analysis of the valuation of the Company and sustainability of the debt level of the Company following completion of the proposed restructuring. The board of directors also considered possible disadvantages of the restructuring and discussed the feasibility of alternatives. After lengthy discussion, the board of directors unanimously approved the restructuring and each of the agreements related thereto.

     On July 9 and 10, 2002, the board of directors held meetings at which it unanimously approved changes to the restructuring agreement that had been negotiated since the May 13, 2002 board meeting and reaffirmed its approval of the transaction.

                      V.  PURPOSES AND EFFECTS OF THE PLAN

     The primary purpose of the Plan is to eliminate Viskase's obligations under the Old Notes, reduce Viskase's overall level of indebtedness and provide it with a capital structure better suited to its business under current economic and industry conditions. The Plan will, among other things, eliminate approximately $111,417,000 of indebtedness (including $8,356,825 in interest accrued under the Old Notes through December 1, 2001) owed by Viskase. This reduction in debt should give Viskase adequate capital to meet its operating needs, pay its future debts in the ordinary course and make necessary capital expenditures. In addition, Viskase believes that implementation of the Plan will provide additional operating and financial flexibility from its improved capital structure which will enable Viskase to take advantage of market opportunities and enhance the long-term equity value of Viskase.

     The Plan also provides the holders of the Old Notes with an opportunity to maximize their recoveries under the Plan by virtue of the exchange of Old Notes for New Notes.

     For other effects of the Plan on Viskase, SEE SECTION X.F. -- "SUMMARY OF THE PLAN OF REORGANIZATION -- Effects Of Plan Confirmation."

     VISKASE'S SUBSIDIARIES, INCLUDING VISKASE CORPORATION AND VISKASE SALES CORPORATION, WILL NOT BE CHAPTER 11 DEBTORS UNDER THE PLAN AND SUCH SUBSIDIARIES DO NOT INTEND TO COMMENCE CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. VISKASE'S SUBSIDIARIES WILL CONTINUE TO CONDUCT THEIR RESPECTIVE BUSINESSES IN THE ORDINARY COURSE IF VISKASE COMMENCES THE REORGANIZATION CASE. IN ADDITION, THE PLAN PROVIDES FOR ALL PREPETITION UNSECURED CREDITORS OF VISKASE, INCLUDING WITHOUT LIMITATION, TRADE CREDITORS TO BE PAID IN FULL IN ACCORDANCE WITH THE TERMS OF THEIR CLAIMS, AND SUCH CREDITORS WILL NOT, THEREFORE, BE IMPAIRED BY, AND WILL BE DEEMED TO ACCEPT, THE PLAN, AND THEIR VOTE ON THE PLAN WILL NOT BE SOUGHT. AS PART OF THE RESTRUCTURING, IMMEDIATELY PRIOR TO OR ON THE EFFECTIVE DATE OF THE PLAN, VISKASE CORPORATION WILL BE MERGED WITH AND INTO VISKASE, WITH VISKASE BEING THE SURVIVING CORPORATION IN THE MERGER.

     Viskase believes that the Prepackaged Restructuring is a significantly more attractive alternative than a bankruptcy case without a pre-approved plan of reorganization. Viskase believes that acceptance of the Plan before a bankruptcy case is commenced would be more beneficial to Viskase and all of its creditors and other constituents than seeking to obtain confirmation of a plan having the same terms as the Plan after a bankruptcy case is commenced, because the Plan should minimize disputes during such case concerning the reorganization of Viskase, significantly shorten the time required to accomplish the reorganization, reduce the expenses of a case under chapter 11 of the Bankruptcy Code, minimize the disruption of Viskase's business that would result from a protracted and contested bankruptcy case, and therefore, result in a larger distribution to Viskase's creditors than would any non-prepackaged reorganization under Chapter 11 of the Bankruptcy Code or a liquidation under Chapter 7 of the Bankruptcy Code. SEE SECTION XVIII. -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- Chapter 7 Liquidation Analysis."

     There can be no assurance, however, that, even if all requisite acceptances of the Plan are received and the Reorganization Case is commenced, the Prepackaged Restructuring would ever be completed, Viskase could be reorganized successfully under chapter 11 of the Bankruptcy Code, that Viskase would not suffer a disruption in its business operations as a result of filing the Reorganization Case or, even if the Prepackaged Restructuring were eventually completed, that the time period that it would take Viskase to emerge from the Reorganization Case in connection with the Plan would be significantly shorter than under a non-prepackaged chapter 11 case. If Viskase determines that it is or will be unable to complete the Prepackaged Restructuring, Viskase will consider all financial alternatives available to it at such time, which may include the commencement of a chapter 11 case without a pre-approved plan of reorganization or the implementation of an alternative restructuring arrangement outside of bankruptcy. SEE SECTION XIX. -- "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN." There can be no assurance, however, that any alternative restructuring would result in a reorganization of Viskase rather than a liquidation, or that any such reorganization would be on terms as favorable to the holders of Claims and Equity Interests as the terms of the Prepackaged Restructuring. If a liquidation or a protracted and non-orderly reorganization were to occur, there is a risk that the ability of the holders of Claims and Equity Interests to recover their investments would be even more impaired than under the Prepackaged Restructuring and would be substantially delayed and a nonconsensual restructuring would likely have a material adverse impact on Viskase and its suppliers and customers. SEE SECTION XI. -- "CERTAIN FACTORS TO BE CONSIDERED."

                          VI.  THE REORGANIZATION CASE

A.  TIMETABLE FOR REORGANIZATION CASE

     If the Plan receives the requisite acceptance from the holders of the Old Notes and Viskase commences a chapter 11 case, Viskase expects the Reorganization Case to proceed on the following estimated timetable. There can be no assurance, however, that the Reorganization Case would proceed as anticipated.

     Viskase anticipates that, within the first several weeks after the commencement of the Reorganization Case, it will file with the Bankruptcy Court a separate disclosure statement (the "Equity Interest Disclosure Statement") to be used to solicit acceptances of the Plan from holders of Equity Interests. At the time that the Equity Interest Disclosure Statement is filed, Viskase will request that the Bankruptcy Court schedule hearings on the sufficiency of such disclosure statement and this Disclosure Statement (the "Disclosure Statement Hearing") and on the confirmation of the Plan. The Bankruptcy Code requires at least 25 days' notice of a hearing on the sufficiency of a disclosure statement filed after commencement of the case, and such a disclosure statement may not be sent to creditors until it is approved by the court. The Bankruptcy Code also requires at least 25 days' notice (after the date that a disclosure statement is sent to creditors) of a hearing on the confirmation of a chapter 11 plan. Thus, Viskase expects that the Disclosure Statement Hearing would be scheduled to occur approximately 45 days after the Petition Date, and the Confirmation Hearing would be scheduled to occur between 60 and 90 days after the Petition Date. There can be no assurance, however, that the Bankruptcy Court will set a hearing during such period. Viskase anticipates the Bankruptcy Court will consider at the Disclosure Statement Hearing whether the Solicitation and this Disclosure Statement complied with Section 1126(b) of the Bankruptcy Code so as to permit the prepetition votes on the Plan to be counted at the Confirmation Hearing.

     Assuming that the Plan is confirmed at the Confirmation Hearing, the Plan provides that the Effective Date will be on a Business Day, as determined by Viskase, that is no more than 10 days after the Confirmation Date and on which all conditions to the Effective Date set forth in Section 8.01 of the Plan have been satisfied.

     Under the foregoing timetable, Viskase would emerge from the Reorganization Case within 90 to 120 days after the Petition Date. There can be no assurance, however, that this projected timetable will be achieved.

B.  ADVISORS TO VISKASE

     If Viskase commences a Reorganization Case to effectuate the Plan, Viskase currently intends to seek Bankruptcy Court authorization to retain certain professionals to represent it and assist it in connection with the Reorganization Case. These professionals may include, among others, (i) Milbank, Tweed, Hadley & McCloy LLP, as special counsel to Viskase; (ii) Jenner & Block, LLC, as special corporate counsel to Viskase; (iii) CSFB, as financial advisor to Viskase; and (iv) PricewaterhouseCoopers, as accountants to Viskase. For additional discussion of professional advisors retained by Viskase in connection with the Restructuring, SEE "THE OFFER -- Exchange Agent -- Financial Advisor" in the Offer to Exchange.

C.  COMMITTEES

     To facilitate negotiations and otherwise provide for a unified and efficient representation of unsecured creditors with similar rights and interests, the U.S. Trustee will generally appoint one or more statutory committees pursuant to Section 1102 of the Bankruptcy Code. Ordinarily, one committee will be appointed to represent unsecured creditors, but the U.S. Trustee may appoint additional committees to represent creditors if deemed necessary to assure adequate representation of creditors. An unsecured creditors committee will ordinarily consist of those creditors willing to serve who hold the seven largest unsecured claims against Viskase of those claims to be represented by the committee, or of the members of a prepetition committee if it was fairly chosen and is representative. The fees and expenses of such committees, including those of legal counsel and financial advisors, are paid for from Viskase's estate, subject to Bankruptcy Court approval.

     Committees appointed by the U.S. Trustee would be considered parties-in-interest and would have a right to be heard on all matters concerning the chapter 11 case, including the confirmation of the plan and, additionally, would be entitled to consult with Viskase concerning the administration of the reorganization case and perform such other functions and services that would further the interests of those creditors they represent.

D.  ACTIONS TO BE TAKEN UPON COMMENCEMENT OF REORGANIZATION CASE

     Viskase does not expect the Reorganization Case to be protracted. To expedite its emergence from chapter 11, Viskase intends to seek the relief described below, among other relief, from the Bankruptcy Court on the Petition Date. Such relief, if granted, will facilitate the administration of the Reorganization Case, but there can be no assurance that the Bankruptcy Court will grant the relief sought.

  1.  APPLICATIONS TO RETAIN PROFESSIONALS

     Upon commencement of the Reorganization Case, Viskase intends to file applications to retain the reorganization professionals who will assist and advise Viskase in connection with administration of the Reorganization Case. Viskase may also seek authority to retain certain other professionals to assist with the operations of Viskase's businesses in the ordinary course. Such so-called "ordinary course professionals" will not be involved in the administration of the Reorganization Case.

  2. MOTION TO MAIL NOTICES AND TO PROVIDE ONLY PUBLICATION NOTICE OF MEETING OF CREDITORS TO UNIMPAIRED CREDITORS

     Pursuant to the Bankruptcy Rules, the Clerk of the Bankruptcy Court, or another party that the Bankruptcy Court may direct, must provide notice of the commencement of the Reorganization Case and of the first statutory meeting of creditors held pursuant to Section 341 of the Bankruptcy Code to all creditors. In addition, at least two other notices, notice of the hearing on Confirmation of the Plan and notice of the entry of an Order Confirming the Plan, must be given to all creditors. Due to the size of the Reorganization Case, Viskase will request that Viskase, or its Balloting Agent, be authorized to mail all required notices in the Reorganization Case.

  3.  MOTION TO CONTINUE USING EXISTING CASH MANAGEMENT SYSTEM

     Because Viskase expects the Reorganization Case to be pending for not more than three months, and because of the administrative hardship that any operating changes would impose on them, Viskase intends to seek authority to continue using its existing cash management system, bank accounts and business forms and to follow its internal investment and deposit guidelines.

                  VII.  VALUE OF VISKASE AND ITS SUBSIDIARIES

     The valuation information contained in this section with regard to Reorganized Viskase is not a prediction or guarantee of the future price of the Reorganized Viskase or the Viskase New Common Stock; such prices are subject to many unforeseeable circumstances and therefore cannot be accurately predicted. In addition, the actual amounts of Allowed Claims could materially exceed the amounts estimated by Viskase for purposes of valuing the anticipated percentage recoveries of the holders of Claims. Accordingly, no representation can be or is being made with respect to whether such percentage recoveries will actually be realized by the holders of Allowed Claims.

     At the request of Viskase's management, CSFB has estimated the value of Viskase's business enterprise as reorganized pursuant to the Plan. CSFB has undertaken certain valuation analyses to arrive at an estimate of Reorganized Viskase's enterprise value, based on information available as of February 28, 2002, and financial, economic, market and other conditions as they existed and could be evaluated by CSFB on such date and CSFB assumed that the restructuring became effective on July 31, 2002. Although developments subsequent to February 28, 2002 may affect the results of CSFB's analysis, CSFB does not have any obligation to update, revise or reaffirm its analysis or its estimate of Reorganized Viskase's enterprise value.

     For the purposes of CSFB's valuation analysis, enterprise value was defined as the total value of Reorganized Viskase as a going concern, excluding any non-operating and financial assets. In addition, this enterprise value excludes the value attributable to any favorable Viskase tax attributes and restricted cash ($29.1 million as of June 30, 2002), and assumes that the entire amount of unrestricted cash ($14.3 million as of June 30, 2002) is necessary to achieve the Company's financial results. CSFB's valuation analysis and the estimate of Reorganized Viskase's enterprise value indicated thereby were provided solely for the information of Viskase's board of directors in connection with its consideration of the restructuring. CSFB advised Viskase that, as of February 28, 2002, CSFB's financial analyses indicated that the estimated enterprise value of Reorganized Viskase (as defined above and subject to the exclusions, assumptions and limitations referred to herein), after giving effect to the proposed restructuring, was between $85 million and $115 million.

     In connection with performing its valuation analysis, CSFB reviewed drafts of the Plan, this Disclosure Statement, and certain related documents, as well as certain publicly available business and financial information relating to Viskase. CSFB also reviewed certain other information relating to Reorganized Viskase, including financial forecasts with respect to the future financial performance of Reorganized Viskase after giving effect to the restructuring, prepared and provided to CSFB by Viskase, and met with the management of Viskase to discuss the business and prospects of Reorganized Viskase.

     CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant, including (a) discounted cash-flow analysis (which utilizes discount rates based on the public market valuation of selected companies with operations comparable to Reorganized Viskase), (b) leveraged buyout analysis (which indicates the purchase price payable in a leverage buyout transaction while maintaining certain assumed rates of return) (c) comparable public company analysis (which applies the relevant trading multiples of certain financial data of selected comparable publicly-traded companies to the respective operating figures of Viskase), and (d) comparable transaction analysis (which applies the relevant purchase price multiples of certain financial data implied by selected comparable merger and acquisition transactions to the respective operating figures for Viskase).

     In connection with its review, CSFB did not assume any responsibility for independent investigation or verification of any of the information provided to or otherwise reviewed by it and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Viskase's management as to the future financial performance of Reorganized Viskase. Also, CSFB assumed that Reorganized Viskase will be able to obtain all future required financing and complete all asset sales that will be required for liquidity purposes. CSFB also assumed that the Plan conforms with the draft reviewed by it in all respects material to CSFB's analysis. In addition, CSFB assumed that the Restructuring would be completed in accordance with the terms of the Plan without any amendments, modifications or waivers and also assumed that in the course of obtaining the necessary consents and approvals for the proposed Restructuring and related transactions, there would be no delays, modifications or restrictions imposed that would have a material adverse effect on the contemplated benefits of the proposed Restructuring. CSFB was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Viskase, and was not furnished with any such evaluations or appraisals. CSFB's estimate of Reorganized Viskase's enterprise value did not address any other aspect of the proposed restructuring or any related transactions and does not constitute a recommendation to any holder of outstanding securities of Viskase as to how such security holder should vote or act on any matter relating to the Restructuring or any related transaction. In addition, neither CSFB's valuation analysis nor the estimate of Reorganized Viskase's enterprise value indicated thereby constituted an opinion as to the fairness to holders of any of the outstanding securities of Viskase from a financial point of view of the consideration to be received by such security holders pursuant to the Restructuring or an opinion as to the prices at which any securities will trade subsequent to the Restructuring or at any time.

     The summary set forth above does not purport to be a complete description of the analysis performed by CSFB. The preparation of a valuation analysis is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, many of which are beyond the control of Viskase and CSFB. In performing its analysis, CSFB made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Consequently, such analysis is not readily susceptible to summary description. The estimate of Viskase's enterprise value indicated by CSFB's analysis is not necessarily indicative of the prices at which the common stock or other securities of Reorganized Viskase may be bought or sold after giving effect to the restructuring or predictive of future financial or operating results for Reorganized Viskase, which may be significantly more or less favorable than those indicated by CSFB's analysis. Certain of the financial results set forth in the financial forecasts prepared and provided to CSFB by the management of Viskase are materially better than recent historical results of operations for Viskase. To the extent that the estimate of enterprise value for Reorganized Viskase depends upon Reorganized Viskase achieving Viskase's management's forecasts, such estimate must be considered speculative. Accordingly, CSFB's analysis and estimates are inherently subject to substantial uncertainty.

     Estimates of value do not purport to be appraisals or necessarily reflect the values that may be realized if assets are sold. The estimates of value represent the hypothetical going-concern value of Reorganized Viskase as the continuing owner and operator of Viskase's business and assets. Such estimates reflect computations of the estimated going-concern value of Reorganized Viskase through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business such as Reorganized Viskase's business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business.

     AS A RESULT, THE ESTIMATE OF THE RANGE OF THE ENTERPRISE VALUE OF REORGANIZED VISKASE'S BUSINESS SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER REORGANIZED VISKASE, CSFB, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES SUCH AS THE VISKASE NEW COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT.

     Many of the analytical assumptions upon which these valuations are based are beyond Viskase's control, and accordingly, there will be variations between such assumptions and the actual results. These variations may be material and New Common Stock is likely to trade at values that differ from the amount assumed herein. In the event that the estimated values of Reorganized Viskase are different from their actual value after the Effective Date, actual recoveries realized by one or more of the classes of Claims or Equity Interests may be significantly higher or lower than estimated in the Disclosure Statement. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of pre-petition creditors, some of which may prefer to liquidate their investment rather than hold it on long-term basis, and the factors that generally influence the prices of securities. It should be noted that there is presently no trading market for the Viskase New Common Stock, and there can be no assurance that such a trading market will develop.

             VIII.  MANAGEMENT OF VISKASE -- OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of Viskase's current directors and executive officers.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Current Directors and Executive Officers
F. Edward Gustafson*.......................  60    Chairman of the Board, President and Chief
                                                   Executive Officer
Gordon S. Donovan..........................  48    Vice President, Chief Financial Officer,
                                                   Treasurer and Assistant Secretary
Kimberly K. Duttlinger.....................  37    Vice President, Secretary and General
                                                   Counsel
Robert N. Dangremond*......................  60    Director
Gregory R. Page*...........................  51    Director

---------------
* Each of Messrs. Gustafson, Dangremond and Page have informed Viskase that they intend to resign from their positions concurrent with the time the Plan becomes effective. Viskase has not begun a search for a new chief executive officer to replace Mr. Gustafson, and may not be able to replace him with someone of comparable experience in the industry. Holders of the New Notes will control over 90% of the voting power of Reorganized Viskase after the Plan has been consummated, and will therefore be able to elect all of Viskase's directors and direct its management. SEE "RISK FACTORS" in the Offer to Exchange.

     F. Edward Gustafson has been Chairman of the Board, President and Chief Executive Officer of Viskase since March 1996, and a director of Viskase since December 1993. Mr. Gustafson has been President and Chief Executive Officer of Viskase Corporation since June 1998, and previously from February 1990 to August 1994. From May 1989 to March 1996, Mr. Gustafson served as Executive Vice President and Chief Operating Officer of Viskase. Mr. Gustafson has also served as Executive Vice President and Chief Operating Officer of DPK since November 1988.

     Gordon S. Donovan has been Chief Financial Officer of Viskase since January 1997, and Vice President and Chief Financial Officer of Viskase Corporation since June 1998. Mr. Donovan has served as Treasurer and Assistant Secretary of Viskase since November 1989, and as Vice President since May 1995.

     Kimberly K. Duttlinger has been Vice President, Secretary and General Counsel of Viskase since April 2000. From August 1998 through April 2000, Ms. Duttlinger served as Associate General Counsel of Viskase. From May 1997 to August 1998, Ms. Duttlinger served as Corporate Counsel of Viskase. From May 1993 to August 1996, Ms. Duttlinger served as Corporate Counsel to Alberto-Culver Company, a manufacturer and distributor of personal care and household products.

     Robert N. Dangremond has been a principal with Jay Alix & Associates, a consulting and accounting firm specializing in corporate restructurings and turnaround activities, since August 1989. Mr. Dangremond also serves as a Director for the Furr's Restaurant Group. Mr. Dangremond has served as a director of Viskase since 1993

     Gregory R. Page has been President and Chief Operating Officer of Cargill, Inc. ("Cargill"), a multinational trader and processor of foodstuffs and other commodities, since June 2000. From May 1998 to June 2000, Mr. Page served as Corporate Vice President and Sector President of Cargill. From August 1995 to May 1998, Mr. Page served as President of the Red Meat Group of Cargill. Mr. Page has served as a director of Viskase since 1993.

EXECUTIVE AND BOARD COMPENSATION AND BENEFITS

     In 2001, each director who was not an officer of Viskase received an annual retainer of $20,000 and a fee of $1,000 for each attended meeting of the board of directors prior to September 1, 2001 and $4,000 for each attended meeting of the Board of Directors thereafter. Chairmen of committees (other than the Interested Person Transaction Committee) of the board of directors received an annual retainer of $1,500. Directors also received a fee for each attended meeting of a committee of the board of directors (other than the Interested Person Transaction Committee) of $1,000 ($500 in the case of committee meetings occurring immediately before or after meetings of the full board of directors). Members of the Interested Person Transaction Committee did not receive a fee in 2001. Directors who are officers do not receive compensation in their capacity as directors. Pursuant to Viskase's 1993 Stock Option Plan, as amended, on the date of each annual meeting of stockholders, non-employee directors are granted a stock option to purchase 1,000 shares of Viskase common stock at an option exercise price equal to the fair market value of the Viskase common stock on the date of grant. Viskase did not hold an annual meeting of Stockholders during 2001. Pursuant to the Non-Employee Directors' Compensation Plan, non-employee directors may elect to receive their director fees in the form of shares of Viskase common stock. The number of shares received is based on the average of the closing bid and asked price of the Viskase common stock on the business day preceding the date the Viskase common stock is issued. None of the directors currently receive their fees in the form of shares of Viskase common stock.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS.

     Employment Agreements with F. Edward Gustafson. As used in this section of the Disclosure Statement, "the Company" includes Viskase Companies, Inc. and any of its subsidiaries over which Mr. Gustafson exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the term of the Employment Agreement (as defined below).

     On March 27, 1996, the Company entered into an Employment Agreement with Mr. F. Edward Gustafson. The Employment Agreement was amended and restated during 1997, amended twice during 2001 and once during 2002 (as so amended, the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Gustafson has agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company, and the Company has agreed to use its best efforts to cause Mr. Gustafson to be elected as a director of the Company, during the term of the Employment Agreement. The initial term of the Employment Agreement is three years, however, on March 26, 1997 and each subsequent anniversary thereof, the term of the Employment Agreement will be automatically extended for a period of one year unless the Company or Mr. Gustafson gives written notice to the other at least 30 days prior to the anniversary date that the term shall not be so extended.

     Under the Employment Agreement, Mr. Gustafson currently receives an annual base salary of $535,000 (a base salary of $513,000 plus increase approved in accordance with the Employment Agreement) and $30,000 per year in lieu of a Company-provided automobile. Mr. Gustafson's base salary will be increased by the Compensation and Nominating Committee of the Board of Directors each year in a manner consistent with increases in base salary for other senior officers of the Company. In addition, the Employment Agreement provides that Mr. Gustafson would be eligible to receive a bonus based on a percentage of his base salary depending on the Company's performance based on EBITDA. Mr. Gustafson will be eligible to receive an annual bonus for future fiscal years of the Company based on such financial performance or other performance-related criteria as established by the Compensation and Nominating Committee after consultation with Mr. Gustafson. Mr. Gustafson is also entitled to participate in any employee benefit plans in effect for, and to receive other fringe benefits provided to, other executive officers.

     Pursuant to and upon execution of the Employment Agreement, Mr. Gustafson was granted two stock options, each to purchase 35,000 shares of Viskase common stock, both of which are fully vested. In addition, Mr. Gustafson was granted a third stock option to purchase up to 75,000 shares of Viskase common stock dependent on the Company's financial performance for fiscal year 1996. The Company did not meet the financial performance targets and, therefore, no portion of this stock option became exercisable or will become exercisable in the future. Lastly, Mr. Gustafson was granted 35,000 restricted shares of Viskase common stock which could not be transferred, and were subject to forfeiture, until March 27, 1999.

     If Mr. Gustafson's employment is terminated by the Company for Cause, as defined in the Employment Agreement, or by Mr. Gustafson other than for Good Reason or Disability, as defined in the Employment Agreement, Mr. Gustafson will be paid all Accrued Compensation, as defined in the Employment Agreement, through the date of termination of employment. If Mr. Gustafson's employment with the Company is terminated by the Company for any reason other than for Cause, death or Disability, or by Mr. Gustafson for Good Reason, (i) Mr. Gustafson will be paid all accrued compensation plus 300% of his base salary (or 200% in the event that DPK, or a company in which DPK has a substantial interest, is the beneficial owner of the Company following a Change of Control) and the prorated amount of annual bonus that would have been payable to Mr. Gustafson with respect to the fiscal year in which Mr. Gustafson's employment is terminated, provided that the performance targets have been actually achieved as of the date of termination (unless such termination of employment follows a Change in Control, as defined in the Agreement, in which case Mr. Gustafson will receive a bonus equal to 50% of his base salary regardless of the Company's performance) ("Termination Compensation"), (ii) Mr. Gustafson will continue to receive life insurance, medical, dental and hospitalization benefits for a period of 24 months following termination of employment, and (iii) all outstanding stock options and restricted shares of Common Stock will become immediately exercisable, vested and nonforfeitable.

     Under the Employment Agreement, with respect to any Change in Control that occurred prior to November 1, 2001, Mr. Gustafson has until 30 days following the earlier to occur of (i) the date on which the Company has provided written notice of acceptance to the exchange offer agent with respect to the Exchange Offer (as defined in Amendment Number Three to the Employment Agreement); (ii) the effective date of the Plan (as defined in Amendment Number Three to the Employment Agreement) of the Company and Viskase Corporation under Chapter 11 of the United States Bankruptcy Code or the date on which the Company's and Viskase's bankruptcy is converted from a Chapter 11 proceeding to a Chapter 7 proceeding; or (iii) the closing date contained in any agreement related to the sale of substantially all of the assets of the Company and/or Viskase Corporation or the sale or other issuance of at least a majority of the stock of the Company or Viskase Corporation, to provide notice that he intends to terminate his employment for Good Reason because of such Change in Control. With respect to any Change in Control occurring after November 1, 2001, Mr. Gustafson has one year after such Change in Control to terminate his Employment Agreement for Good Reason based upon such Change in Control. Mr. Gustafson has indicated that he intends to terminate his Employment Agreement for Good Reason based upon a Change of Control that has occurred, and upon such termination Mr. Gustafson will be entitled to the benefits under the Employment Agreement described above.

     During 2002, the Company entered into a Letter of Credit Agreement with Mr. Gustafson under which the Company is maintaining a standby letter of credit in amount equal to the accrued compensation and Termination Compensation.

     Pursuant to the Employment Agreement, Mr. Gustafson is generally prohibited during the term of the Agreement, and for a period of two years thereafter, from competing with the Company, soliciting any customer of the Company or inducing or attempting to persuade any employee of the Company to terminate his or her employment with the Company in order to enter into competitive employment.

     On August 30, 2001, Viskase Corporation entered into an employment agreement with Mr. Gustafson ("Viskase Employment Agreement"). The Viskase Employment Agreement was amended once during 2001 and once during 2002. The Viskase Employment Agreement is substantially similar to the Employment Agreement. Any benefits received by Mr. Gustafson under either employment agreement would be credited against benefits payable under the other employment agreement.

     Employment Agreements with Gordon S. Donovan and Kimberly K.
Duttlinger. As used in this section of the Disclosure Statement, "the Company" includes Viskase Companies, Inc. and any of its subsidiaries over which Mr. Donovan or Ms. Duttlinger, as the case may be, exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the term of their respective Executive Employment Agreements.

     On November 29, 2001, the Company and Viskase Corporation entered into employment agreements with Mr. Gordon S. Donovan and Ms. Kimberly K. Duttlinger ("Executive Employment Agreements"). Pursuant to the Executive Employment Agreement, Mr. Donovan has agreed to serve as Vice President, Chief Financial Officer and Treasurer of the Company and Viskase and Ms. Duttlinger has agreed to serve as Vice

President, Secretary and General Counsel of the Company and Viskase Corporation, during the term of the Executive Employment Agreements. The initial term of the Executive Employment Agreements is approximately three (3) years ending December 31, 2004; however, on January 1, 2003 and each subsequent anniversary thereof, the term of the Executive Employment Agreements will be automatically extended for a period of one year unless the Company or Mr. Donovan or Ms. Duttlinger gives written notice to the other at least 30 days prior to the anniversary date that the term shall not be so extended.

     Under the Executive Employment Agreements, Mr. Donovan and Ms. Duttlinger receive an annual base salary of at least $186,060 and $125,340, respectively. Mr. Donovan's and Ms. Duttlinger's base salary will be increased by the President of the Company each year in a manner consistent with increases in base salary for other senior officers of the Company. In addition, the Executive Employment Agreements provide that Mr. Donovan and Ms. Duttlinger are eligible to participate in the (i) Management Incentive Plan, a bonus program calculated as a percentage of his/her base salary depending on the Company's performance based on EBITDA and his/her personal performance; (ii) Non-Qualified Parallel Plan; (iii) Executive Auto Allowance Program; and, (iv) 1993 Stock Option Plan and any replacement thereof. Mr. Donovan and Ms. Duttlinger are also entitled to participate in any employee benefit plans in effect for, and to receive other fringe benefits provided to, other executive officers.

     If Mr. Donovan's or Ms. Duttlinger's employment is terminated by the Company for Cause, as defined in the Executive Employment Agreements, or by Mr. Donovan or Ms. Duttlinger other than for Good Reason or Disability, as defined in the Executive Employment Agreements, Mr. Donovan or Ms. Duttlinger will be paid all Accrued Compensation, as defined in the Employment Agreement, through the date of termination of employment. If Mr. Donovan's or Ms. Duttlinger's employment with the Company is terminated by the Company for any reason other than for Cause, death or Disability, or by Mr. Donovan or Ms. Duttlinger for Good Reason, (i) Mr. Donovan or Ms. Duttlinger will be paid all Accrued Compensation plus 200% of his/her base salary and the prorated amount of annual bonus that would have been payable to Mr. Donovan or Ms. Duttlinger with respect to the fiscal year in which his/her employment is terminated, provided that the performance targets have been actually achieved as of the date of termination (unless such termination of employment follows a Change in Control, as defined in the Agreement, in which case Mr. Donovan will receive a bonus equal to 40% of his base salary regardless of the Company's performance and Ms. Duttlinger will receive a bonus equal to 35% of her base salary regardless of the Company's performance), (ii) Mr. Donovan and Ms. Duttlinger will continue to receive life insurance, medical, dental and hospitalization benefits for a period of 24 months following termination of employment, and (iii) all outstanding stock options and restricted shares will become immediately exercisable, vested and nonforfeitable.

     Pursuant to the Executive Employment Agreements, Mr. Donovan and Ms. Duttlinger are generally prohibited during the term of the Agreement, and for a period of two years thereafter, from competing with the Company, soliciting any customer of the Company or inducing or attempting to persuade any employee of the Company to terminate his or her employment with the Company in order to enter into competitive employment.

CERTAIN RELATIONSHIPS

     In 2001, Viskase Corporation had sales of $689,000 made in the ordinary course of business to Cargill and its affiliates. Gregory R. Page, President and Chief Operating Officer of Cargill, is a non-employee director of Viskase.

                          IX.  LITIGATION PROCEEDINGS

     For a discussion of the litigation proceedings of Viskase, SEE "RISK FACTORS -- Risks Related To Viskase's Operations" in the Offer to Exchange.

                     X.  SUMMARY OF PLAN OF REORGANIZATION

A.  OVERVIEW OF CHAPTER 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. Upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's chapter 11 case.

     Formulation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Chapter 11 does not require each holder of a claim or interest to vote in favor of the plan in order for the Bankruptcy Court to confirm such plan. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan of reorganization binding upon the debtor, any issuer of securities under the plan of reorganization, any person or entity acquiring property under the plan of reorganization and any creditor or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan of reorganization or (ii) receives or retains any property under the plan of reorganization. Subject to certain limited exceptions and other than as provided in the plan of reorganization itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan of reorganization and substitutes therefor the obligations specified under the confirmed plan of reorganization and terminates all rights and interests of prepetition equity security holders.

     The following is an overview of certain material provisions of the Plan. The following summary of the material provisions of the Plan do not purport to be complete and is qualified in its entirety by reference to all the provisions of the Plan, including all exhibits thereto, all documents described herein and the definitions herein of certain terms used below.

B.  GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS

     The Plan provides for payment in full or other reinstatement of Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims and General Unsecured Claims (including trade claims).

     The Plan further provides that, on the Effective Date or such later date that Distributions are required to be made on account of Allowed Claims, (a) the holders of Allowed Claims in Class 4 (Old Note Claims) will receive, in full satisfaction of their Class 4 Claims, for each $1,000 in principal amount of Old Notes held, (i) $367.96271 principal amount of New Notes; and (ii) 3,170.612 shares of New Common Stock and (b) all existing Equity Interests will be cancelled and the holders of Equity Interests will receive, in full and final satisfaction of their Equity Interests, a pro rata share of the Warrants. SEE "DESCRIPTION OF THE NEW NOTES" in the Offer to Exchange.

     Viskase's management believes that the Plan provides consideration to all Classes of Claims and Equity Interests reflecting an appropriate resolution of their Claims and Equity Interests, taking into account the differing nature and priority of such Claims and Equity Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Equity Interests who do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court.

C.  CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

     Section 1123 of the Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, Viskase into separate classes based upon their legal nature. In accordance with Section 1123 of the Bankruptcy Code, claims of a substantially similar legal nature are usually classified together, as are equity interests which give rise to the same legal rights; the "claims" and "equity interests" themselves, rather than their holders, are classified.

     Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" or "unimpaired" by the plan. If a class of claims is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan (unless the plan provides for no distribution to the holders, in which case, the holders are deemed to reject the plan), and the right to receive under the chapter 11 plan no less value than the holder would receive if the debtor were liquidated under chapter 7. Under Section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless the plan (i) does not alter the legal, equitable and contractual rights of the holders or (ii) irrespective of the holders' acceleration rights, cures all defaults (other than those arising from the debtor's insolvency, the commencement of the case, or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable and contractual rights. Typically, this means the holder of an unimpaired claim will receive, on the later of the effective date or the date on which amounts owing are due and payable, payment in full, in cash, with postpetition interest to the extent appropriate and provided under the governing agreement (or if there is no agreement, under applicable nonbankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor's case not been commenced.

     The Plan divides Claims and Equity Interests into five Classes and sets forth the treatment for each Class. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. Viskase also is required under Section 1122 of the Bankruptcy Code to classify Claims against, and Equity Interests in, Viskase into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. Viskase believes that the Plan has classified all Claims and Equity Interests in compliance with the provisions of
Section 1122, but once the Reorganization Case has been commenced, it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, Viskase intends, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim after approval of the Plan could necessitate a resolicitation of acceptances of the Plan.

     One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are "allowed" may receive distributions under a chapter 11 plan. In general, an "allowed" claim or "allowed" equity interest simply means that the debtor agrees, or in the event of a dispute, that the Bankruptcy Court determines, that the claim or equity interest, including the amount, is in fact a valid, binding and enforceable obligation of the debtor. Section 502(a) of the Bankruptcy Code provides that a timely-filed claim or equity interest is automatically "allowed" unless the debtor or other party-in-interest objects. However, Section 502(b) of the Bankruptcy Code specifies certain claims that may not be "allowed" in bankruptcy even if a proof of claim is filed. These include claims that are unenforceable under the governing agreement or applicable nonbankruptcy law, claims for unmatured interest, property tax claims in excess of the debtor's equity in the property, certain claims for services that exceed their reasonable value, lease and employment contract rejection damage claims in excess of specified amounts, late-filed claims, and contingent claims for contribution and reimbursement. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor's schedules or is listed as disputed, contingent or unliquidated, if the holder has not filed a proof of claim or equity interest before the established deadline, or bar date. Old Note Claims in Class 4 shall be deemed Allowed as provided below.

     Except as otherwise provided in the Plan, distributions to holders of Allowed Claims will be made pursuant to Section 6.08 of the Plan.

  1.  TREATMENT OF UNCLASSIFIED CLAIMS

     The Bankruptcy Code does not require classification of certain priority claims against a debtor. In this case, these unclassified claims include Administrative Claims and Priority Tax Claims.

  a.  Administrative Claims

     An Administrative Claim is a claim for payment of an administrative expense or claim under Section 503 of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, the costs and expenses of preserving Viskase's estate and operating the business of Viskase, including wages, salaries and commissions for services, compensation for legal and other services and reimbursement of expenses awarded under Sections 330(a) or 331 of the Bankruptcy Code, and all fees and charges assessed against the estate under chapter 123 of title 28 of the United States Code, 28 U.S.C. sec. 1930, rendered after the commencement of the Reorganization Case. Each holder of an Allowed Administrative Claim (except for any Allowed Secured Claim in Class 2) will receive from Reorganized Viskase cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date, and (b) the date on which such Claim becomes an Allowed Administrative Claim; provided, however, that Administrative Claims that represent liabilities incurred by Viskase in the ordinary course of its business during the Reorganization Case may be assumed by Reorganized Viskase and paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Viskase anticipates paying administrative expenses in the ordinary course of business, including all interim applications for payment of professional fees and expenses, after notice and a hearing before the Court.

  b.  Priority Tax Claims

     A Priority Tax Claim is an Allowed Claim entitled to priority under Sections 502(i) and 507(a)(8) of the Bankruptcy Code. Unless otherwise agreed to by the parties, each holder of a Priority Tax Claim that is an Allowed Claim will receive from Reorganized Viskase deferred cash payments over a period not exceeding six years from the date of assessment of the Priority Tax Claim on which such Allowed Claim is based. Payments will be made in annual installments, with the first payment due on the later of (a) the first anniversary of the Effective Date, and (b) the date on which such Priority Tax Claim becomes an Allowed Claim, and subsequent payments to be made on each anniversary of the first payment date, together with interest accrued from the next preceding payment date at the rate of 5% per annum, on the unpaid portion of the Allowed Claim; provided, however, that any installments remaining unpaid on the date which is six years after the date of assessment of the Claim upon which the Allowed Claim is based will be paid on the first Business Day following such date, together with any accrued or unpaid interest to that date; and provided further, that Reorganized Viskase reserves the right to pay any such Claim or any remaining balance of any such Claim, in full at any time on or after the Effective Date, at its option, without premium or penalty. If there is any dispute over the rate of interest to be paid to the holder of a Priority Tax Claim under this section, such dispute shall be resolved by the Bankruptcy Court on or prior to the Confirmation Date.

  2.  TREATMENT OF CLASSIFIED CLAIMS

  a.  Unimpaired Classes of Claims

     CLASS 1 -- PRIORITY NON-TAX CLAIMS. Class 1 generally consists of all Claims entitled to priority under Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim against Viskase. Viskase estimates that there will not be any Allowed Priority Non-Tax Claims in Class 1. Claims in Class 1 are unimpaired by the Plan.

     Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 will be paid the Allowed amount of such Claim in full in cash by Reorganized Viskase on or before the later of (a) the Effective Date, and (b) the date such Claim becomes an Allowed Claim.

     CLASS 2 -- SECURED CLAIMS. Class 2 consists of all Allowed Claims against Viskase, secured by security interests in or liens on property of Viskase, including, but not limited to, Claims secured by mortgages, mechanics' or materialmen's liens, artisan's liens, or of miscellaneous personal property such as office furniture, telephone systems, copiers and mailing equipment and secured tax Claims. Each Class 2 -- Secured Claim shall be treated for all purposes of the Plan as a separate class. Class 2 -- Secured Claims are unimpaired under the Plan. As of the Effective Date, Viskase estimates that there will not be any Allowed Secured Claims in Class 2.

     Under the Plan, unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each holder of an Allowed Secured Claim in any subclass of Class 2 will either (a) not be altered by the Plan, or (b) at the option of Reorganized Viskase be treated in any other manner that will result in such Allowed Secured Claim being deemed unimpaired under Section 1124 of the Bankruptcy Code.

     CLASS 3 -- GENERAL UNSECURED CLAIMS. Class 3 consists of all Allowed Unsecured Claims against Viskase, including but not limited to any Intercompany Claims, except for those in Classes 1 or 4. Intercompany Claims consist of all Allowed Claims by Viskase of its direct or indirect subsidiaries against Viskase. Such Claims include the non-priority portion of obligations to Viskase's employees, trade claims and prepetition claims for professional services. Viskase expects that parties may file Claims that Viskase disputes and are currently the subject of litigation. These litigation claims include Claims of the Illinois Department of Revenue and Claims of certain parties that Viskase and its subsidiaries violated certain antitrust laws. Viskase also is subject to certain contingencies in connection with the sales of its subsidiaries and business units. Viskase estimates that there will be approximately $111,570 of Allowed Unsecured Claims in Class 3. Allowed Unsecured Claims in Class 3 are unimpaired.

     Under the Plan, unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each Holder of an Allowed Unsecured Claim in Class 3 will either (a) not be altered by the Plan, or (b) at the option of Reorganized Viskase will be treated in any other manner that will result in such Allowed Unsecured Claim being deemed unimpaired under section 1124 of the Bankruptcy Code.

  b.  Impaired Classes of Claims

     CLASS 4 -- OLD NOTES. Class 4 consists of all Allowed Claims that the holders and beneficial owners of the Old Notes have against Viskase arising out of or relating to the Old Notes. The aggregate principal amount outstanding under the Old Notes was $163,060,000. In addition, there was $8,356,825, in accrued but unpaid interest due and owing on the Old Notes as of December 1, 2001. For a Description of the Old Notes, SEE "DESCRIPTION OF OTHER INDEBTEDNESS -- Old Notes" in the Offer to Exchange. Allowed Old Note Claims in Class 4 are impaired under the Plan.

     Under the Plan, the holders of Allowed Old Note Claims in Class 4 will receive on the Effective Date, for each $1,000 principal amount of Old Notes held by such Holder, (1) $367.96271 in principal amount of New Notes, and (2) 3,170.612 shares of New Common Stock. For a description of the New Notes, SEE "DESCRIPTION OF THE NEW NOTES" in the Offer to Exchange. An aggregate of $60 million in principal amount of New Notes will be issued under the Plan (plus interest accrued from December 1, 2001).

     CLASS 5 -- EQUITY INTERESTS. Class 5 consists of the Equity Interests of the holders and beneficial owners of Old Common Stock, Old Stock Options and Stock Rights. As of July 10, 2002, there were 15,316,062 shares of Old Common Stock outstanding. Old Stock Options were granted under the Old Stock Option Plan and, as of July 10, 2001, there were 871,930 Old Stock Options outstanding, all of which are vested(5). For a description of the Old Common Stock, SEE "DESCRIPTION OF CAPITAL STOCK" in the Offer to Exchange. Class 5 Equity Interests are impaired under the Plan.

     Under the Plan, Class 5 Allowed Equity Interests will be cancelled and the holders of Equity Interests will receive their pro rata share of the Warrants. SEE SECTION X.O. -- SUMMARY OF PLAN OF REORGANIZATION -- the Warrants."

---------------

5 The outstanding Old Stock Options have an average exercise price of $2.68 and are all, at the current market price of Old Common Stock, out of the money.

D.  MEANS FOR EXECUTION OF THE PLAN

  1.  CERTIFICATE OF INCORPORATION AMENDMENT

     On the Effective Date, Reorganized Viskase will amend its Amended and Restated Certificate of Incorporation (the "Reorganized Viskase Certificate"). The Reorganized Viskase Certificate will, among other provisions, (i) prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code, and (ii) authorize such other actions as are necessary to facilitate consummation of the Plan, all without any further action by the members, stockholders or directors of Viskase or Reorganized Viskase. The Reorganized Viskase Certificate will become effective upon the Effective Date. Viskase will cancel the Rights Agreement on or before the Plan Confirmation Date.

  2.  ISSUANCE OF NEW NOTES

     The New Notes will be issued on the Effective Date and will be distributed only in whole dollar amounts (with any fractional amounts rounded down to the nearest whole dollar). The issuance and distribution of New Notes by Reorganized Viskase will be authorized and directed without further act or action under applicable law, regulation, order or rule. The Confirmation Order will provide that the issuance of the New Notes will be exempt from the registration requirements of the Securities Act, in accordance with Section 1145 of the Bankruptcy Code. For a description of the New Notes, SEE "DESCRIPTION OF THE NEW NOTES" in the Offer to Exchange. For a discussion of the transferability of the New Notes after issuance SEE SECTION XII. -- "APPLICATION OF SECURITIES ACT."

  3.  CANCELLATION OF SECURITIES, OLD NOTES INDENTURES AND INSTRUMENTS

     Pursuant to Section 1123(a)(5)(F) of the Bankruptcy Code, on the Effective Date, (i) the Old Notes and the Old Notes Indenture will be terminated and canceled and (ii) all existing Equity Interests will, without any further action, be cancelled, annulled and extinguished and any certificates representing such Equity Interests will be null and void.

  4.  RIGHTS OF OLD INDENTURE TRUSTEE UNDER OLD NOTES INDENTURE

     The Plan provides that the Old Indenture Trustee will receive full compensation in cash from Reorganized Viskase on the Effective Date for services rendered prior to the Effective Date, and that upon such payment distributions of New Notes to the holders of Allowed Claims in Class 4 pursuant to Section
6.03 of the Plan will be free of any lien or claim asserted by the Old Indenture Trustee.

  5.  RIGHTS OF NEW INDENTURE TRUSTEE UNDER NEW NOTES INDENTURE

     On the Effective Date, the New Indenture Trustee will receive compensation on a reasonable basis for services rendered from and after the Effective Date in effectuating the distribution of New Notes as contemplated by the Plan to the holders of Allowed Claims in Class 4 and the surrender and cancellation of the Old Notes as contemplated by the Plan. The New Indenture Trustee will be indemnified by Reorganized Viskase for any loss, liability or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the New Notes Indenture.

  6.  ISSUANCE OF NEW COMMON STOCK AND WARRANTS

     On the Effective Date, an aggregate of approximately 517,000,000 shares (or approximately 94% of the issued and outstanding shares of New Common Stock as of the Effective Date) of New Common Stock will be issued and distributed to holders of Allowed Claims in Class 4. 3,170.612 shares of New Common Stock will be issued for each $1,000 in principal amount of Old Notes held by a holder of an Allowed Class 4 Claim. For a description of the New Common Stock, SEE "DESCRIPTION OF CAPITAL STOCK" in the Offer to Exchange. The shares of New Common Stock issued and distributed to holders of Allowed Class 4 Claims and the shares of Restricted Stock issued and distributed to the members of the Management Group on the Effective Date will be subject to pro rata dilution upon the exercise of the Warrants. For a description of the Warrants, SEE SECTION X.O. -- "The Warrants."

E.  CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

     The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied by Viskase:
(i) the Confirmation Order shall have become effective under Bankruptcy Rule 7062 and shall have become a Final Order, and (ii) any and all of the necessary United States or foreign government statutory, regulatory or antitrust approvals or consents shall have been received.

F.  EFFECTS OF PLAN CONFIRMATION

  1.  DISCHARGE OF CLAIMS; RELATED INJUNCTION

     Except as otherwise expressly provided in the Plan, the Confirmation of the Plan will immediately discharge Viskase from any Claim and any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code) that arose before the Confirmation Date, and Viskase's liabilities in respect thereof will be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of Viskase entered into or obligation of Viskase incurred before the Confirmation Date, or from any conduct of Viskase prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, whether such interest accrued before or after the date of commencement of the Reorganization Case, and from any liability of a kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed under Section 501 of the Bankruptcy Code, such claim is allowed under Section 502 of the Bankruptcy Code, or the holder of such Claim has accepted the Plan.

     Except as may be provided in the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner, any action or other proceeding against Reorganized Viskase or its property, (ii) enforcing, attaching, collecting or recovering in any manner, any judgment, award, decree or order against Reorganized Viskase or its property, (iii) creating, perfecting or enforcing any lien or encumbrance against Reorganized Viskase or its property, (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Reorganized Viskase or its property, and (v) commencing or continuing any action, in any manner or in any place, that does not comply with, or is inconsistent with, the provisions of the Plan.

  2.  REVESTING

     Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Viskase will be vested with all of the property of its Estate, regardless of whether scheduled by Viskase, including, without limitation, all causes of action of any kind whatsoever not otherwise released pursuant to the terms of this Plan, free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Court.

  3.  RETENTION OF BANKRUPTCY COURT JURISDICTION

     After confirmation, the Court will retain jurisdiction (a) to determine any Disputed Claims, (b) determine requests for payment of Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto, (c) to resolve controversies and disputes regarding interpretation and implementation of the Plan, (d) to enter orders in aid of the Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect Reorganized Viskase, (e) to modify the Plan pursuant to Section 10.02 of the Plan, (f) to determine any and all applications, Claims, adversary proceedings and contested or litigated matters pending on the Effective Date, (g) to allow, disallow, estimate, liquidate or determine any Claim against Viskase and to enter or enforce any order requiring the filing of any such Claim before a particular date, (h) to determine any and all pending applications for the rejection or disaffirmance of executory contracts or leases, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom, and (i) to enter a final decree closing the Reorganization Case.

  4.  RELEASES

     On the Effective Date, Viskase will waive, release and forever discharge all persons and entities from any preference claims that Viskase may be entitled to bring against such parties pursuant to Section 547 of the Bankruptcy Code.

  5.  PAYING AGENT

     The Plan provides that Wells Fargo Bank Minnesota, National Association will act as Paying Agent with respect to disbursements of Distributions and exchange of Old Notes for New Notes under the Plan. The Paying Agent will make each required Distribution by the date stated in the Plan with respect to such Distribution. Any Distribution required to be made on the Effective Date will be deemed to be made as soon as practicable after such date and, in any event, within days after such date. At the option of Reorganized Viskase, Distributions may be made in cash, by wire transfer or by a check drawn on a domestic bank. Disbursement of New Notes shall be made by the issuance and delivery of such New Notes, in global or certificated form as provided in the New Notes Indenture.

G.  SURRENDER OF OLD NOTES

     As a condition to participation under the Plan, the Holder of an Old Note must surrender its Old Note to the Paying Agent and execute and deliver a letter of transmittal or such other documents as are reasonably requested by the Paying Agent or Reorganized Viskase. If an Old Note is unavailable, no distribution shall be made hereunder unless and until the Claimant provides the Paying Agent with an affidavit that such note was lost and posts a bond in form and substance satisfactory to Reorganized Viskase. The Paying Agent will make Distributions of New Notes only to the holders of Old Notes who surrender their Old Notes.

H.  MANAGEMENT OF REORGANIZED VISKASE

     On the Effective Date, the management, control and operation of Reorganized Viskase will become the general responsibility of the board of directors of Reorganized Viskase, who will thereafter have responsibility for the management, control and operation of Reorganized Viskase in accordance with applicable law. The initial board of directors of Reorganized Viskase will consist of five directors, such directors to be Reorganized Viskase's Chief Executive Officer and four persons to be designated by the holders of a majority in aggregate principal amount of the Old Notes. A list setting forth the identities of the five initial members of the Board of Directors of Reorganized Viskase will be filed in a submission to the Bankruptcy Court as part of the Reorganization Documents or otherwise prior to the Effective Date. Mr. Gustafson has indicated that he intends to resign from his position as Chairman of the Board and Chief Executive Officer of Viskase concurrent with the time that the Plan becomes effective. Viskase anticipates that other officers of Viskase immediately prior to the Effective Date will serve, in their respective capacities, as the initial officers of Reorganized Viskase on and after the Effective Date. For a further description of the management of Reorganized Viskase, SEE SECTION
VIII. -- "MANAGEMENT OF VISKASE -- OFFICERS AND DIRECTORS."

I.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     On the Confirmation Date, all executory contracts and unexpired leases of Viskase will be assumed in accordance with the provisions of Sections 365 and 1123 of the Bankruptcy Code with such assumption to become effective on the Effective Date, except for (i) any and all executory contracts which are the subject of separate motions filed pursuant to Section 365 of the Bankruptcy Code by Viskase prior to the commencement of the hearing on Confirmation of the Plan, and (ii) any and all such contracts rejected prior to entry of the order confirming the Plan. Contracts entered into after the Petition Date will be performed by Reorganized Viskase in the ordinary course of business.
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

J.  UNCLAIMED DISTRIBUTIONS

     If any Distribution is returned as undeliverable, Reorganized Viskase will use reasonable efforts to determine the current address of such holder, but no Distribution to any such holder will be made unless and until Reorganized Viskase has determined the then current address of such holder, at which time such Distribution to such holder shall be made to such holder without interest. Amounts in respect of any undeliverable Distributions made through Reorganized Viskase will be returned to and held, in trust, by Reorganized Viskase until such Distributions are claimed. Cash, New Notes, New Common Stock, Warrants and other Distributions that are not claimed by the expiration of the later of one year from the Effective Date or one year from the date such Claim becomes an Allowed Claim will be deemed unclaimed property under Section 347(b) of the Bankruptcy Code and shall revest in Reorganized Viskase (and, shall be subject to redistribution, as appropriate, in accordance with the provisions of Articles IV and V of the Plan, as applicable). After the expiration of the one year period referenced in the two preceding sentences, the claim of any holder to such Distributions will be discharged and forever barred. Nothing contained in the Plan will require Viskase or Reorganized Viskase to attempt to locate any holder of an Allowed Claim.

K.  MODIFICATION OF THE PLAN

     Viskase reserves the right, in accordance with Section 1127(b) of the Bankruptcy Code and Section 10.02 of the Plan, and subject to the Restructuring Agreement, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Viskase may, upon order of the Court, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

L.  REVOCATION OF THE PLAN

     Viskase reserves the right, subject to the Restructuring Agreement and
Section 10.03 of the Plan, to revoke and withdraw the Plan prior to entry of the Confirmation Order. If Viskase revokes or withdraws the Plan, or if Confirmation of the Plan does not occur, then, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against Viskase or any other person or prejudice in any manner the rights of Viskase or any Person in any other further proceedings involving Viskase.

M.  RESTRICTED STOCK PLAN

     On the Effective Date, Reorganized Viskase will adopt a Restricted Stock Plan that will provide for the issuance of an aggregate of approximately 16 million shares of restricted New Common Stock ("Restricted Stock") to approximately sixty management employees based upon an allocation to be prepared by Viskase's Chief Executive Officer, and to approximately an additional 90 employees based upon the number of Old Common Shares owned by such employees in their Viskase 401(k) plan. An additional 17 million shares of New Common Stock will be reserved for future issuance under the Restricted Stock Plan. The purpose of the Restricted Stock Plan is to encourage employees to stay in the employ of Reorganized Viskase and its subsidiaries following the Confirmation Date.

     The Restricted Stock awards to the members of the Management Group will be set forth in the Restricted Stock Plan, a copy of which will be included in the Reorganization Documents, and will be subject to anti-dilution adjustment upon the occurrence of certain events. The Restricted Stock granted under the Restricted Stock Plan will vest over a four year period, with 12 1/2% of the Restricted Stock award vesting on the grant date, and 17 1/2%, 20%, 20% and 30% of the Restricted Stock award vesting on each of the first, second, third and fourth anniversaries of the grant date, respectively. All shares of Restricted Stock subject to an award which have not vested to a participant at the time of termination of employment shall be forfeited upon termination of employment with the Company or one of its subsidiaries for any reason other than for Cause (as such term is defined in the Restricted Stock Plan).

N.  MANAGEMENT AGREEMENTS

     On the Plan Effective Date, Reorganized Viskase will assume the Management Agreements, which include existing employment agreements between Viskase and each of F. Edward Gustafson, Gordon S. Donovan and Kimberly K. Duttlinger, an employment agreement and letter of credit agreement between Viskase, Viskase Corporation and Mr. Gustafson, and each of the indemnification agreements to be entered into between Viskase and each of the twelve directors and officers listed on Schedule 5.12 to the Restructuring Agreement.

O.  THE WARRANTS

     Each Warrant will entitle the holder thereof to purchase one share of New Common Stock at an exercise price of $0.20 per share, subject to adjustment upon the occurrence of certain events described in the Warrant Agreement. Warrants will be issued to holders of Equity Interests at the Effective Time, which Warrants will, in the aggregate, initially entitle holders thereof to purchase up to 15,316,062 shares of New Common Stock.

                     XI.  CERTAIN FACTORS TO BE CONSIDERED

     THE NEW NOTES TO BE ISSUED PURSUANT TO THE PLAN ARE SUBJECT TO A NUMBER OF MATERIAL RISKS. HOLDERS OF IMPAIRED CLAIMS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN. FOR DISCUSSION OF ADDITIONAL RISKS ASSOCIATED WITH THE RESTRUCTURING, SEE "RISK FACTORS" IN THE OFFER TO EXCHANGE.

A.  DISRUPTION OF OPERATIONS RELATING TO BANKRUPTCY FILING

     Viskase's solicitation of acceptances of the Plan, or any subsequent commencement of the Reorganization Case, even in connection with the Plan, could adversely affect Viskase's or its Subsidiaries' relationships with their customers, suppliers or employees and operating results. Weakened operating results could adversely affect Viskase's ability to obtain Confirmation of the Plan or to avoid financial difficulties after consummation of the Plan. Viskase anticipates, however, that it will have sufficient cash to service the obligations that it intends to pay during the period prior to and through the consummation of the Plan.

     VISKASE'S SUBSIDIARIES ARE NOT PARTIES TO THE PLAN AND WILL THEREFORE CONTINUE TO OPERATE IN THE ORDINARY COURSE OF BUSINESS. AS SUCH, THE PLAN DOES NOT AFFECT THE CONTINUING AND TIMELY PAYMENT IN FULL OF VISKASE'S SUBSIDIARIES' OBLIGATIONS TO SUPPLIERS AND OTHER CREDITORS. IN ADDITION, THE PLAN PROVIDES FOR VISKASE'S UNSECURED CREDITORS, INCLUDING, WITHOUT LIMITATION, TRADE CREDITORS, TO BE PAID IN FULL, AND SUCH CREDITORS WILL NOT, THEREFORE, BE IMPAIRED AND WILL BE DEEMED TO ACCEPT THE PLAN. IMMEDIATELY PRIOR TO OR ON THE EFFECTIVE DATE, VISKASE CORPORATION WILL BE MERGED WITH AND INTO VISKASE, WITH VISKASE BEING THE SURVIVING CORPORATION IN THE MERGER.

B.  CERTAIN RISKS OF NON-CONFIRMATION

     Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court, which sits as a court of equity with substantial discretion, will confirm the Plan. A non-accepting creditor of Viskase might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to Confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for Confirmation and requires, among other things, a finding by the Bankruptcy Court that the Confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting creditors will not be less than the value of distributions such creditors would receive if Viskase were liquidated under Chapter 7 of the Bankruptcy Code. SEE SECTION XVIII. -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- Best Interests Test -- Chapter 7 Liquidation Analysis." There can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, but Viskase believes that the Bankruptcy Court should find that the Plan will not be followed by a need for further financial reorganization and that non-accepting creditors will receive distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code. SEE SECTION XX. -- "VOTING AND CONFIRMATION OF THE PLAN."

     Additionally, even if the required acceptances of Classes 4 and 5 are received, the Bankruptcy Court might find that the Solicitation did not comply with the solicitation requirements made applicable by Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). In such an event, Viskase may seek to resolicit acceptances, but Confirmation of the Plan could be substantially delayed and possibly jeopardized. Viskase believes that its Solicitation of acceptances of the Plan complies with the requirements of Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), that duly executed Ballots will be in compliance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and that, if sufficient acceptances are received, the Plan should be confirmed by the Bankruptcy Court. Viskase, however, expressly reserves the right not to file the Plan and to pursue other alternatives.

     Should the Bankruptcy Court fail to confirm the Plan after the Reorganization Case has been filed, Viskase would then consider all strategic alternatives available to it at the time, which may include the commencement of a chapter 11 case without a pre-approved plan of reorganization or the implementation of an alternative restructuring arrangement outside of bankruptcy. Pursuit of any such alternative could result in a protracted and non-orderly reorganization with all the attendant risk of adverse consequences to Viskase's and its Subsidiaries' businesses, operations, employees, customers and supplier relations and its ultimate ability to function effectively and competitively.

     Even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that Viskase would not thereafter suffer a disruption in its business operations as a result of filing the Reorganization Case.

     The consummation of the Plan also is subject to certain conditions. SEE
SECTION X.E. -- "SUMMARY OF PLAN OF REORGANIZATION -- Conditions Precedent to Consummation of the Plan."

     If the Plan were not to be confirmed, it is unclear whether a reorganization could be implemented and what holders of Claims and Equity Interests would ultimately receive with respect to their Claims and Equity Interests. If an alternative reorganization could not be agreed to, it is possible that Viskase would have to liquidate its assets, in which case holders of Claims and Equity Interests could receive less than they would have received pursuant to the Plan.

C.  CERTAIN BANKRUPTCY CONSIDERATIONS

  1.  FAILURE TO FILE PLAN

     If the Exchange Restructuring is not consummated, but Ballots containing votes to accept the Plan are received in sufficient amounts and numbers which are sufficient to confirm the Plan, Viskase may (but, subject to the Restructuring Agreement, expressly reserves the right not to) file a prepackaged chapter 11 case and use such Ballots to confirm the Plan. Viskase believes that obtaining sufficient acceptances before commencing a bankruptcy case would be preferable from the point of view of its creditors, stockholders and other constituents because such acceptances can reduce disputes during such a case concerning the reorganization of Viskase and should, therefore, substantially reduce the time and costs of such a case, result in a larger distribution to Viskase's creditors than would be available under a non-prepackaged reorganization under chapter 11 of the Bankruptcy Code or a liquidation under chapter 7 of the Bankruptcy Code (in the absence of other alternatives) and afford Viskase the best opportunity to accomplish the Prepackaged Restructuring in a bankruptcy case. If the Exchange Restructuring is not consummated and Viskase does not have the necessary acceptances to confirm the Plan, Viskase may seek to accomplish an alternative restructuring of its capitalization and its obligations to its creditors and obtain their consent to any such restructuring plan with or without a pre-approved plan of reorganization or otherwise. SEE SEC-

TION XIX. -- "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN." There can, however, be no assurance that any alternative restructuring arrangement or plan would result in a reorganization of Viskase other than a liquidation, or that any such reorganization would be on terms as favorable to the holders of Claims and Equity Interests as the terms of the Plan. There is a risk that distributions to holders of Claims and Equity Interests under a liquidation or under a protracted and non-orderly reorganization would be substantially delayed and diminished.

     For purposes of comparison with the anticipated distributions under the Plan, Viskase has prepared an analysis of estimated recoveries in a liquidation under chapter 7 of the Bankruptcy Code. SEE SECTION XVIII.C. -- "FEASIBILITY OF THE PLAN AND THE BEST INTEREST OF CREDITORS TEST -- Chapter 7 Liquidation Analysis." A description of procedures followed and the assumptions and qualifications in connection with this analysis is set forth in the notes thereto. SEE SECTION XVIII.B. -- "FEASIBILITY OF THE PLAN AND THE BEST INTEREST OF CREDITORS TEST -- Best Interests Tests," for a general discussion of the liquidation analysis.

  2.  EFFECT OF TRANSFER OF VENUE

     If Viskase files a petition or relief under chapter 11 of the Bankruptcy Code, Viskase believes that Illinois is a proper and appropriate venue for the Reorganization Case and intends, if at all, to commence the Reorganization Case in the bankruptcy court located in the Northern District of Illinois. Creditors, however, may seek to transfer venue of the Reorganization Case to another jurisdiction. Notwithstanding Viskase's belief, it is not free from doubt that the Bankruptcy Court could conclude venue should lie elsewhere. In such event, confirmation of the Plan could be substantially delayed.

D.  INHERENT UNCERTAINTY OF REORGANIZED VISKASE'S FINANCIAL PROJECTIONS

     The assumptions and estimates underlying the Projections set forth in
Section XV. of this Disclosure Statement are inherently uncertain and, though considered reasonable by management as of the date hereof are subject to a wide variety of significant business, economic, competitive and political risks and uncertainties, the most significant of which is anticipated to be Viskase's ability to increase prices and maintain market share in a highly competitive marketplace. The Projections are not necessarily indicative of the future financial position or results of operations of Viskase, which may vary significantly from those set forth in the Projections. Consequently, the Projections contained herein should not be regarded as a representation by Viskase or any of its affiliates, advisors or any other person that the projected financial position or results of operations can or will be achieved.

                      XII.  APPLICATION OF SECURITIES ACT

A.  THE SOLICITATION

     Because Viskase's offer of New Notes pursuant to the Exchange Offer is being made in reliance on Section 3(a)(9) of the Securities Act, the New Notes have not been registered under the Securities Act or any state securities laws. Unless so registered, the New Notes may not be offered or sold or otherwise transferred except pursuant to an exemption from, or in a prepackaged restructuring not subject to, the registration requirements of the Securities Act and applicable state securities laws. Based upon representations to be made by holders of Old Notes who vote in favor of the Plan in accordance with the Ballots, Viskase believes that the that the Solicitation will comply with applicable securities law registration exemptions.

B.  ISSUANCE OF NEW NOTES PURSUANT TO THE PLAN

     Generally, Section 1145(a)(1) of the Bankruptcy Code exempts the issuance of securities from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws if all of the following conditions are satisfied: (i) the securities are issued by a debtor (or its affiliates under a joint plan) under a plan of reorganization, (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, Viskase, and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in Viskase, or are issued "principally" in such exchange and "partly" for cash or property. Viskase believes that the distribution of the New Notes pursuant to the Plan would satisfy the aforementioned requirements, and Viskase intends to rely on the section 1145 exemption in respect of such issuance.

     Any New Notes issued pursuant to Bankruptcy Code Section 1145 exemption may be resold by the holders thereof without restriction, unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such New Notes, as defined in Section 1145(b)(1) of the Bankruptcy Code. Generally, Section 1145(b)(1) defines an "underwriter" as any person who (i) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (ii) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (iii) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or
(iv) is an issuer as contemplated by Section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference contained in Section 1145(b)(1)(iv) to an issuer as contemplated by Section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, directly or indirectly, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan or reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a "control person."

     BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, VISKASE MAKES NO REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE NEW NOTES TO BE DISTRIBUTED UNDER THE PLAN.

     MOREOVER, SUCH NEW NOTES, OR THE DOCUMENTS THAT ESTABLISH THE TERMS AND PROVISIONS THEREOF, MAY CONTAIN TERMS AND LEGENDS THAT RESTRICT OR INDICATE THE EXISTENCE OF RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES.

     VISKASE RECOMMENDS THAT RECIPIENTS OF NEW NOTES UNDER THE PLAN CONSULT WITH LEGAL COUNSEL CONCERNING THE LIMITATIONS ON THEIR ABILITY TO DISPOSE OF SUCH NEW NOTES.

     There can be no assurance that an active market for any of the New Notes to be distributed under the Plan will develop and no assurance can be given as to the prices at which they might be traded.

             XIII.  PREPACKAGED RESTRUCTURING ACCOUNTING TREATMENT

     For a discussion of pertinent accounting treatment of the Prepackaged Restructuring, SEE "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS" in the Offer to Exchange, and SECTION XV. -- "FINANCIAL PROJECTIONS AND ASSUMPTIONS USED" in this Disclosure Statement.

        XIV.  DESCRIPTION OF OLD NOTES AND OTHER INDEBTEDNESS OF VISKASE

SECURED CLAIMS

     The Secured Claims consist of equipment leases and installment sales contracts, to the extent that any exist. SEE SECTION X.C.2. -- "SUMMARY OF PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Interests; Treatment of Classified Claims; Class 2 -- Secured Claims."

GENERAL UNSECURED CLAIMS

  ILLINOIS DEPARTMENT OF REVENUE

     In 1993, the Illinois Department of Revenue (the "IDR") filed a proof of claim against Viskase in its prior chapter 11 case, alleging that Viskase had improperly utilized the net operating loss carryovers ("NOLs") of its then Wisconsin Steel subsidiaries. In 1998 and 1999, the IDR stated that Viskase owed the IDR approximately $1.3 million. Viskase and its subsidiaries believe that it was entitled to utilize the NOLs for Illinois income tax purposes and objects to the IDR's claim. The United States Bankruptcy Court for the Northern District of Illinois disallowed the IDR's claim. The IDR filed an appeal of the bankruptcy court's decision with the United States District Court for the Northern District of Illinois, and on February 13, 2002, the district court affirmed the bankruptcy court's decision. The IDR has filed an appeal of the district court's decision, which appeal is currently pending.

  ANTITRUST CLAIMS

     In March 1997, Viskase Corporation received a subpoena from the Antitrust Division of the U.S. Department of Justice ("DOJ") relating to a grand jury investigation of the sausage casings industry. In September 1999, Viskase Corporation received a subpoena from the DOJ relating to the expansion of the grand jury investigation into the specialty films industry. Viskase Corporation is cooperating fully with the investigations.

     During 1999 and 2000, Viskase and certain of its Subsidiaries and one other sausage manufacturer (the "Defendants") were named in ten virtually identical civil complaints filed in the U.S. District Court for the District of New Jersey (the "District Court") by the following plaintiffs: Smith Provision Co., Inc.; Parks LLC (d/b/a Parks Sausage Company); Real Kosher Sausage Company, Inc.; Sahlen Packing Co., Inc.; Marathon Enterprises, Inc.; Ventures East, Inc.; Keniston's, Inc.; Smithfield Foods, Inc.; Clougherty Packing Co.; and Klement Sausage Co. The District Court ordered all of these cases consolidated in Civil Action No. 99-5195-MLC (D.N.J.). Each complaint brought on behalf of a purported class of sausage casings customers allege that the Defendants unlawfully conspired to fix prices and allocate business in the sausage casings industry. Viskase and its Subsidiaries have filed answers to each of these complaints denying liability. In 2001, all of the consolidated cases were transferred to the U.S. District Court for the Northern District of Illinois, Eastern Division.

     SEE SECTION X.C.2. -- "SUMMARY OF PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Interests; Classified Claims -- Class 3 -- General Unsecured Claims."

OLD NOTES

     For a description of the Old Notes, SEE "DESCRIPTION OF OTHER INDEBTEDNESS -- Old Notes" in the Offer to Exchange.

COMMON STOCK, STOCK OPTIONS AND STOCK RIGHTS

     For a description of the Old Common Stock, Old Stock Options and Stock Rights, SEE "DESCRIPTION OF CAPITAL STOCK -- Common Stock" in the Offer to Exchange.

                XV.  FINANCIAL PROJECTIONS AND ASSUMPTIONS USED

     The following projected consolidated balance sheets, statements of operations and statements of cash flows (the "Projections") were prepared by Viskase based on, among other things, the anticipated financial position and results of operations of Viskase after consummation of the Prepackaged Restructuring. The Projections assume the Prepackaged Restructuring will be implemented in accordance with the terms described elsewhere in this Disclosure Statement and in the Offer to Exchange, and present the anticipated effects of the consummation of the Prepackaged Restructuring and various other factors on Viskase's financial position and results of operations through the period ending December 31, 2006.

     The Projections are based on numerous assumptions that are an integral part of the Projections, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Viskase, industry performance, general business and economic conditions, competition, adequate financing, continued supply and replenishment of inventory at assumed prices and other matters, many of which are beyond the control of Reorganized Viskase, and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is sent to holders of Old Notes may affect the actual financial results of Viskase's or Reorganized Viskase's operations. These variations may be material and may adversely affect the value of the New Notes and the ability of Reorganized Viskase to pay the obligations owing to certain holders of Claims entitled to distributions under the Plan. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur. SEE
SECTION XI.D. -- CERTAIN FACTORS TO BE CONSIDERED -- Inherent Uncertainty of Reorganized Viskase's Financial Projections.

     VISKASE DOES NOT GENERALLY PUBLISH ITS BUSINESS PLANS AND STRATEGIES OR MAKE EXTERNAL PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. HOWEVER, MANAGEMENT OF VISKASE HAS PREPARED THE PROJECTIONS TO PRESENT THE ANTICIPATED EFFECTS OF THE PREPACKAGED RESTRUCTURING. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES OF AICPA WITH RESPECT TO PROSPECTIVE FINANCIAL INFORMATION, NOR HAVE THEY BEEN PRESENTED IN LIEU OF PRO FORMA HISTORICAL FINANCIAL INFORMATION. HOWEVER, IN THE VIEW OF MANAGEMENT, THE PROJECTIONS WERE PREPARED ON A REASONABLE BASIS REFLECTING THE BEST CURRENTLY AVAILABLE ESTIMATES AND JUDGMENTS, AND PRESENT, TO THE BEST OF MANAGEMENT'S CURRENT KNOWLEDGE AND BELIEF, THE EXPECTED FUTURE FINANCIAL PERFORMANCE OF VISKASE ASSUMING THE CONSUMMATION OF THE EXPECTED PREPACKAGED RESTRUCTURING. AFTER THE EFFECTIVE DATE, VISKASE DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION DURING THE FIRST QUARTER OF 2002 OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IF ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. FURTHERMORE, VISKASE DOES NOT INTEND TO UPDATE OR REVISE THE PROJECTIONS TO REFLECT CHANGES IN GENERAL ECONOMIC, INDUSTRY OR POLITICAL CONDITIONS.

     Neither Viskase's independent auditors, nor any other independent accountants or financial advisors, have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections.

     Additional information relating to the principal assumptions used in preparing the Projections is set forth below. SEE "RISK FACTORS" in the Offer to Exchange for a discussion of various factors that could materially affect Viskase's financial position, results of operations or cash flows.

     The Projections set forth below for the years 2002 through 2006 were prepared giving consideration to Viskase's estimate of the current and projected trends in its industry and the economy. The projections assume implementation of the Plan as if the Prepackaged Restructuring has been completed on January 1, 2002.

                                 2002           2003           2004           2005           2006
                             ------------   ------------   ------------   ------------   ------------
NET SALES..................  $    191,498   $    199,920   $    210,782   $    216,600   $    222,700
COSTS AND EXPENSES
  Cost of sales............       152,175        157,378        164,569        167,200        169,800
  Selling, general
     administrative........        41,606         40,796         40,627         42,600         42,600
  Amortization of
     intangibles...........         2,000          2,000          2,000             --             --
                             ------------   ------------   ------------   ------------   ------------
OPERATING (LOSS) INCOME....        (4,283)          (254)         3,586          6,800         10,300
  Interest income..........           156            132            132            132            132
  Interest expense.........       (11,308)        (9,942)        (8,413)        (6,562)        (7,252)
  Other expense, net.......           (81)           (57)           (30)           (30)           (30)
                             ------------   ------------   ------------   ------------   ------------
(LOSS) INCOME BEFORE
  TAXES....................       (15,516)       (10,121)        (4,725)           340          3,150
  Income tax provision
     (benefit).............          (249)           848          1,630          1,675          1,740
                             ------------   ------------   ------------   ------------   ------------
NET (LOSS) INCOME..........  $    (15,267)  $    (10,969)  $     (6,355)  $     (1,335)  $      1,410
                             ============   ============   ============   ============   ============
WEIGHTED AVERAGE COMMON
  SHARES...................   565,316,062    565,316,062    565,316,062    565,316,062    565,316,062
                             ============   ============   ============   ============   ============
PER SHARE AMOUNTS
  Income (loss) per share
     basic and diluted.....  $      (0.03)  $      (0.02)  $      (0.01)  $     (0.002)  $      0.002
     Operating income......        (4,283)          (254)         3,586          6,800         10,300
     Depreciation..........        20,425         18,360         16,539         16,700         14,900
     Amortization..........         2,000          2,000          2,000             --             --
                             ------------   ------------   ------------   ------------   ------------
     EBITDA................  $     18,142   $     20,106   $     22,125   $     23,500   $     25,200
                             ============   ============   ============   ============   ============

               XVI.  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The Projections do not reflect the issuance of preferred stock that is contemplated by the Exchange Restructuring but not by the Prepackaged Restructuring. However, the pro forma financial statements in the Offer to Exchange do reflect the issuance of such preferred stock, and also show certain additional information with respect to U.S. and foreign EBITDA. SEE "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS" in the Offer to Exchange.

             XVII.  CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain significant U.S. federal income tax consequences of the Plan for Viskase, its creditors, and its stockholders. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to Viskase, a creditor, or a stockholder in light of its investment circumstances. This discussion does not address creditors or stockholders subject to special treatment under the U.S. federal income tax laws, such as banks, tax-exempt entities, foreign corporations or individuals who are not citizens or residents of the United States. Except as expressly stated below, this discussion does not address any state, local or foreign tax matters. All references to taxes are solely to U.S. federal income taxes.

     The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, the ("Code"), proposed, temporary and final Treasury Regulations, public and private Internal Revenue Service (the "IRS") rulings and pronouncements and relevant judicial decisions, all of which are subject to change, possibly with retroactive effect. Moreover, the tax consequences of certain aspects of the Plan are uncertain because of the lack of applicable legal precedent.

     Viskase has not received an opinion of counsel or a ruling from the IRS as to the consequences of the Plan and does not intend to seek a ruling from the IRS or opinion of counsel with respect thereto. There can be no assurance the treatment discussed below will be accepted by the IRS. HOLDERS OF CLAIMS AND HOLDERS OF EQUITY INTERESTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM, INCLUDING FOREIGN, STATE AND LOCAL TAXES.

CONSEQUENCES TO HOLDERS PURSUANT TO A RESTRUCTURING OF OLD DEBT UNDER THE PREPACKAGED RESTRUCTURING

     The U.S. federal income tax consequences of the Prepackaged Restructuring will depend on whether or not the Old Notes and the New Notes are considered stock or securities for purposes of qualifying their exchange as a recapitalization under Code section 368(a)(1)(E). The term security is not defined in the Code or the Treasury Regulations and has not been clearly defined by administrative or judicial decisions. Therefore, there is uncertainty as to whether the Prepackaged Restructuring will be a tax-free recapitalization under Code section 368(a)(1)(E).

  TAX TREATMENT IF PREPACKAGED RESTRUCTURING IS A TAX FREE RECAPITALIZATION

     If the New Notes and Old Notes are considered stock or securities, the exchange will qualify as a recapitalization and a holder of Old Notes would not recognize gain or loss on the exchange of Old Notes for New Notes and New Common Stock, subject to the discussion below concerning attributing all or part of the consideration received in the Prepackaged Restructuring to accrued but unpaid interest. A holder's tax basis in the New Notes and New Common Stock received in the Prepackaged Restructuring will equal the holder's adjusted tax basis in the Old Notes, allocated to the New Notes and New Common Stock in proportion to their relative fair market values. A holder will have a holding period for the New Notes and New Common Stock that includes the period of time during which the holder held the Old Notes.

  TAX TREATMENT OF PREPACKAGED RESTRUCTURING TO HOLDERS OF EQUITY INTERESTS

     The Prepackaged Restructuring provides that existing holders of Equity Interests receive warrants to acquire Viskase stock in full and final satisfaction of their Equity Interests. The Equity Interests and the warrants are both considered "stock and securities' for purposes of Code section 354. Accordingly, the exchange of Equity Interests for warrants pursuant to the Prepackaged Restructuring will be a tax free recapitalization.

  TAX TREATMENT IF THE PREPACKAGED RESTRUCTURING IS A TAXABLE EXCHANGE

     If the Old Notes are not securities, the Prepackaged Restructuring does not qualify as a Code Section 368(a) recapitalization and a holder of Old Notes would recognize taxable gain or loss on the exchange of Old Notes for New Notes and New Common Stock. A holder's gain or loss would equal the difference between
(1) the amount realized in the exchange of the Old Notes, and (2) the holder's adjusted tax basis in the Old Notes surrendered. The gain or loss would generally be capital gain or loss. A holder's amount realized will equal the fair market value of the New Common Stock plus the fair market value of the New Notes (assuming that either the Old Notes were or the New Notes are publicly traded within the meaning of Code Section 1273, as Viskase believes).

  TAX TREATMENT COMMON TO TAX-FREE RECAPITALIZATION AND TAXABLE EXCHANGE

     The amount realized in the exchange, if any, attributable to accrued market discount on the Old Notes that has not been previously included in a holder's gross income would be taken into income as ordinary interest income, even if the exchange is a recapitalization, but would not be included in the amount a holder realizes in determining the amount of capital gain or loss on the Old Notes.

     It is unclear whether any of the consideration received in the Prepackaged Restructuring should be allocated to accrued and unpaid interest on the Old Notes. The non-recognition of gain or loss provisions relating to a Code Section 368(a)(1)(E) recapitalization would not be applicable to the amount of consideration received that is allocable to accrued and unpaid interest. As a result, any amount of consideration that is allocable to accrued and unpaid interest would be interest income to a holder.

  APPLICATION OF OID RULES

     Assuming the New Notes is debt for tax purposes (see discussion below) a holder will be subject to the original issue discount ("OID") rules. Under the OID rules, where the issue price of a debt instrument is less than its stated redemption price at maturity, the difference between issue price and the stated redemption price at maturity must be taken into income under the "economic accrual method" by a holder over the term of the instrument. Viskase believes that the Old Notes are, and the New Notes will be publicly traded. The issue price for a debt instrument that is publicly traded is its fair market value determined as the first price at which the New Debt trades on an established securities market. Because the fair market value of the New Notes will likely be significantly less than their stated redemption price at maturity, a holder of New Notes will likely be required to recognize significant OID income over the period the holder holds the New Notes.

     There is a possibility that the IRS may treat the New Notes as equity. The determination of whether an instrument is considered debt or equity for purposes of the Code is not clear and could depend on many factors. The capital structure of Viskase may cause the IRS to characterize the New Debt as equity. If considered equity, the New Notes would be considered stock and if the Old Notes are considered securities, the Prepackaged Restructuring would be a tax-free recapitalization, with the consequences described above. Also, if considered equity, cash payments to holders pursuant to the terms of the New Debt would not be interest but would be dividends to the extent that Viskase then has current or accumulated earnings and profits as determined under U.S. federal income tax principles. If considered equity, New Note holders that are U.S. corporations may be entitled to a dividend received deductions under Code Section 243.

CONSEQUENCES TO VISKASE

  CANCELLATION OF INDEBTEDNESS INCOME

     Upon implementation of the Prepackaged Restructuring, the amount of Viskase's aggregate outstanding indebtedness will be reduced. Viskase will realize cancellation of indebtedness income ("CODI") to the extent that the amount of the indebtedness discharged exceeds any consideration given to its creditors in exchange therefor. Under an exception to the CODI rules, a debtor is not required to recognize CODI to the extent debt is discharged in a bankruptcy case pursuant to Title 11 of the Bankruptcy Code. Instead, Code
Section 108 provides that a debtor in a bankruptcy case must reduce certain of its tax attributes (such as NOL carryforwards and current year NOLs, tax credits, and tax basis in assets) by the amount of any CODI. Generally, as a result of the discharge of indebtedness pursuant to the Plan, Viskase will recognize CODI and consequently suffer tax attribute reduction.

  ANNUAL SECTION 382 LIMITATION

     Under Code Section 382, a loss corporation that undergoes an "ownership change" is subject to an annual limitation (the "annual Section 382 limitation") on the amount of pre-change NOLs and subsequently recognized "net built-in losses" (i.e., losses economically accrued but unrecognized as of the ownership change date in excess of a threshold amount), that may be used to offset future taxable income. In general, an ownership change occurs if and when the percentage of the loss corporation's stock owned by one or more direct or indirect "5% stockholders" (as specially defined for purposes of Code Section
382) increases by more than 50 percentage points over the lowest percentage of the loss corporation's stock owned by such 5% stockholders at any time during a three-year testing period. Viskase anticipates that the issuance of Reorganized Viskase Common Stock pursuant to the Plan will result in an ownership change.

     Where an ownership change occurs pursuant to a plan of reorganization in a title 11 case, the annual Section 382 limitation generally is equal to the product of (i) the lesser of the fair market value of the loss corporation's outstanding stock immediately after the ownership change (with certain adjustments) and the fair market value of the loss corporation's gross assets immediately before the ownership change (with certain adjustments) and (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs. However, if the loss corporation does not continue its historic business or use a significant portion of its business assets in a new business for two years after the ownership change, the annual section 382 limitation would be zero. Any portion of the annual section 382 limitation that is unused in a particular taxable year would be available for use by the loss corporation in subsequent taxable years.

     An exception to the annual Section 382 limitation is available when existing stockholders and "qualified creditors" of the loss corporation receive at least 50% of the stock of the loss corporation pursuant to a reorganization in a title 11 case (the "reorganization exception"). For this purpose, a qualified creditor generally includes a creditor that receives its stock in exchange for (i) indebtedness of the loss corporation held by the creditor for at least 18 months prior to the filing of the title 11 case, or (ii) a claim that arose in the ordinary course of the loss corporation's business but only if the creditor has continuously held such claim since its inception. Additionally, any stock of the loss corporation that is received by a creditor who does not become a direct or indirect 5% stockholder of the reorganized loss corporation generally will be treated as received by a qualified creditor, other than in the case of a creditor whose participation in the plan of reorganization makes evident to the loss corporation that the creditor has not owned the indebtedness for the requisite period.

     Under the reorganization exception, a loss corporation's pre-change NOLs and NOL carryforwards would not be limited on an annual basis, but would be reduced by the amount of any interest deductions claimed by the loss corporation for the taxable year of the reorganization, and for the preceding three taxable years, in respect of any indebtedness that was converted into stock of the loss corporation as part of the reorganization. However, if a loss corporation takes advantage of the reorganization exception and another ownership change occurs during the two-year period following the ownership change that occurred pursuant to the bankruptcy plan, the loss corporation will be precluded from utilizing any pre-change NOLs and built in losses existing at the time of the subsequent ownership change against future taxable income. An otherwise eligible loss corporation may elect not to apply the reorganization exception.

     No decision has been made as to whether Viskase will apply the reorganization exception, if available.

  PAYMENTS PURSUANT TO NEW NOTE OBLIGATIONS

     If the IRS were to classify the New Notes as equity, Viskase would not be entitled to interest deductions with respect to the New Notes.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     A holder's receipt of New Debt and New Common Stock pursuant to the Prepackaged Restructuring will generally be subject to information reporting to the IRS by Viskase. Moreover, such reportable payments may be subject to backup withholding unless the holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or
(b) provides a correct U.S. taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to previously report all dividend and interest income.

     Holders that are Non-U.S. Persons, as defined in the Code, that receive payments or distributions under the Plan from Viskase will not be subject to backup withholding, provided that the holders furnish certification of their status as Non-U.S. Persons or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

     Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

    XVIII.  FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A.  FEASIBILITY OF THE PLAN

     In connection with Confirmation of the Plan, Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Viskase. This is the so-called "feasibility" test.

     To support its belief in the feasibility of the Plan, Viskase has prepared financial projections for the period from January 1, 2002 through December 31, 2006. The professionals have not performed an independent investigation of the accuracy or completeness of such financial projections and disclaim any responsibility for or liability with respect to such projections. SEE SECTION
XV. -- "FINANCIAL PROJECTIONS AND ASSUMPTIONS USED."

     The Projections indicate that Reorganized Viskase should have sufficient cash flow to make the payments required under the Plan on the Effective Date and to repay and service its post-Confirmation debt obligations and to maintain its operations during this period. Accordingly, Viskase believes that the Plan complies with the standard of Section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, Viskase cautions that no representations can be made as to the accuracy of the Projections or as to Reorganized Viskase's ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside of the control of Viskase. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect Viskase's financial results. As discussed elsewhere in this Disclosure Statement, there are numerous circumstances that may cause actual results to vary from the projected results, and the variations may be material and adverse. SEE SECTION XI. -- "CERTAIN FACTORS TO BE CONSIDERED" for a discussion of certain risk factors that may affect financial feasibility of the Plan.

     The Projections are qualified by and subject to the assumptions set forth herein and the other information contained herein. The Projections were not prepared with a view toward compliance with published guidelines of the SEC, AICPA or any other regulatory or professional agency or body, generally accepted accounting principles or consistency with the audited financial statements referenced in the Offer to Exchange. In addition, none of the auditors or financial advisors for Viskase has compiled or examined the Projections and, accordingly, does not express any opinion or any other form of assurance with respect to, assumes no responsibility for, and disclaims any association with, the Projections. The Projections should be read together with the information contained under the headings "CERTAIN FACTORS TO BE CONSIDERED," "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION," and "OPERATIONS OF VISKASE AND ITS SUBSIDIARIES PRIOR TO CHAPTER 11 CASE."

     THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY AICPA OR THE RULES AND REGULATIONS OF THE SEC REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY VISKASE'S INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF VISKASE. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY VISKASE, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

B.  BEST INTERESTS TEST

     Even if the Plan is accepted by Class 4 -- Old Note Claims and Class
5 -- Equity Interests, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all classes of creditors and equity security holders. The "best interests" test requires that the Bankruptcy Court find either that all members of an impaired class of claims or interests have accepted the Plan or that the Plan will provide each member who has not accepted the Plan with a recovery of property of a value, as of the effective date of the Plan, that is not less than the amount that such holder would receive or retain if Viskase were liquidated under Chapter 7 of the Bankruptcy Code.

     To calculate the distribution to members of each impaired class of holders of Claims and Equity Interests if Viskase were liquidated, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from Viskase's assets if its chapter 11 case were converted to a chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a sale of Viskase's assets by a chapter 7 trustee and the cash held by Viskase at the time of the commencement of the chapter 7 case.

     The amount of liquidation value generated from the liquidation of Viskase's assets and properties would be reduced by the amount of any claims secured by such assets and the costs and expenses of liquidation, as well as by other administrative expenses and costs (including any break-up or termination fees approved by the Bankruptcy Court) of both the chapter 7 case and the chapter 11 case. Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by Viskase in its chapter 11 case (such as compensation of attorneys, financial advisors and accountants) that are allowed in the chapter 7 case, litigation costs and claims arising from the operations of Viskase during the pendency of the chapter 11 case. The liquidation itself could trigger certain priority payments that otherwise would be due in the ordinary course of business. The priority claims which may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance would be made available to pay pre-chapter 11 priority and general claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of any executory contracts and unexpired leases and thereby create higher amounts of General Unsecured Claims.

     In applying the "best interests" test, it is possible that claims and equity interests in the chapter 7 case may not be classified according to the seniority of such claims and equity interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 unsecured claims which have the same rights upon liquidation would be treated as one class for purposes of determining the potential distributions of the liquidation proceeds resulting from Viskase's chapter 7 case. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the claim held by each creditor. Therefore, creditors who claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no class of claims that is contractually subordinated to another class would receive any payment on account of its claims, unless and until such senior class were paid in full.

     Once the Bankruptcy Court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis, Viskase currently believes that each Holder of Old Notes and Equity Interests will likely receive at least as much under the Plan as they would receive if Viskase were liquidated, and that the Plan should therefore meet the requirements of Section 1129(a)(7) of the Bankruptcy Code.

C.  CHAPTER 7 LIQUIDATION ANALYSIS

     In applying the "best interests" test, the Bankruptcy Court would ascertain the liquidation proceeds available to Viskase for distribution to holders of Claims against Viskase would consist of net proceeds from the disposition of its interest in its subsidiaries, augmented by other cash held and generated during the assumed holding period stated herein by Viskase and after deducting the incremental expenses of operating the businesses pending disposition. To estimate the potential returns to holders of Claims in a chapter 7 liquidation, Viskase determined the amount of liquidation proceeds that might be available for distribution and the allocation of such proceeds among the Classes of Claims based on their relative priority. Viskase considered a number of factors and data, including, among other things, Viskase's projected financial performance, the possible impact of a chapter 7 case upon Viskase, current market valuations of similar companies, information with regard to the business and its prospects and certain economic industry and company-specific information which was deemed to be appropriate and relevant.

     The relative priority of distribution of liquidation proceeds with respect to any Claim depends on (i) its status as secured, priority unsecured or nonpriority unsecured, and (ii) its relative subordination. The capital structure of Viskase's subsidiaries includes substantial debt.

     In general, liquidation proceeds would be allocated in the following priority, (i) first, to the Claims of secured creditors to the extent of the value of their collateral, (ii) second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of Viskase's hypothetical chapter 7 case, including tax liabilities, (iii) third, to the unpaid Administrative Claims of the Reorganization Case (if commenced), (iv) fourth, to Tax Claims and other Claims entitled to priority in payment under the Bankruptcy Code, (v) fifth, to General Unsecured Claims and the Old Note Claims, and (vi) sixth, to the holders of Old Common Stock of Viskase. Viskase's liquidation costs in a chapter 7 case would include the compensation of a bankruptcy trustee, as well as compensation of counsel and of other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, Claims arising from the operation of Viskase during the pendency of the chapter 7 case and all unpaid Administrative Claims incurred by Viskase during the Reorganization Case (if commenced) that are Allowed in the chapter 7 case. The liquidation itself might trigger certain Priority Claims. These Priority Claims would be paid in full out of the net liquidation proceeds, after payment of secured Claims, chapter 7 costs of administration and other Administrative Claims, before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Common Stock holders.

     The following chapter 7 liquidation analysis is provided solely to discuss the effects of a hypothetical chapter 7 liquidation of Viskase and is subject to the assumptions set forth herein. There can be no assurance that such assumptions would be accepted by a Bankruptcy Court. The chapter 7 Liquidation Analysis has not been independently audited or verified.

     THE FOLLOWING LIQUIDATION ANALYSIS ASSUMES A LIQUIDATION SALE OF VISKASE'S SUBSIDIARIES AS GOING CONCERNS. A FORCED ASSET LIQUIDATION SALE, HOWEVER, MIGHT RESULT IN THE REALIZATION OF SUBSTANTIALLY LOWER SALE PROCEEDS.

  1.  LIQUIDATION VALUE OF VISKASE

     The table below details the computation of Viskase's liquidation value and the estimated distributions to holders of impaired Claims in a chapter 7 liquidation of Viskase. This analysis is based upon a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of Viskase. Accordingly, while the analyses that follow are necessarily presented with numerical specificity, there can be no assurance that the values assumed would be realized if Viskase were in fact liquidated, nor can there be any assurance that a Bankruptcy Court would accept this analysis or concur with such assumptions in making its determinations under Section 1129(a) of the Bankruptcy Code. ACTUAL LIQUIDATION PROCEEDS COULD BE MATERIALLY LOWER OR HIGHER THAN THE AMOUNTS SET FORTH BELOW; NO REPRESENTATION OR WARRANTY CAN BE OR IS BEING MADE WITH RESPECT TO THE ACTUAL PROCEEDS THAT COULD BE RECEIVED IN A CHAPTER 7 LIQUIDATION OF VISKASE. The liquidation valuations have been prepared solely for purposes of estimating proceeds available in a chapter 7 liquidation of the estate and do not represent values that may be appropriate for any other purpose. Nothing contained in these valuations is intended or may constitute a concession or admission of Viskase for any other purpose.

     In addition to the specific assumptions described in the footnotes to the table below, the following general assumptions were used in formulating the liquidation analysis:

  a.  Estimated Liquidation Proceeds

     While Viskase is knowledgeable and experienced in the casing product segment of the food industry and Viskase's management has engaged in several asset sales over the last several years, it is not experienced in selling or attempting to sell all or substantially all of the assets, as is contemplated in this hypothetical liquidation analysis. The following information and factors, not listed in order of importance, were, among other factors, generally considered by Viskase in estimating the proceeds which will be received from the liquidation sale:

          1.  Viskase's projected financial performance as reflected herein;

          2.  The attractiveness of Viskase to potential buyers;

          3.  The potential universe of buyers;

          4. The potential impact of a Chapter 7 case upon Viskase, as well as possible buyers' pricing strategies;

          5.  The relative timing of the potential sale of Viskase;

          6.  Analysis of the liabilities and obligations of Viskase;

          7.  Current market valuations of similar companies; and

          8. Certain economic, industry and company specific information which was deemed to be appropriate and relevant.

     In estimating the liquidation proceeds and applying the foregoing factors and considerations to make such estimate, the general economic environment was considered. SEE SECTION II. -- "OPERATIONS OF VISKASE AND ITS SUBSIDIARIES PRIOR TO CHAPTER 11 CASE."

  b.  Impact on Viskase's Operations of the Conversion to a Chapter 7
Liquidation

     Management believes that a conversion to a chapter 7 liquidation and the resulting pendency of a liquidation sale would adversely affect the morale of the Subsidiaries' management and employees. There can be no assurance that the conversion to a chapter 7 liquidation would not result in the departure of key employees and management of the Subsidiaries and adversely impact the salability of the Subsidiaries.

  c.  Nature and Timing of the Liquidation Process

     Under Section 704 of the Bankruptcy Code, a chapter 7 trustee must, among other duties, collect and convert the property of Viskase's estate to cash and close the estate as expeditiously as is compatible with the best interests of the parties in interest. Solely for purposes of preparing this liquidation analysis, it is assumed that Viskase's equity interests in its subsidiaries would be sold to one buyer as a going concern in sale to occur within 360 days after the conversion to chapter 7.

  d.  Additional Liabilities and Reserves

     Viskase believes that there would be certain actual and contingent liabilities and expenses for which provision would be required in a chapter 7 liquidation before distributions could be made to creditors in addition to the expenses that would be incurred in a chapter 11 reorganization, including Administrative Claims such as the fees of a trustee and of counsel and other professionals (including financial advisors and accountants). Management believes that there is some uncertainty in respect of Viskase's estimates of the amounts related to the foregoing that have been assumed in the liquidation analysis.

  2.  CONCLUSION

     In summary, subject to all of the assumptions, conditions and limitations set forth above, Viskase believes that a chapter 7 liquidation of Viskase could result in a diminution in the value to be realized by the holders of Claims and, as set forth in the table below, Viskase's management estimates that there would be no proceeds available for distribution to the holders of Old Notes. If this estimate proves accurate, Equity Interests would be entitled to no distribution in the event of a chapter 7 liquidation of Viskase.

             LIQUIDATION ANALYSIS -- COMPANY SOLD AS GOING CONCERN

                                                                 RECOVERY %       RECOVERY VALUE
                                                   BOOK VALUE   -------------     --------------
                                                   6/30/2002     LOW    HIGH       LOW     HIGH
                                                   ----------   -----   -----     -----   ------
                                                                  ($ IN MILLIONS)
CURRENT ASSETS
Cash.............................................    $ 14.3     100.0%  100.0%    $14.3   $ 14.3
Restricted Cash..................................      29.1     100.0%  100.0%     29.1     29.1
Accounts Receivables.............................      28.3      70.0%   80.0%     19.8     22.6
Inventories......................................      30.9      40.0%   60.0%     12.4     18.5
Other Current Assets.............................       9.9       0.0%   10.0%      0.0      1.0
                                                     ------     -----   -----     -----   ------
     Total Current Assets........................    $112.5                       $75.6   $ 85.6
NON-CURRENT ASSETS
Net PP&E.........................................    $ 97.3      15.0%   25.0%    $14.6   $ 24.3
Other Assets.....................................       7.9      15.0%   25.0%      1.2      2.0
                                                     ------     -----   -----     -----   ------
     Total Non-Current Assets....................    $105.2                       $15.8   $ 26.3
Total Hypothetical Liquidation Value.............    $217.7      42.0%   51.4%    $91.4   $111.9
                                                     ======     =====   =====     =====   ======

                                                                      RECOVERY AMOUNT
                                                          AMOUNT OF   ----------------
                                                            CLAIM      LOW       HIGH
                                                          ---------   -----     ------
Estimated Proceeds Available for Distribution...........              $91.4     $111.9
FEES AND EXPENSES
Administrative, Consulting & Financial Fees.............   $  2.0     $ 2.0     $  2.0
Attorney's Fees.........................................      3.0       3.0        3.0
Liquidation Fees........................................      2.0       2.0        2.0
Wind-down General, Payroll, and Other...................      8.0       8.0        8.0
     Total Fees and Expenses............................   $ 15.0     $15.0     $ 15.0
Net Proceeds Available for Distribution.................              $76.4     $ 96.9
OTHER COMPANY CLAIMS
GECC Lease(1)...........................................   $ 64.1     $64.1     $ 64.1
All other operating company claims......................    112.2      12.3       32.8
Old Notes...............................................    163.1        --         --
     Total Claims.......................................   $339.4     $76.4     $ 96.9
                                                           ------     -----     ------

---------------

(1) The GECC lease agreement contains a stipulated loss value of $90.8 million which amount exceeds the book value of $64.1 million.

        XIX.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     If the Plan is not confirmed, the theoretical alternatives include, (i) continuation of the Reorganization Case and formulation of an alternative plan or plans of reorganization, or (ii) liquidation of Viskase under chapter 7 or chapter 11 of the Bankruptcy Code.

A.  CONTINUATION OF THE CHAPTER 11 CASE

     If Viskase were to commence the Reorganization Case and remain in chapter 11, Viskase could continue to operate its business and manage its properties as debtor-in-possession, but it would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether Viskase could survive as a going concern in a protracted chapter 11 case. Given the highly competitive nature of the sausage casings business, Viskase could have difficulty sustaining the confidence of Viskase's and its Subsidiaries' customers, and trade vendors, if Viskase remains in chapter 11 for a protracted period.

     Ultimately, Viskase (or other party-in-interest) could propose another plan or attempt to liquidate Viskase under chapter 7 or chapter 11. Such plans might involve either a reorganization and continuation of Viskase's business, sale of Viskase's business and a distribution of the proceeds to the creditors, sale of a portion of the business to a new equity investor or an orderly liquidation of its assets, or a combination of thereof.

B.  LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

     If the Plan is not confirmed, the Reorganization Case could be converted to a liquidation case under chapter 7 of the Bankruptcy Code. In a chapter 7 case, a trustee would be appointed to promptly liquidate the assets of Viskase.

     Viskase believes that in liquidation under chapter 7, before creditors received any distribution, additional Administrative Expenses involved in the appointment of a trustee and attorneys, accountants and other professionals to assist such trustees, along with an increase in expenses associated with an increase in the number of unsecured claims that would be expected, would cause a substantial diminution in the value of the Estate. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, that would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of Viskase's operations and the failure to realize the greater going concern value of Viskase's assets.

     Viskase could also be liquidated pursuant to the provisions of a chapter 11 plan of reorganization. In a liquidation under chapter 11, Viskase's assets could be sold in a more orderly fashion over a longer period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims and Interests under a chapter 11 liquidation plan probably would be delayed substantially.

     Viskase's liquidation analysis is premised upon a liquidation in a chapter 7 case. In that analysis, Viskase has taken into account the nature, status and underlying value of its assets, the ultimate realizable value of its assets and the extent to which such assets are subject to liens and security interests.

                    XX.  VOTING AND CONFIRMATION OF THE PLAN

     The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and Viskase, including, without limitation, that (i) the Plan has classified Claims in a permissible manner, (ii) the Plan complies with applicable provisions of the Bankruptcy Code, (iii) Viskase has complied with applicable provisions of the Bankruptcy Code, (iv) Viskase has proposed the Plan in good faith and not by any means forbidden by law, (v) the disclosure required by Section 1125 of the Bankruptcy Code has been made, (vi) the Plan has been accepted by the requisite votes of creditors (except to the extent that cram down is available under Section 1129(b) of the Bankruptcy Code), (vii) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Viskase, (viii) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to such holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain in a chapter 7 liquidation, unless each Holder of a Claim or Interest in such Class has accepted the Plan, (ix) all fees and expenses payable under 28 U.S.C. sec. 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date, and (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in
Section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to Section 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that Viskase has obligated itself to provide such benefits.

     For the Plan to be confirmed, acceptances must be received from (1) the holders of Class 4-Old Note Claims holding at least two-thirds in dollar amount of such Allowed Claims and more than one-half in number of the Allowed Class
4 -- Old Note Claims, in each case, counting only the Allowed Class 4 -- Old Note Claims actually voted and (2) the holders of at least two-thirds of the aggregate number of Equity Interests outstanding and more than one-half of holders of Equity Interests, in each case counting only Allowed Class
5 -- Equity Interests actually voted. There is no minimum level of voting participation required for Confirmation of the Plan. SEE SECTION X. -- "SUMMARY OF PLAN OF REORGANIZATION."

     Holders of Class 4 Claims are not required to tender their Old Notes to vote on the Plan. It is important, however, that all such holders vote to accept or reject the Plan, because under the Bankruptcy Code, for purposes of determining whether the requisite acceptance of holders has been received with respect to an impaired Class of Claims or Interests, the vote will be tabulated based on the ratio of the number and amount of accepting holders of each Class of Claims or Interests to the number and amount of all voting holders of such Class of Claims or Interests. Only the votes of holders of Allowed Claims and Allowed Interests are counted. Abstentions, as a result of failing to submit a Ballot or submitting a Ballot that has not been properly executed and completed with respect to voting, will not be counted as votes for or against the Plan.

     THE FOLLOWING VOTING PROCEDURES ARE APPLICABLE SOLELY TO VOTING TO ACCEPT THE PLAN AND DO NOT APPLY TO THE RESTRUCTURING PROPOSAL IN CONNECTION WITH THE EXCHANGE OFFER.

A.  VOTING PROCEDURES AND REQUIREMENTS

     Pursuant to the Bankruptcy Code, only classes of claims and interests that are "impaired," as defined in Section 1124 of the Bankruptcy Code, under a plan of reorganization are entitled to vote to accept or reject the plan. A class is impaired if the legal, equitable or contractual rights to which the claims and interests of that class entitle the holders of such claims or interests are modified, other than by curing defaults and reinstating the debt or by payment in full in cash. Classes of claims and interests that are not impaired are conclusively presumed to have accepted the plan and are not entitled to vote on the plan. Classes of claims and interests whose holders receive or retain no property under the plan are deemed to have rejected the plan and are not entitled to vote on the plan. The classification of Claims and Interests in connection with the Plan is summarized, together with notations as to whether each Class of Claims and Interests is impaired or unimpaired, in "SUMMARY OF PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Interests" in this Disclosure Statement. Additional information regarding voting is contained in the instructions accompanying the Ballot.

     Under Section 1126(b) of the Bankruptcy Code, a holder of a claim or interest that has accepted a plan of reorganization before the commencement of a chapter 11 case will be deemed to have accepted the plan for purposes of confirmation under chapter 11 of the Bankruptcy Code if the Bankruptcy Court determines that the solicitation of such acceptance was in compliance with any applicable nonbankruptcy law governing the adequacy of disclosure in connection with such a solicitation (or, if there is no such applicable non-bankruptcy principle, if the disclosure contained "adequate information" under the Bankruptcy Code). Solicitations of acceptances of a plan of reorganization before the commencement of a chapter 11 case shall be rejected by a Bankruptcy Court if a Bankruptcy Court finds that the solicitation was not in compliance with Section 1126(b) of the Bankruptcy Code. Viskase believes that its solicitation of acceptances of the Plan complies with the requirements of
Section 1126(b) and all applicable federal and state securities laws for purposes of solicitation of acceptances or rejections of the Plan. If the Bankruptcy Court finds such compliance, then holders casting ballots to accept or reject the Plan will be deemed by the Bankruptcy Court to have accepted or rejected the Plan. Unless the Bankruptcy Court later determines that any acceptances of the Plan may be revoked, all such acceptances will remain in full force and effect until the Bankruptcy Court determines whether such acceptances constitute acceptances or rejections for purposes of Confirmation under the Bankruptcy Code. Viskase also reserves the right to use acceptances of the Plan received in this solicitation to seek Confirmation under any other circumstances, including the filing of an involuntary bankruptcy petition against Viskase. This Disclosure Statement and the appropriate Ballots are being distributed to all holders of Class 4 Claims. Acceptances of the Plan will be solicited from holders of Equity Interests after the commencement of a Reorganization Case, if one is commenced.

B.  WHO MAY VOTE

     Under the Plan, the Claims and Interests against Viskase are divided into five Classes. Pursuant to the Bankruptcy Code, only Classes of Claims or Interests that are impaired and are entitled to receive a distribution under the Plan, and which are not otherwise deemed to reject the Plan, are entitled to vote on the Plan. Claims in the following Classes are impaired under the Plan and are thus entitled, under the terms and provisions of the Bankruptcy Code, to vote on the Plan:

        Class 4 -- Old Note Claims
        Class 5 -- Equity Interests

     Only beneficial owners of Old Notes on the Record Date or their authorized signatories and holders of Equity Interests will be eligible to vote on the Plan. The Record Date for determining eligibility to vote on the Plan is August 1, 2002.

     ALL OTHER CLASSES OF CLAIMS ARE UNIMPAIRED UNDER SECTION 1124 OF THE BANKRUPTCY CODE AND HOLDERS OF CLAIMS IN THESE UNIMPAIRED CLASSES ARE DEEMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE. SEE
SECTION X.C. -- "SUMMARY OF PLAN OF REORGANIZATION -- CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS."

C.  VOTING PROCEDURES FOR HOLDERS OF OLD NOTES

     If you are a registered holder of Old Notes you will receive the Ballot relating to the securities you hold. Registered holders of Old Notes may include brokerage firms, commercial banks, trust companies or other nominees. If such entities do not hold Old Notes for their own account, they should provide copies of the Offer to Exchange, this Disclosure Statement, the Plan and Ballots to their customers and to beneficial owners. Any beneficial owner who has not received the Offer to Exchange, the Plan or a Ballot should contact their brokerage firm or nominee or the Balloting Agent.

     All votes to accept or reject the Plan must be cast by using the Ballot or, in the case of a brokerage firm or other nominee holding Old Notes in its own name on behalf of a beneficial owner, the Master Ballot, enclosed with this Disclosure Statement (or original, manually executed facsimiles thereof). Brokerage firms or other nominees holding Old Notes for the account of only one beneficial owner may use a Ballot. Purported votes which are cast in any other manner will not be counted. Ballots and Master Ballots must be received by the Balloting Agent at its address set forth on the applicable Ballot no later than 5:00 p.m., New York City Time, on September 19, 2002, which may be extended at Viskase's discretion.

     You may receive a Ballot relating to Old Notes that you did not beneficially own at the Record Date. You should complete only the Ballot corresponding to the Old Notes that you beneficially owned on the Record Date. Holders who purchase, or whose purchase is registered, after the Record Date, and who wish to vote on the Plan must arrange with their seller to receive a proxy from the Holder of record on such Record Date, a form of which is provided with each Ballot and Master Ballot.

     Holders of Old Notes who elect to vote on the Plan should complete and sign the Ballot in accordance with the instructions thereon being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan." Holders of Old Notes may not split their vote on the Plan with respect to the Old Notes. A holder must vote all Old Notes beneficially owned in the same way (i.e., all "accept" or all "reject") even if such Old Notes are owned through more than one broker or bank.

     Delivery of all documents must be made to the Balloting Agent at its address set forth on the applicable Ballot. The method of such delivery is at the election and risk of the Holder. If such delivery is by mail, it is recommended that holders of Old Notes use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

     YOU MAY RECEIVE MULTIPLE MAILINGS OF THIS DISCLOSURE STATEMENT, ESPECIALLY IF YOU OWN YOUR OLD NOTES THROUGH MORE THAN ONE BROKER OR BANK. IF YOU SUBMIT MORE THAN ONE BALLOT FOR OLD NOTES BECAUSE YOU BENEFICIALLY OWN SUCH SECURITIES THROUGH MORE THAN ONE BROKER OR BANK, BE SURE TO INDICATE IN ITEM 3 OF THE BALLOT(S) THE NAME OF ALL BROKER-DEALERS OR OTHER INTERMEDIATES WHO HOLD OLD NOTES FOR YOU.

D.  BENEFICIAL OWNERS OF OLD NOTES

     Section 1126(b) of the Bankruptcy Code has been interpreted to require that a solicitation for acceptances prior to filing a plan of reorganization must include the beneficial owners of securities, regardless of whether such beneficial owners are the holders of record. Accordingly, a beneficial owner of Old Notes on the record date is eligible to vote on the Plan, whether the Old Notes were held on the record date in such beneficial owner's name or in the name of a brokerage firm, commercial bank, trust company or other nominee.

     Any beneficial owner holding Old Notes in its own name can vote by completing and signing the enclosed Ballot and returning it directly to the Balloting Agent using the enclosed pre-addressed stamped envelope.

     A beneficial owner holding Old Notes in "street name" (i.e., through a brokerage firm, bank, trust company or other nominee) or a beneficial owner's authorized signatory (a broker or other intermediary having power of attorney to vote on behalf of a beneficial owner) can vote by following the instructions set forth below:

          1. Review the enclosed Ballot Instructions and the certification set forth in the Instructions.

          2. Sign the enclosed Ballot (unless it has already been signed by the bank, trust company or other nominee).

          3. Return the Ballot to the addressee in the pre-addressed, stamped envelope enclosed with the form. If no envelope was enclosed, contact the Balloting Agent identified on the applicable Ballot Instructions.

     Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each such beneficial owner. Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until such brokerage firm or proxy intermediary (i) properly executes and delivers such Ballot to the Balloting Agent, or (ii) properly completes and delivers a corresponding Master Ballot to the Balloting Agent.

     By submitting a vote for or against the Plan, you are certifying that you are the beneficial owner of the Old Notes being voted or an authorized signatory for such a beneficial owner. Your submission of a Ballot also will constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of such securities for purposes of voting on the Plan.

E.  BROKERAGE FIRMS, BANKS AND OTHER NOMINEES

     A brokerage firm, commercial bank, trust company or other nominee that is the registered holder of Old Notes for a beneficial owner, or is a participant in a securities clearing agency and is authorized to vote in the name of such Old Notes clearing agency pursuant to an omnibus proxy (as described below) and is acting for a beneficial owner, can vote on behalf of such beneficial owner by
(i) distributing a copy of this Disclosure Statement and all appropriate Ballots to such owner, (ii) collecting all such Ballots, (iii) completing a Master Ballot compiling the votes and other information from the Ballots collected, and
(iv) transmitting such completed Master Ballot to the Balloting Agent. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such beneficial owner. A brokerage firm, commercial bank, trust company or other nominee that is the registered holder of Old Notes for only one beneficial owner also may arrange for such beneficial owner to vote by executing the appropriate Ballot and by distributing a copy of the Offer to Exchange and such executed Ballot to such beneficial owner for voting and returning such Ballot to the Balloting Agent at the address set forth on the applicable Ballot.

     No fees or commissions or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. Viskase will, upon request, reimburse any broker, dealer or other person soliciting votes on the Plan for customary mailing and handling expenses incurred by them in forwarding the Ballots and other Solicitation Materials to the beneficial owners of Old Notes held by them as a nominee or in a fiduciary capacity. Viskase will also pay transfer taxes, if any, applicable to the transfer and exchange of securities pursuant to and following Confirmation of the Plan.

F.  SECURITIES CLEARING AGENT

     Any nominee holder of Old Notes will execute an omnibus proxy in favor of its respective participants. As a result of the omnibus proxy, each such participant will be authorized to vote the Old Notes owned by it and held in the name of such securities clearing agency.

G.  INCOMPLETE BALLOTS

     It is important that all holders of Class 4 and Class 5 Claims vote to accept or to reject the Plan, because under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received from an impaired Class of Claims or Equity Interests, the vote will be tabulated based on the ratio of (i) Allowed Claims or interests with respect to which a vote to accept was received to (ii) all Allowed Claims or Interests of such impaired Class with respect to which any valid vote was received. Therefore, it is possible that the Plan could be approved with the affirmative vote of significantly less than two-thirds in amount and one-half in number of the entire Class of Old Note Claims. Failure by a Holder of an impaired Class 4 Claim to submit a properly executed Ballot or Master Ballot (as appropriate) or to indicate acceptance or rejection of the Plan in accordance with the instructions set forth in the Ballot Instructions and the procedures set forth herein, shall be deemed to constitute an abstention by such Holder with respect to a vote regarding the Plan. Abstentions as a result of failing to submit a properly executed Ballot or Master Ballot (when appropriate) or failing to indicate a vote either for acceptance or rejection of the Plan will not be counted as votes for or against the Plan. Viskase, in its sole discretion, may waive any defect in any Ballot or Master Ballot at anytime, either before or after the close of voting, and without notice. The Ballots and the Master Ballots are not letters of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan.

     SUBMISSION OF CONSENT IN CONNECTION WITH THE EXCHANGE OFFER DOES NOT AND WILL NOT CONSTITUTE A VOTE IN RESPECT OF THE PLAN. A HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN MUST PROPERLY AND TIMELY COMPLETE AND RETURN A BALLOT IN ORDER FOR SUCH HOLDER'S VOTE IN RESPECT OF THE PLAN TO BE COUNTED.

     EXCEPT AS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, A BALLOT OR, WHERE APPROPRIATE, MASTER BALLOT, THAT IS EITHER (I) NOT TIMELY SUBMITTED TO THE BALLOTING AGENT AT THE ADDRESS SET FORTH ON THE APPLICABLE BALLOT INSTRUCTIONS,
(II) SUBMITTED TO SUCH BALLOTING AGENT WITHOUT PROPER EXECUTION OR (III) EXECUTED AND SUBMITTED TO SUCH BALLOTING AGENT WITHOUT PROPERLY INDICATING ACCEPTANCE OR REJECTION OF THE PLAN WILL CONSTITUTE AN ABSTENTION WITH RESPECT TO A VOTE ON THE PLAN UNDER SECTION 1126(B) OF THE BANKRUPTCY CODE FOR PURPOSES OF CONFIRMATION OF THE PLAN.

H.  VOTING DEADLINE AND EXTENSIONS

     In order to be counted for purposes of voting on the Plan, all of the information requested on the applicable Ballot must be provided by the Voting Deadline. THE VOTING DEADLINE IS SEPTEMBER 19, 2002, 5:00 P.M., NEW YORK CITY TIME, UNLESS EXTENDED. Ballots must be received by the Balloting Agent at its address set forth on the applicable Ballot. Viskase reserves the right, in its sole discretion, to extend the Voting Deadline, in which case the term "Voting Deadline" shall mean the latest date on which a Ballot will be accepted. To extend the Voting Deadline, Viskase will make an announcement thereof, prior to 9:00 p.m., New York City time, not later than the next business day immediately preceding the previously scheduled Voting Deadline. Such announcement may state that Viskase is extending the Voting Deadline for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which sufficient acceptances required to seek Confirmation of the Plan have been received.

I.  WITHDRAWAL OF VOTES ON THE PLAN

     The solicitation of acceptances of the Plan will expire on the Voting Deadline. A properly submitted ballot may be withdrawn only with the approval of the Bankruptcy Court.

J.  BALLOTING AGENT

     Wells Fargo Bank Minnesota, National Association has been appointed as Balloting Agent for the Plan. Questions and requests for assistance may be directed to the Balloting Agent. Requests for additional copies of this Disclosure Statement, Ballots or the Master Ballots should also be directed to the Balloting Agent. Such requests should be made by calling the Balloting Agent at (612) 667-1102, attention: Patty Adams.

                                XXI.  CONCLUSION

     BASED ON ALL OF THE FACTS AND CIRCUMSTANCES, VISKASE CURRENTLY BELIEVES THAT THE CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF VISKASE, ITS CREDITORS, INTEREST HOLDERS AND ITS ESTATE. The Plan provides for an equitable and early distribution to creditors and preserves the going concern value of the companies. Viskase believes that alternatives to Confirmation of the Plan could result in significant delays, litigation and costs, as well as a reduction in the going concern value of the companies.

DATED:  August 20, 2002

                                          VISKASE COMPANIES, INC.

                                          By: /s/ GORDON S. DONOVAN
                                            ------------------------------------
                                              Name: Gordon S. Donovan
                                              Title: Vice President and
                                                    Chief Financial Officer

Allan S. Brilliant
Paul D. Malek
MILBANK, TWEED, HADLEY & McCLOY LLP
One Chase Manhattan Plaza
New York, New York 10005
(212) 530-5000

                                                                       EXHIBIT A

                     UNITED STATES BANKRUPTCY COURT FOR THE
                         NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

---------------------------------------------------------------

IN RE

VISKASE COMPANIES, INC.,

                   DEBTOR.

---------------------------------------------------------------

CHAPTER 11

                  DEBTOR'S PREPACKAGED PLAN OF REORGANIZATION

     Viskase Companies, Inc. ("Viskase" or the "Debtor"), along with its Co-Proponents, Viskase Corporation, Viskase Holding Corporation and Viskase Sales Corporation, jointly propose the following prepackaged plan of reorganization pursuant to the provisions of Chapter 11 of the Bankruptcy Code, 11 U.S.C. sec.sec. 101 through 1330.

                                   ARTICLE I

                                  DEFINITIONS

     Unless the context otherwise requires, the following terms shall have the following meanings when used in initially capitalized form in this Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in initial capitalized form in this Plan that is not defined herein but that is used in Title 11 of the United States Code shall have the meaning assigned to such term in the Bankruptcy Code. Share numbers and prices stated in this Plan are not adjusted for a contemplated 100 to 1 reverse split of Old Common Stock that may be implemented prior to the Effective Date.

     1.01. Administrative Expense or Administrative Claim means an administrative expense or Claim under section 503 of the Bankruptcy Code that is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses of preserving the Debtor's estates and operating the business of the Debtor, including wages, salaries and commissions for services, compensation for legal and other services and reimbursement of expenses awarded under section 330(a) or 331 of the Bankruptcy Code, and all fees and charges assessed against the estate under Chapter 123 of Title 28 of the United States Code, 28 U.S.C. sec. 1930, rendered after the commencement of the Reorganization Case.

     1.02. Allowed means when used with respect to any Claim or Equity Interest, a Claim (a) to the extent it is not a Contested Claim, or (b) a Contested Claim, proof of which was filed with the Bankruptcy Court, and (i) as to which no objection was filed by the Objection Deadline, unless such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become allowed until determined by Final Order of such other forum and allowed by a Final Order of the Bankruptcy Court, or (ii) as to which an objection was filed by the Objection Deadline to the extent allowed by a Final Order.

     1.03. Avoidance Action means any and all avoidance or recovery actions under sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code.

     1.04. Bankruptcy Code means Title 11 of the United States Code, as amended.

     1.05. Bankruptcy Court or Court means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, or such other court that exercises jurisdiction over the Reorganization Case, including a United States District Court which withdraws the reference of the Reorganization Case pursuant to 28 U.S.C. sec. 157(d).

     1.06. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under 28 U.S.C. sec. 2075 and the local rules of the Bankruptcy Court, as applicable from time to time, to the Reorganization Case.

     1.07. Business Day means any day except Saturday, Sunday or any other day on which commercial banks in Illinois or New York are authorized by law to close.

     1.08. Certificate of Merger means the certificate of merger pursuant to which Viskase Corporation will be merged with and into Reorganized Viskase on the Effective Date, which certificate of merger shall be substantially in the form set forth in the Reorganization Documents.

     1.09. Claim means a claim (as defined in section 101(5) of the Bankruptcy
Code) against the Debtor.

     1.10. Claimant means a holder of an Allowed Claim.

     1.11. Class means a category of holders of Claims or Equity Interests described in Article III hereof that are substantially similar to the other Claims or Equity Interests in such class.

     1.12. Collateral means any property, or interest in property, of the Estate of Viskase subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or other applicable law.

     1.13. Confirmation or Confirmation of the Plan means the entry by the Bankruptcy Court of an Order confirming the Plan.

     1.14. Confirmation Date means the date on which the Bankruptcy Court enters an order confirming the Plan.

     1.15. Confirmation Hearing means the hearing which will be held before the Bankruptcy Court in which the Debtor will seek Confirmation of the Plan.

     1.16. Confirmation Order means the order confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     1.17. Contested means when used with respect to a Claim, a Claim (i) that is listed in the Debtor's Schedules as disputed, contingent, or unliquidated,
(ii) that is listed in the Debtor's Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent the proof of claim exceeds the scheduled amount, (iii) that is not listed in the Debtor's Schedules, but as to which a proof of claim has been filed with the Bankruptcy Court and as to which a timely objection has been filed, or (iv) that is not listed in the Debtor's schedules and as to which no timely proof of claim has been Filed.

     1.18. Co-Proponents means Viskase Corporation, Viskase Holding Corporation and Viskase Sales Corporation, in their capacity as co-proponents with the Debtor of the Plan.

     1.19. Debtor means Viskase Companies, Inc.

     1.20. Debtor-in-Possession means the Debtor, when acting in its capacity as representative of the Estate prior to Confirmation.

     1.21. Disbursing Agent means Reorganized Viskase, which shall hold and disburse the New Secured Notes to be disbursed pursuant to the Plan.

     1.22. Disclosure Statement means the disclosure statement, as it may be supplemented, amended or modified from time to time, for solicitation of ballots in connection with this Plan.

     1.23. Disputed Claims means any Claim which has not become an Allowed Claim as of the Effective Date.

     1.24. Disputed Claims Reserve means a reserve of cash, New Common Stock, New Secured Notes, Warrants and/or other Distributions under the Plan, established herein for, among other things, the payment or other satisfaction of Disputed Claims that become Allowed Claims after the Effective Date, which reserve shall be held in trust for the benefit of the holders of Disputed Claims.

     1.25. Distributions means the distribution to be made in accordance with the Plan of, as the case may be: (a) cash, (b) New Common Stock, (c) New Secured Notes, (d) Warrants, (e) Restricted Stock and (f) any other distributions to holders of Claims under the terms and provisions of the Plan.

     1.26. D&O Releasees means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtor and the Subsidiaries, but in each case only in their capacity as such and only if serving in such capacity on the Petition Date and the Effective Date; provided that any such party serving in such capacity on the Petition Date but who is terminated without cause prior to the Effective Date shall still be considered a "D&O Releasee" hereunder.

     1.27. Effective Date means a date selected by the Debtor that is no more than 10 Business Days following the date on which all conditions to consummation set forth in Section 8.01 of the Plan have been satisfied.

     1.28. Equity Interest means, as of the Petition Date, any capital stock or other ownership interest in Viskase, whether or not transferable, and any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in Viskase, including, but not limited to, (i) the Old Capital Stock and (ii) redemption, conversion, exchange, voting, participation, dividend rights and liquidation preferences relating to such Old Capital Stock.

     1.29. Estate means the estate of the Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Reorganization Case.

     1.30. Filed means filed with the Bankruptcy Court.

     1.31. Final Order means an order entered by the Bankruptcy Court or any other court having jurisdiction over the subject matter and the parties as to which (a) no appeal or certiorari proceeding has been commenced or is still pending, and (b) the time for filing a notice of appeal or petition for certiorari shall have expired.

     1.32. GECC means General Electric Capital Corporation.

     1.33. GECC Lease means that certain Lease Agreement, as amended, dated as of December 18, 1990, between The Connecticut National Bank (n/k/a State Street Bank and Trust Company), as owner trustee, and Viskase Corporation, as Lessee.

     1.34. GECC Sale/Leaseback Transaction means that certain transaction between Viskase Corporation and GECC whereby Viskase Corporation sold four domestic cellulosic casings production and finishing facilities to The Connecticut National Bank (n/k/a State Street Bank and Trust Company), as owner trustee for GECC, and Viskase Corporation agreed to lease the facilities from The Connecticut National Bank for a 15-year term.

     1.35. GECC Sale/Leaseback Transaction Documents means all of the documents, as such documents may be amended from time to time, which reflect the GECC Sale/Leaseback Transaction, including but not limited to (a) that certain Participation Agreement, dated as of December 18, 1990, among Viskase Corporation as lessee, Envirodyne Industries, Inc. as guarantor, GECC as owner participant and The Connecticut National Bank (n/k/a State Street Bank and Trust Company), as owner trustee, (b) that certain Lease Agreement, dated as of December 18, 1990, between The Connecticut National Bank (n/k/a State Street Bank and Trust Company), owner trustee, and Viskase Corporation, lessee, (c) that certain Ground Lease, dated as of December 18, 1990, between Viskase Corporation, ground lessor, and The Connecticut National Bank (n/k/a State Street Bank and Trust Company), ground lessee, (d) that certain Ground Sublease, dated as of December 18, 1990, between The Connecticut National Bank (n/k/a State Street Bank and Trust Company), ground sublessor, and Viskase Corporation, ground sublessee, (e) that certain Facility Support Agreement, dated as of December 18, 1990, between Viskase Corporation and The Connecticut National Bank (n/k/a State Street Bank and Trust Company), owner trustee, and (f) that certain Guaranty Agreement, dated as of December 18, 1990, between Clear Shield National, Inc., Envirodyne Industries, Inc.,

Sandusky Plastics, Inc., Sandusky Plastics of Delaware, Inc. and Viskase Sales Corporation, guarantors, and The Connecticut National Bank (n/k/a State Street Bank and Trust Company), owner trustee and GECC, owner participant.

     1.36. GECC Security Agreement means that certain Security Agreement, dated as of July 28, 2000, made by Viskase Holding Corporation, Viskase Companies, Inc., Viskase Corporation, and Viskase Sale Corporation in favor of State Street Bank and Trust Company (f/k/a The Connecticut National Bank) and General Electric Capital Corporation.

     1.37. GECC Subordination Agreement means the Subordination Agreement to be entered into by Reorganized Viskase and GECC, effective as of the Effective Date, pursuant to which certain obligations of Reorganized Viskase to GECC under the GECC Lease and any security interest that GECC may have under the GECC Security Agreement will be subordinated to Reorganized Viskase's obligations under the New Secured Notes and under a secured working capital credit facility in principal amount of up to $25 million.

     1.38. Intercompany Claims means all Allowed Claims held by the Subsidiaries.

     1.39. Lien has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has or may be avoided pursuant to an Avoidance Action shall not constitute a Lien).

     1.40. Management Agreements means (i) the Amended and Restated Employment Agreement, dated March 27, 1996, as amended, between F. Edward Gustafson and Viskase, (ii) the Employment Agreement dated August 30, 2001, and the Letter of Credit Agreement dated April 9, 2002, among F. Edward Gustafson, Viskase and Viskase Corporation, (iii) the Employment Agreement, dated November 29, 2001, among Gordon S. Donovan, Viskase and Viskase Corporation and (iv) the Employment Agreement, dated November 29, 2001, among Kimberly K. Duttlinger, Viskase and Viskase Corporation.

     1.41. Management Group means the management and other employees identified in the "Management Group List" that will be included with the Reorganization Documents.

     1.42. New Common Stock means the shares of common stock, par value $0.01 per share, of Reorganized Viskase, to be authorized by Reorganized Viskase on the Effective Date.

     1.43. New Indenture Trustee means Wells Fargo Bank Minnesota, National Association, the trustee under the New Secured Notes Indenture.

     1.44. New Secured Notes means the $60,000,000 in aggregate principal amount of 8% Senior Secured Subordinated Notes due 2008 to be issued by Reorganized Viskase to holders of Allowed Claims in Class 5 pursuant to and in accordance with the terms set forth in Article VI of the Plan, the form of which New Secured Notes will be included with the Reorganization Documents.

     1.45. New Secured Notes Indenture means the trust indenture governing the New Secured Notes to be entered into between Reorganized Viskase and the New Indenture Trustee, on the Effective Date, which indenture shall be substantially in the form set forth in the Reorganization Documents.

     1.46. Objection Deadline means the first Business Day that is more than 180 days after the Effective Date.

     1.47. Old Capital Stock means, collectively: (a) the Old Common Stock and
(b) the Old Stock Options.

     1.48. Old Common Stock means the common stock of Viskase, par value $0.01 per share, authorized and outstanding on the Petition Date, including all rights, claims and interests attendant thereto.

     1.49. Old Indenture Trustee means Bankers Trust Company, the trustee under the Old Notes Indenture.

     1.50. Old Notes means the 10 1/4% Senior Notes due 2001 that are currently outstanding and that were issued by Envirodyne Industries, Inc. (n/k/a Viskase Companies, Inc.) under the Old Notes Indenture.

     1.51. Old Notes Indenture means the Indenture, dated as of December 31, 1993, between Viskase and Bankers Trust Company, as Trustee, relating to the Old Notes.

     1.52. Old Stock Options means the stock options issued by Viskase under the Stock Option Plan and any other options, warrants or other rights to purchase Old Common Stock, whenever granted.

     1.53. Order means an order of the Bankruptcy Court.

     1.54. Paying Agent means Wells Fargo Bank Minnesota, National Association.

     1.55. Person means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government, or any political subdivision thereof, or other entity.

     1.56. Petition Date means the date Viskase filed its petition for relief commencing the Reorganization Case.

     1.57. Plan means this Joint Prepackaged Plan of Reorganization of the Debtor under Chapter 11 of the Bankruptcy Code, as it may be amended or modified by the Debtor from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     1.58. Priority Non-Tax Claim means any Claim which, if Allowed, would be entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

     1.59. Priority Tax Claim means a Claim of a governmental unity of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.60. Record Date means the record date for determining an entitlement to receive Distributions under the Plan on account of Allowed Claims, which shall be the Confirmation Date.

     1.61. Reorganization Case means the above-captioned case in the Bankruptcy Court.

     1.62. Reorganization Documents means the Certificate of Merger, the Certificate of Incorporation and Bylaws of Reorganized Viskase, the Warrant Agreement, the New Secured Notes Indenture and related security and subordination agreements, the form of New Secured Notes, the Management Group List, the Restricted Stock Plan and all other documents necessary to effectuate this Plan, which documents shall be filed by the Debtor with the Bankruptcy Court not later than twenty (20) days before the commencement of the Confirmation Hearing.

     1.63. Reorganized Viskase or Reorganized Debtor means Viskase (and any successor thereto by merger, consolidation or otherwise) on and after the occurrence of the Effective Date.

     1.64. Restricted Stock Plan means the plan to be adopted by Reorganized Viskase on the Effective Date, pursuant to which approximately 16 million shares of New Common Stock(1) will be issued to the Management Group on the Effective Date, and an additional 17 million shares of New Common Stock will be reserved for issuance, subject to the restrictions on transfer, vesting provisions, and other terms and conditions set forth in such plan, which restricted stock plan shall be substantially in the form set forth in the Reorganization Documents.

     1.65. Restricted Stock means the shares of New Common Stock to be issued pursuant to and subject to the restrictions set forth in the Restricted Stock Plan.

     1.66. Rights Agreement means the Rights Agreement, dated as of June 26, 1996, as amended, between Envirodyne Industries, Inc. (n/k/a Viskase Companies, Inc.) and Harris Trust and Savings Bank, as Rights Agent, pursuant to which the board of directors of Viskase declared a dividend of one Stock Right for each outstanding share of Common Stock. The Stock Rights are attached to and automatically trade with the outstanding shares of the Old Common Stock.

---------------

     (1) Such shares, together with the 17 million additional shares reserved for issuance, will represent approximately 5.838% of the issued and outstanding shares of New Common Stock as of the effective date on a fully diluted basis.

     1.67. Schedules means the schedules of assets and liabilities, schedules of executory contracts and the statement of financial affairs that the Debtor is required to file pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules.

     1.68. Secured Claim means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, subject to the provisions of section 1111(b)(2) of the Bankruptcy Code, if applicable.

     1.69. Stock Option Plan means the Viskase Companies, Inc. 1993 Stock Option Plan, as amended and restated, which provides for the granting of incentive and nonqualified stock options to employees, officers and directors. Pursuant to the Stock Option Plan, all of the Old Stock Options were granted at prices at or above the fair market value on the date of grant and have vested.

     1.70. Stock Rights means the rights issued by Viskase under the Rights Agreement.

     1.71. Subsidiaries means each of Viskase Corporation, Viskase Holding Corporation and Viskase Sales Corporation.

     1.72. Unsecured Claim means any Claim that is not an Administrative Claim, Priority Non-Tax Claim, Priority Tax Claim or Secured Claim.

     1.73. Unsecured Deficiency Claim means, with reference to a Claim secured by a Lien against Collateral, an amount equal to the difference between (a) the aggregate amount of such Claim after giving effect to the operation of section 1111(b)(1)(A) of the Bankruptcy Code and (b) the amount of such Claim that is a Secured Claim; provided, however, that, in the event that the Class in which such Secured Claim is classified makes the election under section 1111(b)(2) of the Bankruptcy Code in accordance with Rule 3014 of the Bankruptcy Rules, the Unsecured Deficiency Claim otherwise relating to such Secured Claim shall be extinguished. An Unsecured Deficiency Claim is a General Unsecured Claim.

     1.74. Warrants means a number of warrants of Reorganized Viskase equal to 2.71% of the number of shares of New Common Stock to be issued and outstanding upon effectiveness of the Plan on a fully diluted basis, which entitle the holders thereof for each warrant so held to purchase one share of New Common Stock for a purchase price of $0.20 per share, which warrants are to be issued by Reorganized Viskase on the Effective Date pursuant to the Warrant Agreement and this Plan.

     1.75. Warrant Agreement means that certain warrant agreement between Reorganized Viskase and a warrant agent to be determined prior to the Effective Date, to be executed as of the Effective Date, regarding the issuance of the Warrants, which warrant agreement shall be substantially in the form set forth in the Reorganization Documents.

                                   ARTICLE II

                              UNCLASSIFIED CLAIMS

     2.01. Administrative Claims. Each holder of an Allowed Administrative Claim, except for any Allowed Secured Claim, will receive from Reorganized Viskase cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date, and (b) as soon as practicable after such Claim becomes an Allowed Administrative Claim; provided, however, that Administrative Claims that represent liabilities incurred by the Debtor in the ordinary course of its business during the Reorganization Case may be assumed by Reorganized Viskase and paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     2.02. Priority Tax Claims. Unless otherwise agreed to by the parties, each holder of an Allowed Priority Tax Claim will receive from Reorganized Viskase deferred cash payments over a period not exceeding six years from the date of assessment of such Allowed Priority Tax Claim. Payments will be made in annual installments, with the first payment due on the later of (a) the first anniversary of the Effective Date, and

(b) the date on which such Priority Tax Claim becomes an Allowed Claim, and subsequent payments to be made on each anniversary of the first payment date, together with interest accrued from the next preceding payment date at the rate of 5% per annum on the unpaid portion of the Allowed Claim; provided, however, that any installments remaining unpaid on the date which is six years after the date of assessment of the Priority Tax Claim upon which the Allowed Claim is based will be paid on the first Business Day following such date, together with any accrued or unpaid interest to that date; and provided further, that Reorganized Viskase reserves the right to pay any such Priority Tax Claim, or any remaining balance of any such Priority Tax Claim, in full at any time on or after the Effective Date, at its option, without premium or penalty. If there is any dispute over the rate of interest to be paid to the holder of a Priority Tax Claim under this section, such dispute shall be resolved by the Bankruptcy Court on or prior to the Confirmation Date.

                                  ARTICLE III

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     3.01.  Summary

     For purposes of all confirmation issues, including, without limitation, voting, confirmation and distribution, except as otherwise provided herein, all Claims against Viskase (except for Administrative Claims and Priority Tax Claims) and Equity Interests in Viskase are classified as follows:

CLASS                      TYPE OF CLAIM OR EQUITY INTEREST                       TREATMENT
-----                    -------------------------------------    ------------------------------------------
Class 1                  Priority Non-Tax Claims                  Unimpaired -- deemed to have accepted the
                                                                  Plan and not entitled to vote
Class 2                  Secured Claims                           Unimpaired -- deemed to have accepted the
                                                                  Plan
Class 3                  General Unsecured Claims                 Unimpaired -- deemed to have accepted the
                                                                  Plan
Class 4                  Old Note Claims                          Impaired -- entitled to vote
Class 5                  Equity Interests                         Impaired -- entitled to vote

     3.02. Class 1 -- Priority Non-Tax Claims. Class 1 consists of all Priority Non-Tax Claims against the Debtor.

     3.03. Class 2 -- Secured Claims. Class 2 consists of all Secured Claims against the Debtor, secured by security interests in or liens upon property of the Debtor, including, but not limited to, Claims secured by mortgages, mechanics' or materialmen's liens, artisan's liens, or of miscellaneous personal property such as office furniture, telephone systems, copiers and mailing equipment. Each Class 2 miscellaneous Secured Claim shall be treated for all purposes of the Plan as a separate Class.

     3.04. Class 3 -- General Unsecured Claims. Class 3 consists of all Unsecured Claims against the Debtor, including but not limited to any Intercompany Claims, except for those Unsecured Claims in Classes 1 or 4.

     3.05. Class 4 -- -Old Note Claims. Class 4 consists of all Claims that the holders and beneficial owners of the Old Notes have against the Debtor arising out of or relating to the Old Notes.

     3.06. Class 5 -- Equity Interests. Class 5 consists of all Equity Interests in Viskase.

                                   ARTICLE IV

                  TREATMENT OF CLASSES NOT IMPAIRED UNDER PLAN

     4.01. Class 1 -- Priority Non-Tax Claims. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 will be paid the Allowed amount of such Claim in full in cash by Reorganized

Viskase on or before the later of (a) the Effective Date, and (b) the date such Claim becomes an Allowed Claim.

     4.02. Class 2 -- Secured Claims. Each holder of an Allowed Secured Claim against Viskase will be deemed to be classified in a separate Class and will be treated as follows: Each holder of an Allowed Secured Claim against Viskase shall, at the sole option of Viskase or Reorganized Viskase, as the case may be, receive on the Effective Date on account of its Allowed Secured Claim (a) treatment as provided under section 1124(2) of the Bankruptcy Code, with any cash payments required under section 1124(2) of the Bankruptcy Code being made on the Effective Date; or (b) such holder's Collateral. If the holder of an Allowed Secured Claim receives treatment as provided in (a) above, such holder shall retain the Liens securing the Allowed Secured Claim until paid in full. Any Unsecured Deficiency Claim relating to an Allowed Secured Claim against Viskase shall be treated as a Class 3 General Unsecured Claim. Notwithstanding the foregoing, Viskase or Reorganized Viskase, as the case may be, and any holder of an Allowed Secured Claim may agree to any alternate treatment of such Secured Claim, which treatment may include preservation of such holder's Lien; provided, however, that such treatment shall not provide a return to such holder having a present value in excess of the amount of such holder's Allowed Secured Claim. Any such agreement between Viskase and the holder of such Claim shall be subject to the approval of the Bankruptcy Court.

     4.03. Class 3 -- General Unsecured Claims. Unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each holder of an Allowed Unsecured Claim in any subclass of Class 3 will either (a) not be altered by the Plan, or (b) at the option of Reorganized Viskase will be treated in any other manner that will result in such Allowed Unsecured Claim being deemed unimpaired under section 1124 of the Bankruptcy Code.

     4.04.  Unimpaired Classes.  By virtue of the foregoing provisions of this
Article IV, the Claims in Classes 1, 2 and 3 are not impaired under the Plan, and each such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

                                   ARTICLE V

                    TREATMENT OF CLASSES IMPAIRED UNDER PLAN

     5.01. Class 4 -- Old Notes. On the Effective Date, the holders of Allowed Claims in Class 4 shall receive in full satisfaction of their Class 4 Claims for each $1,000 principal amount of Old Notes: (i) $367.96271 principal amount of New Secured Notes; and (ii) 3,170.612 shares of New Common Stock.

     5.02. Class 5 -- Equity Interests. On the Effective Date, the certificates evidencing any and all Equity Interests will be cancelled, and the holders of any Equity Interests shall receive, in full and final satisfaction of such Equity Interest, such holders' pro rata share of the Warrants.

     5.03. Impaired Classes. By virtue of the foregoing provisions of Article V, the Claims in Classes 4 and 5 are impaired under the Plan. And each such Class is entitled to vote to accept or reject the Plan.

     5.04. Non-consensual Confirmation. In the event that any of Classes 4 or 5 fail to accept the Plan, Viskase reserves its right (i) to modify the Plan in accordance with Section 10.04 of the Plan and (ii) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy code notwithstanding such lack of acceptance by finding that the Plan provides fair and equitable treatment to any impaired Class of Claims and Equity Interests voting to reject the Plan.

                                   ARTICLE VI

                          MEANS FOR EXECUTION OF PLAN

     6.01. Merger of Viskase Corporation and Reorganized Viskase. On the Effective Date, the Reorganized Debtor shall take all steps necessary to effect the merger of Viskase Corporation with and into Reorganized Viskase including, without limitation, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     6.02. Amendment to Certificate of Incorporation; Rights Agreement. On the Effective Date, the Amended and Restated Certificate of Incorporation of Viskase Companies, Inc. shall be further amended and restated in the form included with the Reorganization Documents and shall provide, among other things, for the authorization of 950 million shares of New Common Stock. The Rights Agreement shall be cancelled by Viskase on or before the Confirmation Date.

     6.03. New Secured Notes. On the Effective Date, Reorganized Viskase shall issue the New Secured Notes, and enter into the New Secured Notes Indenture. New Secured Notes shall be distributed only in whole dollar amounts, rounded to the nearest whole dollar. Pursuant to the GECC Subordination Agreement, the liens on the New Secured Notes shall be senior to any and all liens claims, rights, and interests of GECC under the GECC Sale/Leaseback Transaction Documents and the GECC Security Agreement.

     6.04. Cancellation of Old Notes and Old Notes Indenture. On the Effective Date, the Old Notes and the Old Notes Indenture, shall be terminated and canceled. To the extent that the Old Indenture Trustee has valid liens on the distributions made with respect to the Old Notes, no provision of the Plan shall be construed as avoiding such liens, provided, however, that such liens shall not attach to the proceeds of any distribution made to the holders of the Old Notes pursuant to the Plan.

     6.05. Rights of Old Indenture Trustee Under Old Notes Indenture. The Old Indenture Trustee shall receive full compensation in cash from Reorganized Viskase on the Effective Date for services rendered prior to the Effective Date. Upon payment to the Old Trustee in accordance with this paragraph, distributions to the holders of Allowed Claims in Class 4 pursuant to Section 6.03 hereof shall be free of any lien or claim asserted by the Old Indenture Trustee.

     6.06.  Rights of New Indenture Trustee Under New Secured Notes
Indenture. On the Effective Date, the New Indenture Trustee shall receive compensation on a reasonable basis from Reorganized Viskase for services to be rendered from and after the Effective Date in effectuating the distribution of New Secured Notes as contemplated by the Plan to the holders of Allowed Claims in Class 4. The New Indenture Trustee shall be indemnified by Reorganized Viskase for any loss, liability or expense incurred by it in connection with the performance of such duties to the extent and in the manner as provided in the New Secured Notes Indenture.

     6.07. Cancellation of Equity Interests and Old Stock Options. Except to the extent specifically provided otherwise in the Plan, on the Effective Date,
(i) all existing Equity Interests and Old Stock Options shall, without any further action, be cancelled, annulled and extinguished and any certificates representing such Equity Interests shall be null and void and (ii) the Stock Option Plan shall be terminated.

     6.08. Distributions under the Plan. On the Effective Date or such later date that Distributions are required to be made on account of Allowed Claims, Viskase or Reorganized Viskase, as the case may be, shall make, or shall make adequate reserve for, the Distributions required to be made to all holders of Claims (whether or not Allowed) under the Plan. Cash necessary to make the Distributions required under the Plan shall be provided from all excess Cash of Viskase or Reorganized Viskase (if any) or any other source. All Distributions reserved pursuant to this Section shall be held by Viskase or Reorganized Viskase, in trust, for the benefit of the holders of Claims entitled to received such Distributions. Viskase or Reorganized Viskase will place cash Distributions reserved under the Plan in a separate segregated account.

     6.09. Restricted Stock Plan. On the Effective Date, the Restricted Stock Plan shall be adopted and an aggregate of approximately 16 million shares of Restricted Stock shall be distributed to the Management Group in such amounts and in accordance with the terms set forth in the Restricted Stock Plan and any agreements entered into thereunder between Reorganized Viskase and the members of the Management Group, and approximately an additional 17 million shares will be reserved for future issuance.

     6.10. Officers and the Board of Directors of Reorganized Viskase. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective date, the initial officers of Reorganized Viskase shall be the officers of Viskase immediately prior to the Effective Date. The initial board of directors of Reorganized Viskase shall consist of five (5) directors, such directors to be the company's Chief Executive Officer and four (4) persons to be designated by the holders of a majority in aggregate principal amount of Old Notes. A list setting forth the identities of the five (5) members of the board of directors for Reorganized Viskase, shall be Filed in a submission to the Bankruptcy Court as part of the Reorganization Documents or otherwise prior to the Effective Date. Each such officer and director shall serve from and after the Effective Date pursuant to the terms of the Certificate of Incorporation and Bylaws of Reorganized Viskase and applicable law.

     6.11. Management Agreements. On the Effective Date, the Management Agreements shall be assumed by Reorganized Viskase.

     6.12. Continuation of Business. On and after the Effective Date, Reorganized Viskase shall continue to engage in Viskase's business.

     6.13. Substantial Consummation. Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code shall not be deemed to occur, the Chapter 11 Case shall remain open and not be deemed fully administered, and no final decree closing this Chapter 11 Case shall be entered pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, until the Effective Date, at the earliest.

     6.14. Securities Law Matters. It is an integral and essential element of this Plan that the issuance to holders of Allowed Claims of New Secured Notes, New Common Stock and the Warrants pursuant to this Plan, and the subsequent exercise of the Warrants by such holders or transferees to purchase the securities issuable thereunder, shall be exempt from registration under the Securities Act, pursuant to section 1145 of the Bankruptcy Code. Any such securities issued to an "affiliate" of Reorganized Viskase within the meaning of the Securities Act or any Person Reorganized Viskase reasonably determines to be an "underwriter," and which does not agree to resell such securities only in "ordinary trading transactions," within the meaning of section 1145 (b)(1) of the Bankruptcy Code shall be subject to such transfer restrictions and bear such legends as shall be appropriate to ensure compliance with the Securities Act. Subject to applicable laws and rules, it is contemplated that Rule 144 under the Securities Act shall be available to any such "affiliate" that is not otherwise such an "underwriter" for purposes of permitting resales of such securities. Nothing in the Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to Viskase or any other entity.

                                  ARTICLE VII

                          DISTRIBUTIONS UNDER THE PLAN

     7.01. Timing of Distributions. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     7.02. Delivery of Distributions; Unclaimed Distributions. Subject to Bankruptcy Rule 9010, and except as otherwise provided herein, Distributions to holders of Allowed Claims shall be made at the address of each of such holders as set forth in the Schedules Filed with the Bankruptcy Court unless superseded by the address set forth on proofs of Claim Filed by such holders (or at the last known address of such holders if no proof of Claim is Filed or if Viskase has been notified in writing of a change of address). If any Distribution to any holder of an Allowed Unsecured Claim is returned as undeliverable, Viskase or Reorganized Viskase shall use reasonable efforts to determine the current address of such holder, but no Distribution to any such holder shall be made unless and until Viskase or Reorganized Viskase has determined the then current address of such holder, at which time such Distribution to such holder shall be made to such holder without interest. Amounts in respect of any undeliverable Distributions made through Reorganized Viskase shall be returned to and held, in trust, by Reorganized Viskase until such Distributions are claimed. Cash, New Secured Notes, New Common Stock, Warrants and other Distributions that are not claimed by the expiration of the later of one year from the Effective Date or one year from the date such Claim becomes an Allowed Claim shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revest in Reorganized Viskase (and, shall be subject to redistribution, as appropriate, in accordance with the provisions of Articles IV and V of the Plan, as applicable). After the expiration of the one year period referenced in the two preceding sentences, the claim of any holder to such Distributions shall be discharged and forever barred. Nothing contained in the Plan shall require Viskase or Reorganized Viskase to attempt to locate any holder of an Allowed Claim.

     7.03. Special Delivery Restrictions Regarding Class 4 Claims of Holder of Old Notes. As a condition to receiving Distributions under the Plan, each holder of an Allowed Class 4 Claim must surrender its Old Note to the Paying Agent. Any holder of an Allowed Class 4 Claim that fails either to (a) surrender such Old Note or (b) execute and deliver an affidavit of loss reasonably satisfactory to the Paying Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims with respect to the Distributions relating to such Old Note and Allowed Class 4 Claim and may not participate in any Distribution under the Plan with respect thereto.

     7.04. Record Date for Distributions to Holders of Claims. Except as otherwise provided in a Final Order that is not subject to any stay, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Record Date. For each Distribution, on the close of business on the Record Date related to such Distribution, the records for transfer of the Old Notes or any other Claims shall be closed and Viskase, Reorganized Viskase and the Paying Agent shall have no obligation to recognize, and shall not recognize, any transfer of Old Notes or other Claims occurring after that date.

     7.05. Time Bar to Cash Payments by Check. Checks issued by Viskase or Reorganized Viskase on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing directly to Reorganized Viskase by the holder of the Allowed Claim with respect to which such check originally was issued on or before the later of the first anniversary of the Effective Date and the first anniversary of the date on which the Claim at issue became an Allowed Claim. After such dates, all Claims in respect of void checks shall be discharged and forever barred, and the proceeds of such checks shall revest in and become the property of Reorganized Viskase and subject to redistribution, as appropriate, in accordance with the provisions of Articles IV and V of the Plan.

     7.06. Manner of Cash Payments Under the Plan. Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by Reorganized Viskase or by wire transfer from a domestic bank, at the option of Reorganized Viskase.

     7.07. Disputed Claims Reserves. On the Effective Date or such later date that Distributions are required to be made on account of Allowed Claims, and after making all Distributions required to be made on any such date under the Plan, Reorganized Viskase shall establish a separate Disputed Claims Reserve for each Class of Claims that contains Disputed Claims, each of which Disputed Claims Reserves shall be administered by Reorganized Viskase. Reorganized Viskase shall reserve the Ratable Proportion of all Cash, New Common Stock, Warrants, or other Distributions allocated for each Disputed Claim, or such amount as may be agreed by the holder of such Disputed Claim and Reorganized Viskase (or, prior to the Effective Date, Viskase) liable on such Claim, or as may otherwise be determined by order of the Bankruptcy Court. All Cash, New Common Stock, Warrants or other Distributions, as applicable, allocable to the relevant Class hereunder shall be distributed by Reorganized Viskase to the relevant Disputed Claims Reserve on the Effective Date or such later date that Distributions are required to be made on account of Allowed Claims. Each Disputed Claims Reserve shall be closed and extinguished by Reorganized Viskase upon its determination that all Distributions and other dispositions of Cash, Common Stock, New Warrants or other Distributions required to be made under the Plan have been made in accordance with the terms of the Plan. Upon closure of a Disputed Claims Reserve, all Cash, New Common Stock, Warrants and other Distributions held in such Disputed Claims Reserve shall be subject to redistribution, as appropriate, in accordance with the provisions of Articles IV and V of the Plan.

     7.08. Limitations upon Funding of Disputed Claims Reserves. Reorganized Viskase is solely responsible for the Disputed Claims Reserves relating to the Claims against Reorganized Viskase and no other entity shall have any duty to fund such Disputed Claims Reserves.

     7.09.  Tax Requirements for Income Generated by Disputed Claims
Reserves. Reorganized Viskase shall pay, or cause to be paid, out of the funds held in any of its Disputed Claims Reserves, any tax imposed by any federal, state or local taxing authority on the income generated by the funds or property held in such Disputed Claims Reserve. Reorganized Viskase shall file, or cause to be Filed, any tax or information return related to its Disputed Claims Reserves that is required by any federal, state or local taxing authority.

     7.10. Estimation of Claims. Viskase and Reorganized Viskase may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim for which Viskase is liable under the Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether Viskase or Reorganized Viskase have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Viskase or Reorganized Viskase may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     7.11. Distributions After Effective Date. Distributions made after the Effective Date shall be deemed to have been made on the Effective Date.

     7.12. Fractional Shares. Notwithstanding any other provision of the Plan to the contrary, no fractional shares shall be issued pursuant to the Plan. Whenever any payment of a fraction of a share under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction down to the nearest whole share.

     7.13. Fractional Cents. Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down.

     7.14. De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan, Reorganized Viskase shall not be required to distribute, and shall not distribute, Cash to the holder of an Allowed Claim if the amount of Cash to be distributed on account of such Claim is less than $100. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $100 shall have such Claim discharged and shall be forever barred from asserting any such Claim against Viskase, Reorganized Viskase or their respective property. Any Cash not distributed pursuant to this provision shall be the property of Reorganized Viskase, free of any restrictions thereon.

     7.15. Interest on Claims. Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. Except as expressly provided herein, no Prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

     7.16.  No Distribution in Excess of Allowed Amount of
Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed Amount of such Claim.

     7.17. Ordinary Course Liabilities. Except as specifically provided for in the Plan, holders of Claims against Viskase (other than Claims for Professional
Fees) based on Liabilities incurred after the Petition Date in the ordinary course of Viskase's business shall not be required to file any request for payment of such Claims. Such Claims shall be assumed and paid by Reorganized Viskase in the ordinary course of business of Reorganized Viskase, in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, the transaction underlying such Claims, without any further action by the holders of such Claims.

     7.18. Setoffs. Except as otherwise provided in the Plan, Viskase or Reorganized Viskase, as the case may be, may, but shall not be required to, set off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that Viskase may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by Viskase or Reorganized Viskase of any right of setoff that either may have against the holder of such Claim.

     7.19. Payment of Taxes on Distributions Received Pursuant to Plan. All Persons and Entities that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, taxes on account of such Distributions.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.01. Conditions to Consummation. A condition to consummation of the Plan is that: (a) the Confirmation Order shall have become effective under Bankruptcy Rule 7062 and shall not have been vacated or stayed; and (b) the Debtor shall have received any and all necessary United States or foreign government statutory, regulatory, or antitrust approvals or consents.

                                   ARTICLE IX

                          EFFECTS OF PLAN CONFIRMATION

     9.01. Discharge. Except as otherwise expressly provided in the Plan, the confirmation of the Plan shall immediately discharge the Debtor from any Claim and any "debt" (as that term is defined in section 101(12) of the Bankruptcy
Code) that arose before the Confirmation Date, and the Debtor's liabilities in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtor entered into or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, whether such interest accrued before or after the date of commencement of the Reorganization Case, and from any liability of a kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim is Filed or deemed Filed under section 501 of the Bankruptcy Code, such claim is allowed under section 502 of the Bankruptcy Code, or the holder of such Claim has accepted the Plan.

     9.02. Injunction. Except as may be provided in the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan shall be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (a) commencing or continuing in any manner, any action or other proceeding against Reorganized Viskase or its property, (b) enforcing, attaching, collecting or recovering in any manner, any judgment, award, decree or order against Reorganized Viskase or its property,
(c) creating, perfecting or enforcing any lien or encumbrance against Reorganized Viskase or its property, (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Reorganized Viskase or its property, and (e) commencing or continuing any action, in any manner or in any place, that does not comply with, or is inconsistent with, the provisions of the Plan.

     9.03. Revesting. Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Viskase will be vested with all of the property of its Estate, regardless of whether scheduled by the Debtor, including, without limitation, all causes of action of any kind whatsoever not otherwise released pursuant to the terms of this Plan, free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Court; provided, however, that the Debtor shall continue as debtor-in-possession under the Bankruptcy Code until the Effective Date, and, thereafter, Reorganized Viskase may operate its business free of any restrictions imposed by the Bankruptcy Code or the Court.

     9.04. Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order or the Effective Date having occurred, the Court will retain jurisdiction (a) to determine any Disputed Claims, (b) determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto, (c) to resolve controversies and disputes regarding interpretation and implementation of the Plan, (d) to enter orders in aid of the Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect Reorganized Viskase, (e) to modify the Plan pursuant to
Section 9.06 of the Plan, (f) to determine any and all applications, Claims, adversary proceedings and contested or litigated matters pending on the Effective Date, (g) to allow, disallow, estimate, liquidate or determine any Claim against the Debtor and to enter or enforce any order requiring the filing of any such Claim before a particular date, (h) to determine any and all pending applications for the rejection or disaffirmance of executory contracts or leases, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom, and (i) to enter a final decree closing the Reorganization Case.

     9.05. Releases. On the Effective Date, the Debtor shall waive, release and forever discharge all persons and entities from any preference claims that the Debtor-in-Possession may be entitled to bring against such parties pursuant to section 547 of the Bankruptcy Code.

     9.06. Limited Release by the Debtor and Reorganized Viskase. For good and valuable consideration, including the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtor and the implementation of the restructuring contemplated by the Plan, the D&O Releasees, on and after the Effective Date, are released by the Debtor and Reorganized Viskase from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtor or any Subsidiary, or any person claiming derivatively through or on behalf of the Debtor or any Subsidiary would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any

Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

     9.07. Limited Release by Holders of Claims. For good and valuable consideration, including the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtor and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date each holder of a Claim (a) who has accepted or is deemed to accept the Plan or (b) who may be entitled to receive a distribution of property in connection with the Plan (in each case regardless of whether a proof of claim was filed, whether or not Allowed and whether or not the holder of such Claim has voted on the Plan) shall be deemed to have unconditionally released the D&O Releasees from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtor, (x) the Debtor or Reorganized Viskase, (y) the Debtor's chapter 11 case, or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents.

     9.08. Paying Agent. The Paying Agent shall act as the disbursement and exchange agent under the Plan. The Paying Agent shall make each required distribution by the date stated in the Plan with respect to such disbursement. Any disbursement required to be made on the Effective Date shall be deemed to be made as soon as practicable after such date and, in any event, within thirty
(30) days after such date. At the option of Reorganized Viskase, disbursements may be made in cash, by wire transfer or by a check drawn on a domestic bank. Disbursement of New Secured Notes shall be made by the issuance and delivery of such New Secured Notes, in global or certificated form as provided in the New Notes Indenture.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.01. Executory Contracts. On the Confirmation Date, all executory contracts, including, without limitation, unexpired leases of the Debtor will be assumed in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code with such assumption to become effective on the Effective Date, except for (i) any and all executory contracts which are the subject of separate motions Filed pursuant to section 365 of the Bankruptcy Code by the Debtor prior to the commencement of the hearing on confirmation of the Plan, and (ii) any and all such contracts rejected prior to entry of the order confirming the Plan. Contracts entered into after the Petition Date will be performed by Reorganized Viskase in the ordinary course of business.

     10.02. Modification of Plan. The Debtor reserves the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Reorganized Viskase may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     10.03. Revocation of Plan. The Debtor reserves the right to revoke and withdraw the Plan prior to entry of the Confirmation Order. If the Debtor revokes or withdraws the Plan, or if confirmation of the Plan does not occur, then, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other person or prejudice in any manner the rights of the Debtor or any Person in any other further proceedings involving the Debtor.

     10.04. Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     10.05. Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

                                          VISKASE COMPANIES, INC.

                                          /s/
                                          --------------------------------------
                                          Name:
                                          Title:

Dated: New York, New York
              , 2002

Allan S. Brilliant
Paul D. Malek
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
(212) 530-5000

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                            THE BALLOTING AGENT IS:

                          Wells Fargo Bank Minnesota,
                              National Association
                            Corporate Trust Services
                       Sixth Street and Marquette Avenue
                                 MAC N9303-120
                             Minneapolis, MN 55479
                             Attention: Patty Adams
                        Telephone Number: (612) 667-1102